Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the “Contract”) is made and entered into as of the date of the last signature by the Parties and shall be effective as from 30 March 2026 (the “Effective Date”), by and between:

I.	Allseas Deepsea Marine Contractors [***] (“Allseas”);

and

II.	TMC The Metals Company Inc. of 1111 West Hastings Street, 15th Floor, Vancouver BC V6E 2J3 Canada (“TMC”),

each individually also referred to as a “Party” and together referred to as the “Parties”

WHEREAS

A.

Following the Strategic Alliance Agreement between DeepGreen Metals Inc (now TMC) and Allseas Group S.A. dated 29 March 2019, its appendices and its subsequent amendments (the “SAA”) and the Pilot Mining Test Agreement dated 8 July 2019 and its subsequent amendments, the Parties have agreed to further their co-operation by entering into this Contract for the design, development, build, testing and commissioning of a production system for the collection and transport of Nodules in the License Area as further detailed and described in this Contract (the “Work”).

B.	The Work shall be split into “Development Work” and “Commercial Production” (further defined in Annexure 1 below), both to be executed under this single Contract.
C.

The Parties agree that any principles of the SAA that remain relevant have been incorporated in this Contract, and that the SAA is therefore rendered obsolete. The Parties further acknowledge their intention to continue to collaborate in a strategic partnership in relation to the Project, while this Contract governs the specific rights and obligations in respect of the Work.

D.

TMC’s Affiliate The Metals Company USA LLC. (defined herein as the “Permit Holder”) has applied to NOAA for a Commercial Recovery Permit under DHSMRA, to enable commercial recovery of Nodules from the License Area. TMC will develop the required infrastructure and equipment to enable commercial recovery of Nodules.

E.

Under this Contract TMC is engaging Allseas to do all things necessary to develop the first Production System for 3.0MTPA of production capacity – including but not limited to the Production Vessel, collectors, and provision of all ancillary equipment and services necessary to commercially produce Nodules at the required rates, including establishment and operation of shorebases, charter and operation of supply vessels, supply of all crews, management of all crew-changes, emergency response processes, victualling, bunkering and all other things legally and practically required to undertake the Commercial Production in the License Area.

F.

This Contract sets out the rights and obligations of the Parties with respect to the Work. Part 1 sets out the conditions that apply to all of the Work. Part 2 sets out the conditions that apply to the Development Work but not to the Commercial Production. Part 3 sets out the conditions that apply to the Commercial Production but not to the Development Work.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	1

G.

While this Contract is initially for development of the first production system (comprising the first Production Vessel (the Hidden Gem) and the Collection System with nominal capacity to collect and produce 3.0MTPA of Nodules, and associated storage, transfer and transport capacity to transport produced Nodules to TMC’s nominated port), the Parties intend that this Contract also forms the foundation for future scaling up and continuation of production, to an ultimate greater production capacity, as per the Life-of-Mine Plan, subject to the terms of this Contract and any future written agreement between the Parties.

The Parties ultimate aim is to maintain a long-term strategic partnership for production within the License Area in accordance with the Life-of-Mine Plan, for the exploitation of the first two hundred (200) million wet tonnes of Nodules.

H.

The Parties have agreed an initial five (5) year period for Commercial Production to be undertaken on the basis of the commercial structure set forth in this Contract to enable the Nodule recovery process to be proven, and for reimbursement of Deferred CAPEX in development of the Production System. The Parties’ mutual intent is that the production of Nodules will continue as per the Life-of-Mine Plan. Beyond the Initial Term a revised commercial basis shall be agreed, whereby Allseas’ production costs are covered and margins and profits from offshore Nodule collection and transportation shall be mutually agreed.

During the Initial Term, the Parties’ mutual intent is to prove and refine the Nodule production process, with a focus on reliability initially to secure a resilient basis for onshore processing and driving down the unit cost of offshore Nodule production over time. During Extension Terms, Allseas will use reasonable endeavours to continuously reduce unit costs, such unit costs to be taken into consideration in the good faith negotiations concerning any Extension Term and any scaling up of Nodule production.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	2

TABLE OF CONTENTS:

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	3

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	4

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS

PART 1: GENERAL CONDITIONS (applicable to all elements of the Work)

Article 1	DEFINITIONS AND INTERPRETATION
1.1	In this Contract and in the Schedules forming part of the Contract, the capitalised terms shall have the meaning ascribed to them in Annexure 1 – DEFINITIONS.
1.2	For purposes of this Contract, any reference to a Party shall be deemed to include such Party’s permitted assigns, successors, and legal representatives.
1.3

All instructions, notices, agreements, authorisations, approvals and acknowledgements shall be in writing. All such documentation together with all correspondence and other documents shall be in the English language.

1.4	Any reference to statute, statutory provision or statutory instrument shall include any re-enactment or amendment thereof for the time being in force.
1.5	Unless the context otherwise requires, words importing the singular shall include the plural, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa.
1.6	The headings in this Contract have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Contract.
1.7	No rule of construction shall apply to the disadvantage of a party on the basis that such party was responsible for the preparation of this Contract or any part of it.

Article 1A PERMIT HOLDER BENEFIT AND BURDEN

a)

The Parties acknowledge and agree that, unless expressly stated otherwise in this Contract, any right, benefit entitlement, protection, limitation of liability, exclusion, defence, indemnity, obligation or liability arising under or in connection with this Contract, each insofar as it applies to TMC (each a “Relevant Provision”) shall be deemed to be granted to, and binding upon TMC and the Permit Holder as if the Permit Holder were a party to this Contract.

b)

TMC enters into this Contract on its own behalf and as trustee and agent for the Permit Holder for the purpose of holding the benefit of, and accepting the burden of, each Relevant Provision on trust for the Permit Holder.

c)

Any obligation of TMC under this Contract may be performed by TMC or the Permit Holder, and performance by the Permit Holder shall discharge the corresponding obligation of TMC to the extent of such performance.

d)

TMC shall procure that the Permit Holder complies with all Relevant Provisions applicable to it, and shall remain responsible for any act or omission of the Permit Holder as if it were the act or omission of TMC.

e)	Allseas shall be entitled to enforce any Relevant Provision against TMC and/or the Permit Holder (as applicable).
f)

The Parties may amend, vary, novate or terminate this Contract in accordance with the applicable provisions without the consent of the Permit Holder, notwithstanding that it may have the benefit of, or be subject to, any Relevant Provision.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	5

Article 2	PURPOSE AND SCOPE
2.1	This Contract governs all of the Work, including:
a)	The Development Work, comprising:
(i)	Modification work on the Production Vessel;
(ii)	Development of the Collection System; and
(iii)

Any associated capital work required to enable Allseas to undertake the Commercial Production, including any necessary modifications to Additional Vessels and potentially to Transfer Vessel and Transport Vessels, as contemplated in Article 2.4 below and in Schedule 1 – Scope of Work;

And including in each case:

(iv)	The services of Allseas staff undertaking and supporting the Development Work;
(v)	All engineering;
(vi)	Procurement of equipment and materials;
(vii)	Fabrication, construction, installation, assembly, commissioning, testing;
(viii)	Maintaining the Production Vessel in a care and maintenance state prior to the commencement of modifications of it;
(ix)

Provision of fuel, oils and lubricants, labour and all other consumables actually and reasonably required to complete approved vessel movements including modification works, commissioning, sea-trials and performance testing; and

all as more fully detailed in Schedule 1 – Scope of Work;

and

b)	The Commercial Production, comprising:
(i)

Operation of the Production Vessel, the Collection System, Additional Vessel, and all other infrastructure required to recover Nodules from the seabed, lift to surface, partial de-watering, offloading and transporting of the Nodules;

(ii)	Charter and operation of Additional Vessel and any helicopter / aviation operations;
(iii)	Establishment and operation of the shore base;
(iv)	Supply of fuel, victualling and the like;
(v)	Recruitment, provision and management of all crews and crew changes and all associated employment-related services; and
(vi)	Provision of operational Allseas’ staff,

all as more fully detailed in Schedule 1 – Scope of Work.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	6

2.2

The Parties agree that the Nodules shall at all times remain the property of TMC and shall remain at TMC’s sole risk, notwithstanding the fact that they may, at certain times, be held in Allseas’ custody.

2.3	Regardless of where actual transfer of custody takes place, Allseas will measure the Actual Wet Tonnes Produced prior to offloading from the Production Vessel.
2.4

The Parties acknowledge and agree that at the time of execution of this Contract the manner of offloading and transport of the Nodules to their final destination remains undetermined. The base case scenario (Section 3.8, Schedule 1 – Scope of Work) is offloading of the Nodules onto a Transfer Vessel alongside the Production Vessel for onward transport on a Transport Vessel to a TMC designated port for offloading. Once the final destination of the Nodules is known, the Parties shall, if required, negotiate and agree upon the applicable terms and conditions in good faith, and such agreement (if any) shall be recorded in a written addendum to this Contract.

2.5

In the event TMC elects to pursue the scaling of nodule production through the deployment of an additional Production Vessel and Collection System in support of the Life-of-Mine Plan, TMC shall first invite Allseas to undertake such scope. Accordingly, where TMC wishes to scale up production:

a)

it shall notify Allseas and the Parties shall negotiate in good faith the commercial terms for the scaling up of production, having regard to the principles set forth in Article 3.5 below, in particular the principle that TMC will pay Allseas the actual cost of collecting and transporting Nodules, and that Allseas and TMC will negotiate in good faith margin and profit.

b)

TMC shall not engage any third party to undertake collection of Nodules in the Licence Area unless it has first invited Allseas to provide such services as contemplated by this Article and either i) Allseas has provided a written notice to TMC stating that it does not wish to participate in the scaling-up of Nodule collection, or ii) the Parties have failed to agree terms of such scaling up of Nodule collection within a reasonable time following TMC’s invitation.

For the avoidance of doubt, this Article 2.5 does not (i) obligate TMC to pursue any such scaling of production, or (ii) apply to processing facilities, onshore infrastructure, port facilities, or services other than offshore collection and transportation systems.

2.6

Allseas shall not offer any Production Vessel or any Additional Vessel nor any Collection System to any third party for the collection of Nodules unless it has first formally offered TMC the opportunity to engage Allseas to employ that Production Vessel, Additional Vessel, or Collection System for the collection of Nodules on such terms as the Parties may agree and either i) TMC has provided a written notice to Allseas stating that it does not wish to engage that Production System for the purposes of Nodule recovery, or ii) the Parties have failed to agree terms for scaling up of Nodule collection operations within a reasonable time following Allseas’ offer and having first entered into good faith negotiations in accordance with Article 2.5(a) above.

2.7

Articles 2.5 and 2.6 shall apply notwithstanding the expiry or non-extension of the Initial Term or any Extension Term. Article 2.5 shall not apply in the event of termination of this Contract by TMC for Allseas’ material breach, and Article 2.6 shall not apply in the event of termination of this Contract by Allseas for TMC’s material breach.

2.8

Neither Article 2.5 nor 2.6 shall apply if the Party entitled to the right of first offer is in uncured material breach of this Contract at the time the relevant notice is delivered or during the negotiation period.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	7

Article 3	CONTRACT DURATION
3.1

The Contract commences on the Effective Date and shall continue in full force and effect for a period of five (5) years after the commencement of Commercial Production, unless earlier terminated in accordance with the provisions of this Contract (the “Initial Term”).

3.2	Upon execution of the Contract, TMC will be deemed to have approved the First Development Package, provided that:
a)

Allseas must submit a detailed WP&B proposal for WP&B for the scope of work defined as DP1 and DP2 in Section 9.2.1 of Schedule 1 - Scope of Work, compliant with the requirements set forth in Schedule 1 – Scope of Work, within thirty (30) days of execution of this Contract; and

b)

Allseas may not spend/commit more on execution of the scope of work ascribed to DP1 and DP2 than the amount set forth in the approved Allseas’ estimate as per the WP&B approval process detailed in Section 2.4.6.2 of Schedule 2 – Terms of Compensation.

3.3

Subject to Article 41.2, the Development Work shall be deemed completed upon issuance of the Certificate of Completion and commencement of Commercial Production, in accordance with the requirements set forth in Articles 40 and 41 of this Contract.

3.4	Thereafter, the Commercial Production shall continue for the duration specified in Article 3.1.
3.5	Upon expiration of the Initial Term, this Contract shall continue for successive periods of up to five (5) years (each an “Extension Term”) subject to the following principles:
a)

The Parties shall negotiate in good faith and in the spirit of the SAA the commercial terms for the Commercial Production in any Extension Term, having regard to the principle that TMC will pay Allseas the actual cost of collecting and transporting Nodules, and that Allseas and TMC will negotiate in good faith margin and profit of Commercial Production in any Extension Term.

b)	The Parties shall initiate discussions regarding such extension no later than one (1) year prior to the expiration of the Initial Term (or the then-current Extension Term).
c)

If the Parties have not agreed revised commercial terms for the applicable Extension Term prior to the expiration of the Initial Term (or then-current Extension Term), Commercial Production shall continue without interruption on no less favourable terms for Allseas as of this Contract until such time as revised commercial terms are agreed in writing between the Parties. Notwithstanding the foregoing, if continuation of Commercial Production on such terms would result in a material and sustained economic loss to a Party, such Party may issue a notice to the other Party in accordance with Article 24.4, following which the Steering Committee shall convene and the provisions of Article 24 (including the process applicable where the (commercial) viability of the Project is materially affected) shall apply mutatis mutandis.

Article 4	BASIS OF AGREEMENT
4.1	This Contract comprises of:
a)	Part 1 (General Conditions)
b)	Part 2 (Development Work)
c)	Part 3 (Commercial Production)
d)	Annexure 1 to the Contract

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	8

e)	Schedules to the Contract:
(i)	Schedule 1 – Scope of Work
(ii)	Schedule 2 – Terms of Compensation
(iii)	Schedule 3 – Schedule of Key Dates
(iv)	Schedule 4 – Administrative Requirements
(v)	Schedule 5 – Quality Assurances, Quality Control, Health, Safety, Environmental and Security Requirements;
(vi)	Schedule 6 – Attachments
4.2

In the event of any inconsistency, conflict or ambiguity between the provisions of the documents forming the Contract, the following order of precedence shall apply with the document listed first taking highest priority.

a)	Part 2 and 3 - Special Conditions;
b)	Part 1 – General Conditions;
c)	Schedule 1 - Scope of Work;
d)	Schedule 2 - Terms of Compensation;
e)	Schedule 3 – Schedule of Key Dates; and
f)	the remainder of the Schedules in the order in which they appear.
Article 5	TMC AND ALLSEAS REPRESENTATIVES
5.1	The TMC Representative is [***] Project Director, [***]
5.2	The Allseas Representative is [***] Proposal Manager, [***]
5.3

Such representatives, or delegates appointed in accordance with the provisions of this Article 5, shall be readily available to enable both TMC and Allseas to discharge their obligations under the Contract.

5.4

The TMC Representative and any person authorised by him shall have access at all reasonable times to the Worksite and Allseas shall afford every facility for and every assistance in obtaining the right of access.

5.5

Allseas shall maintain at the Worksite a complete set of all relevant Technical Information together with all relevant documents and drawings provided by Allseas for the purposes of the Work. Such information shall be made available to the TMC Representative or any other person authorised by him at all reasonable times.

5.6

Each Party’s Representative has the authority to commit that Party in all matters under the Contract, subject to any delegation of such authority notified in writing to the other Party. The Representative shall be responsible for issuing to and receiving from the other Party all notices, information, instructions and decisions.

5.7	Each Party’s Representative may, by written notice to the other Party, delegate any of his authority to any nominated deputy, subject to the prior written approval of the other Party,

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	9

which shall not be unreasonably withheld or delayed. Such notice shall specify the precise authority of any such deputy and shall be sent to the other Party’s Representative.

5.8	Each Party may change its Representative at any time by notifying the other Party in writing of such change.
5.9	Except as expressly stated in the Contract, neither Party’s Representative shall have the power to amend the Contract or to relieve the other Party from any of its obligations under the Contract.
Article 6	ALLSEAS’ AND TMC’S GENERAL OBLIGATIONS
6.1

Allseas shall provide all management, supervision, personnel, materials and equipment, plant, consumables, facilities and all other things whether of a temporary or permanent nature reasonably required to complete the Work in accordance with Schedule 1 – Scope of Work and shall carry out all of its obligations under the Contract and shall execute the Work with all due care and diligence and with the skill to be expected of a reputable contractor experienced in the types of work to be carried out under the Contract.

6.2	Except to the extent that it may be legally or physically impossible or creates a hazard to safety Allseas shall comply with TMC’s instructions and directions on all matters relating to the Work.
6.3	Materials and equipment or parts thereof provided by Allseas shall be new or certified and of good quality.
6.4

All personnel employed on the Work shall, for the work which they are required to perform, be competent, properly qualified, skilled and experienced in accordance with good industry practice. Allseas shall verify all relevant qualifications of such personnel.

6.5	Allseas shall ensure that supervisory personnel of Allseas and Subcontractors shall read, write and speak fluent English.
6.6	Allseas shall make its own arrangements for the engagement of personnel, local or otherwise, and for their payment and onshore transport, housing, maintenance and board and lodging.
6.7

Allseas shall ensure that all of its employees and any Subcontractor engaged in the performance of the Work comply with applicable laws, rules and regulations including without limitation immigration laws and where required are in possession of a valid work permit for the duration of the Contract. When requested details of such work permits shall be submitted to TMC prior to the employee being engaged in the Work, subject always to applicable privacy laws.

6.8	TMC shall provide the services as specified in Schedule 1 – Scope of Work as services to be provided by TMC. Dates of delivery and methods of delivery shall be as specified in that Schedule.
6.9

TMC shall procure that the Permit Holder uses reasonable endeavours to obtain the Commercial Recovery Permit at its own cost and using reasonable efforts to secure the Commercial Recovery Permit in a timely manner. Upon receipt, TMC shall promptly obtain a copy of the Commercial Recovery Permit from the Permit Holder and provide same to Allseas.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	10

Article 7	ALLSEAS PROVIDED INFORMATION
7.1

Where Allseas is required to produce sketches, drawings, calculations, reports, recommendations and the like, or the preparation of such is necessary for the proper carrying out and completion of the Work, Allseas shall submit all such documents to TMC in accordance with Schedule 4 – Administrative Requirements, for review and comment, approval or for information, as applicable. TMC shall be afforded the time specified in the Contract (or if no time is specified a reasonable time and at least 10 (ten) working days) to carry out such review so that progress of the Work is not delayed.

Article 8	ALLSEAS TO INFORM TMC / TMC TO INFORM ALLSEAS
8.1

TMC shall permit Allseas (or its authorised designee) access to raw survey data, geophysical logs, multibeam and AUV data underlying the Base Data upon reasonable notice and subject to confidentiality restrictions, for the sole purpose of validating the data provided.

8.2

Allseas shall notify TMC without delay of all things which in the opinion of Allseas appear to be deficiencies, omissions, contradictions or ambiguities in the Contract or in any Base Data or Rely-Upon Information, or conflicts with Law. TMC shall review these items and issue within twenty-four (24) hours, or such longer period as may be agreed between the Parties, the necessary instructions. Allseas shall not proceed with any part of the Work affected before TMC issues the instructions, unless safety requires otherwise. TMC shall issue a Variation in accordance with Article 11 and Article 38 or Article 43 (as applicable) for any delay suffered by Allseas in the Development Work, or any impact suffered by Allseas on its ability to meet a Production Target, as a result of TMC’s instruction.

8.3

TMC shall without delay provide to Allseas all information reasonably required of TMC in order for Allseas to properly perform the Work in accordance with the Contract, including but not limited to Rely Upon Information, prior to commencement of the Development Work (provided it is available, or otherwise promptly as it becomes available). Where revisions of documents and/or information and approvals are required or requested from TMC, TMC shall perform such revisions and provide such approvals expeditiously and in a timely manner so as not to delay nor prejudice Allseas nor cause Allseas additional cost as a consequence of such delay.

Article 9	SUBCONTRACTING
9.1	Allseas shall not subcontract the whole of the Work.
9.2

Allseas shall not subcontract any major part of the Work where it concerns the Commercial Production without the prior approval of TMC which approval shall not unreasonably be withheld or delayed. For the purposes of this Article 9.2 a major part of the Work shall mean core or material obligations accepted by Allseas under this Contract and shall also mean any subcontract scope with a value of greater than [***] on an annual basis.

9.3

No Subcontract shall bind or purport to bind TMC or the Co-venturers. Nevertheless, Allseas shall ensure that any Subcontractor shall be bound by and observe the provisions of the Contract insofar as they apply to the Subcontract.

9.4	Allseas shall be responsible for all work, acts, omissions and defaults of any Subcontractor as fully as if they were work, acts, omissions or defaults of Allseas.
Article 10	ASSIGNMENT & NOVATION
10.1	Each Party may assign the Contract or any part of it or any benefit or interest in or under it to any Affiliate or to any other third party, and, where it concerns TMC, to a Co-venturer,

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	11

provided such Affiliate, Co-venturer or third party is not sanctioned under Article 28 and able to meet the obligations of the assigning Party under this Contract. Such assignment may only be undertaken with the prior written consent or agreement of the other Party which shall not unreasonably be withheld or delayed, except that no such consent shall be required for any transfer, assignment, novation or other arrangement implemented pursuant to Article 24.6 (Termination for Inability to Perform Event).

10.2

The assigning Party undertakes that, in the event of any assignment described above, it will execute without delay a formal assignment of interest in the Contract to the relevant party, to be effective upon the written assumption by the assignee of all obligations of the assigning Party under the Contract.

10.3

Allseas may novate its rights and obligations under this Agreement to any other entity belonging to the Allseas group of companies. A novation shall only become effective by a written agreement executed by all Parties, and upon such execution the original Party shall be released from its obligations under this Agreement, with the new Party assuming those obligations as if it were an original signatory.

Article 11	VARIATIONS
11.1

Where TMC directs, or the Parties agree, that any of the Work is to be varied, Allseas shall prepare a proposed revision to the applicable WP&B and submit it for TMC consideration in accordance with Article 11.6 below.

11.2	Where revisions so proposed to an approved WP&B are approved by TMC in accordance with the Contract, Allseas shall carry out the Work in accordance with the revised WP&B.

Allseas’ Right to Request a Variation

11.3

If Allseas considers that an occurrence has taken place for which it is entitled to receive a Variation, Allseas, before proceeding with any work affected by such occurrence, shall submit a revised WP&B and request in writing that TMC approve the revisions to the WP&B. Any such request shall include details of the occurrence including any relevant dates and the Article(s) of the Contract under which Allseas considers itself to be entitled to revise the approved WP&B. Such occurrences shall include but not be limited to the following:

a)	an instruction from TMC, whether contained in drawings or specifications issued by TMC or not, which in the opinion of Allseas constitutes a revision to the Work;
b)	matters arising under any Article of the Contract in respect of which it is specifically stated that a Variation will be authorised by TMC.
11.4	TMC shall within a reasonable time of having received a revised WP&B from Allseas, give notice to Allseas stating:
a)	that the proposed revisions to the WP&B (or part thereof) are approved; and/or
b)	that what is requested or part thereof is included in the obligations undertaken by Allseas under the terms of the Contract and that the request is accordingly rejected; and/or
c)	that the request or part thereof is rejected for other stated reasons.

Should Allseas wish to pursue any request for revision to an approved WP&B which has been rejected by TMC it shall proceed in accordance with the provisions of Article 32.

Allseas’ estimates

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	12

11.5

Within twenty-one (21) days of a request from TMC or of the event giving rise to Allseas’ contention that should be entitled to revise an approved WP&B, or such longer time as TMC shall agree where reasonable for any specific Variation, Allseas shall submit to TMC full details of the proposed adjustments to the approved W&PB. Such estimates shall include:

a)	description of the work to be varied under the Variation;
b)	a detailed schedule for the execution of the Variation showing the resources to be employed;
c)	the estimated costs;
d)	the effect (if any) on the Programme (if applicable); and
e)	any impacts on the applicable Annual Production Target (with respect to Commercial Production).
11.6	TMC and Allseas shall mutually agree the effects of Variations in accordance with the following principles:
a)	For the avoidance of doubt, Allseas shall have no entitlement to loss of profit, contribution to overheads or loss of opportunity in respect of any deductive Variation;
b)

With respect to Development Work, where work is of a similar nature and carried out under similar conditions to work priced in the Contract, it shall be estimated at the appropriate rates and prices included in the Contract (where applicable);

c)

With respect to Commercial Production, where work relies on personnel, plant or equipment for which rates are provided in the contract it shall be estimated at the appropriate rates and prices included in the Contract (where applicable);

d)	Where work is not of a similar nature or is not carried out under similar conditions to work priced in the Contract, then it shall be at estimated cost.
Article 12	FORCE MAJEURE
12.1

Neither TMC nor Allseas shall be responsible for any failure to fulfil any term or condition of the Contract if and to the extent that fulfilment has been delayed or temporarily prevented by a Force Majeure Event which has been notified in accordance with this Article 12 and which is beyond the control and without the fault or negligence of the party affected and which and to the extent, by the exercise of reasonable diligence, the said party is unable to mitigate.

12.2	For the purposes of this Contract only the following occurrences shall be Force Majeure Events:
a)	war, insurrection, civil strife, community action, civil commotion, political and terrorists’ activity, piracy, ambush, sabotage, kidnap or indigenous action or threat of any of the foregoing;
b)

ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel or radioactive, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof;

c)	pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	13

d)

earthquake, flood, fire, explosion and/or other natural physical disaster, including named storms, tropical cyclones, hurricanes and typhoons but excluding sea-states and excluding all other weather conditions, regardless of severity; and

e)	maritime or aviation disasters.
12.3

For the avoidance of doubt, any disruption, delay, or impossibility of continuing the Work arising from or in connection with (environmental) protestors/activists shall not constitute a Force Majeure Event. In such circumstances, the Parties shall promptly consult in good faith and mutually agree on the appropriate measures to address the situation. The agreed consequences shall be reflected as appropriate in accordance with Article 11.

12.4

When a Force Majeure Event occurs, the Party that is or may be delayed in performing the Contract shall notify the other Party without delay giving the full particulars thereof and shall use all reasonable endeavours to remedy the situation and to mitigate the effects of the Force Majeure Event on the Work, without delay.

12.5

Following notification of a Force Majeure Event in accordance with Article 12.4 above, TMC and Allseas shall meet without delay with a view to agreeing a mutually acceptable course of action to minimise any effects of such occurrence and shall thereafter meet at not more than seven (7) day intervals.

12.6

In the event that a Force Majeure Event prevents either Party from performing its obligations under this Contract for a continuous period exceeding 6 (six) months, the non-affected Party shall have the right, upon written notice to the affected Party, to terminate this Contract without liability, without prejudice to any obligations, rights or remedies accrued prior to the commencement of the Force Majeure Event. Any payments due and outstanding at the date of termination shall remain payable, and termination under this Article shall be in accordance with Article 24.

Article 13	SUSPENSION
13.1

TMC shall have the right, by notice to Allseas, to suspend the Development Work or the Commercial Production or any part thereof to the extent detailed in the notice for any of the reasons listed in Articles 13.2 and 13.3.

13.2	For Development Work, in the event of:
a)	suspensions or delays in issuance of permits (including the Commercial Recovery Permit); or
b)	a change in permitting conditions by authorities giving rise to a reasonable prospect that legal authority to commence Commercial Production will be delayed; or
c)	delays in, or inability to secure, financing or liquidity required to progress the Development Work, including any delay in advancement of funds by TMC’s financiers; or
d)	at the direction of TMC’s financiers; or
e)	for financing or liquidity-related reasons directly affecting TMC’s ability to fund or progress the Development Work.
13.3	Upon receipt of any such notice, Allseas shall, unless instructed otherwise:
a)	discontinue the Development Work or the part of the Development Work detailed in the notice, on the date and to the extent specified; and
b)	properly protect and secure the Development Work as required by TMC.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	14

Any payments due and outstanding to Allseas at the date of suspension shall remain payable, as well as cost associated with continued lay-up of the Production Vessel.

13.4	For Commercial Production:
a)	in the event of changes in conditions or directions imposed by the Regulatory Authority on the Commercial Recovery Permit or other relevant Project approvals; or
b)	in order for TMC or the Permit Holder to ensure, assure or verify compliance with Law or a condition imposed on the Commercial Recovery Permit or on any other applicable regulatory approval.

Upon receipt of any such notice, Allseas shall, unless instructed otherwise, discontinue the Commercial Production (completely or to the extent instructed by TMC) on the date and to the extent specified. Allseas will be re-imbursed by TMC during such suspension and has the option to demobilise after fourteen (14) days and keep the Production Vessel in warm lay-up which will re-imbursed by TMC.

13.5

Allseas shall have the right, by notice to TMC, to suspend the Development Work or any part thereof to the extent detailed in the notice in the event that the Commercial Recovery Permit is not granted to the Permit Holder within three (3) months from the date Allseas has given notice to TMC, provided that such notice may not be issued before 1 July 2027. In the event of such a suspension, Article 13.3 shall apply.

13.6	In the event of any suspension, TMC and Allseas shall meet at not more than seven (7) day intervals with a view to agreeing a mutually acceptable course of action during the suspension.
13.7

If the period of any suspension exceeds sixty (60) days, provided that the Steering Committee has first met to discuss the appropriate course of action each Party may take, then Allseas may serve a notice on TMC requiring permission within fourteen (14) days from the receipt of such notice to proceed with the Development Work or Commercial Production or that part thereof subject to suspension. If within the said fourteen (14) days TMC does not grant such permission, Allseas by a further notice, may (but is not bound to) elect to treat the suspension as either:

a)	where it affects part only of the Development Work or the Commercial Production, an omission of such part under Article 11.4; or
b)	where it affects the whole of the Development Work or the Commercial Production, termination in accordance with Article 24.
13.8

Upon cessation of the period of suspension during the Development Work, Allseas shall prepare a revised Programme to include for rescheduling of the Development Work (if applicable). Allseas will be entitled to a Variation adjusting the Date for Completion as a result of the actual mitigated impact of the suspension on the Programme’s critical path.

Article 14	TERMS OF PAYMENT
14.1	This Article sets out the key terms of payment which are further detailed in Schedule 2 – Terms of Compensation.
14.2

In no event shall Allseas be entitled to any payment for any Work performed or any expenditure incurred where the work or expenditure in question has not been approved by TMC as part of an approved WP&B or Variation or as otherwise approved in accordance with the Contract.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	15

14.3	No commitment, purchase order, contract, or other binding obligation of any nature shall be re-imbursed by TMC unless such commitment is within the scope, budget, and authority of an approved WP&B.
14.4	Approval of a WP&B authorises Allseas to enter into commitments only to the extent and for the purposes expressly contemplated in that approved WP&B.
14.5	Each WP&B shall be prepared strictly in accordance with, and must contain the information specified in Section 9 of Schedule 1 - Scope of Work.
14.6

TMC shall approve each WP&B that is consistent with the agreed Scope of Work and complies with the requirements of this Contract, provided that TMC may defer or withhold approval to the extent necessary if it does not have sufficient financing or liquidity to fund and progress the relevant Work.

14.7

Where a WP&B pertaining to Development Work cannot be approved by TMC for the reasons set out in Article 14.6 (within the Initial Term or any Extension Term), it shall be deemed a permissible suspension in accordance with Article 13.1 and the Parties shall comply with the provisions of Articles 13.6, 13.7 and 13.8 accordingly.

14.8	Allseas shall submit to TMC a payment claim by the 5th business day of each month, for Work performed in the prior calendar month.
14.9	TMC shall, within 5 (five) business days of receipt of Allseas’ payment claim, assess the payment claim. TMC shall notify Allseas in writing of:
a)	the amounts TMC agrees are due taking into account the approved WP&B (“Approved Amounts”), and
b)	any amounts TMC disputes, together with an explanation of the basis for such dispute (“Disputed Amounts”).
14.10	Within 5 (five) business days of receipt of Allseas’ payment claim issued pursuant to Article 14.9 above, Allseas shall render TMC with an invoice for the payment claim.
14.11

TMC will pay the Approved Amounts within ten (10) business days of receipt of the invoice. The Disputed Amounts will become payable only after the dispute has been resolved. The Parties shall meet in good faith to resolve any Disputed Amounts as soon as reasonably practicable or escalate to the Steering Committee if no agreement is reached.

Article 15	TAXES AND TAX EXEMPTION CERTIFICATES
15.1	Allseas shall, in accordance with the provisions of Article 19, except as may be otherwise provided in the Contract, be responsible for:
a)

the payment of all taxes, imposed by any appropriate government authority, with respect to the wages, salaries, benefits or expenses and other remuneration paid directly or indirectly to persons employed by Allseas; and

b)	the payment of all corporation taxes with respect to income earned under this Contract imposed by any appropriate government authority, arising from this Contract; and
c)

if required by Law, establishment and registration in the country or countries (and any subdivision of) where any part of the Work under this Contract is to be performed and qualify as an organisation operating and doing business therein; and

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	16

d)

compliance with all statutory obligations to make deductions on account of and to remit the required amounts to any appropriate government authority, including, but not limited to corporate income tax, national insurance, employee taxes, charges, social security costs, levies and contributions paid to persons employed by Allseas, and the imposition of a similar obligation upon all Subcontractors or any other persons employed by them or providing services to them in connection with the Contract; and

e)

inserting in any Subcontract that Subcontractors or any other person employed by them or providing services on or in connection with the Contract shall comply with a like obligation to the obligations imposed on Allseas under this Article 15; and

15.2

If Allseas has a legal responsibility to collect any taxes directly from TMC for payment to any appropriate government authority, these shall be separately stated in the invoice and will be paid by TMC to Allseas. Absent such legal requirements, TMC shall fully reimburse Allseas for all such taxes incurred by Allseas or its Subcontractors.

15.3

TMC shall make payments to Allseas free of any deductions or withholding. TMC shall only withhold taxes from payments to Allseas imposed by the applicable laws, rules and regulations. If withholding taxes are applicable, TMC shall compensate Allseas and the Contract prices and rates shall be increased to such an extent that the net amount paid to Allseas after deduction of taxes equals the contractually agreed prices and rates.

15.4

To the extent that TMC is required by Law to withhold taxes from payments due to Allseas, TMC will within thirty (30) days of the date of receipt, forward to Allseas an official withholding tax receipt and/or other evidence of withholding and payment as imposed by the applicable laws, rules and regulations in the name of Allseas.

15.5

Allseas shall save, indemnify, defend and hold harmless TMC against all contributions and taxes of the type referred to in this Article and any interest or penalty thereon which may be assessed, by any appropriate government authority, on Allseas in connection with the Contract and from all costs reasonably incurred in connection therewith.

15.6

TMC shall save, indemnify, defend and hold harmless Allseas against all import duties, levies, charges, contributions and taxes of the type referred to in this Article and any interest or penalty thereon which may be assessed, by any appropriate government authority, on Allseas in connection with the Contract and from all costs incurred in connection therewith, other than those taxes and other matters referred to above which the provisions of this Article allow TMC to recover from Allseas.

15.7

Allseas’ prices are submitted exclusive of any indirect taxes, including but not limited to sales taxes, service taxes, customs duties, import/export fees and other similar taxes. Allseas may charge to TMC and is entitled to fully reimbursed by TMC any such indirect taxes as applicable in the manner which will not impact the compensation Allseas is entitled to receive under the Contract.

Article 16	CUSTOMS PROCEDURES
16.1	TMC and Allseas shall comply with any applicable trade embargo and export control laws, rules and regulations.
16.2

TMC shall be responsible for the importation of the Nodules into the jurisdiction where the Nodules are to be offloaded and for all customs duty, brokerage, quarantine and inspection requirements and all other things required by Law or by order of local law-enforcement, customs or government entities to enable the importation of the Nodules into the applicable jurisdiction.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	17

16.3

Allseas shall be responsible for the importation of its equipment into the jurisdiction where any of the Work is to be performed and for all customs duty, brokerage, quarantine and inspection requirements and all other things required by Law or by order of local law-enforcement, customs or government entities to enable the importation of the Allseas equipment into the applicable jurisdiction.

16.4

TMC shall assist or procure that the Permit Holder assists Allseas to enable it to import and re-export the Production Vessel, Additional Vessel, any equipment or other items which are temporarily imported into any country for the performance of the Work to mitigate customs duties, VAT or other levies on such items. TMC shall make Allseas aware of all necessary procedures and provide instructions to enable Allseas to comply with the necessary regulations in the mitigation of customs duties, VAT and other taxes and fees under the temporary import regime, where appropriate, and shall ensure that any customs and tax exemptions, rulings or other arrangement it may have or any other exemptions are extended to Allseas where possible.

16.5

TMC (or the Permit Holder, as applicable) shall be responsible for payment of customs duties, VAT/GST, applicable port fees, surcharges, imposts and levies with respect to the importation of all materials, goods, tools, equipment, supplies required for the Work including, but not limited to any vessel(s), whether provided by TMC, Allseas or a third party, and the Nodules.

16.6

Each Party shall render all necessary assistance to the other Party with the importation of Nodules or any property of either Party into any applicable jurisdiction where necessary to facilitate and enable the performance of the Work and the offloading of Nodules.

Article 17	INTELLECTUAL PROPERTY
17.1	Each Party shall retain ownership of and all rights in their respective Background IP.
17.2	All Intellectual Property rights in the Adaptive Management System shall remain with TMC.
17.3	Where any potential patent or registrable right in any country in the world results from:
a)

developments by Allseas which are based wholly on data, equipment, processes, substances and the like in the possession of Allseas at the Effective Date or otherwise produced outside of the Contract; or

b)	enhancements of or in the existing Background IP of Allseas,

all ownership of and rights in such Intellectual Property shall vest in Allseas.

17.4	Where any potential patent or registrable right in any country in the world results from:
a)	developments by TMC which are based wholly on data, equipment, processes, substances and the like in the possession of TMC at the Effective Date or otherwise produced outside of the Contract; or
b)	enhancements of or in the existing Background IP of TMC,

all ownership of and rights in such Intellectual Property shall vest in TMC.

17.5

Except as provided in the foregoing provisions of this Article 17, where any potential patent or registrable right in any country in the world arises out of the Work and is invented during the term of the Contract, all ownership of and rights in such Intellectual Property shall vest in Allseas.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	18

17.6

In the event that the Contract is not extended beyond the Initial Term or any Extension Term for any reason, or if the Steering Committee determines at any given time that TMC and Allseas no longer desire to pursue the business of Nodule collection together, the following shall apply:

a)	To the extent TMC continues the business of Nodule collection without Allseas:

Allseas shall grant TMC and the Permit Holder an irrevocable, non-exclusive, transferable, worldwide licence to use Allseas’ Intellectual Property relating to the Collection System for the purpose of commercial recovery of Nodules, whether by TMC itself, the Permit Holder, or through a third party engaged at TMC’s sole discretion, in consideration for which TMC will pay a technology license fee to be mutually agreed.

b)	To the extent Allseas continues the business of Nodule collection without TMC:

TMC shall grant Allseas an irrevocable, non-exclusive, transferable, worldwide licence to use TMC’s Intellectual Property to commercially market and use the Production Vessel and the Collection System, in consideration for which Allseas will pay a technology license fee to be mutually agreed.

17.7

Allseas shall save, indemnify, defend and hold harmless TMC and the Permit Holder from all claims, losses, damages, costs (including legal costs), expenses and liabilities of every kind and nature for, or arising out of, any alleged infringement of any patent or proprietary or protected right arising out of or in connection with the performance of the obligations of Allseas under the Contract except where such infringement necessarily arises from the Technical Information and/or TMC’s instructions. However, Allseas shall use its reasonable endeavours to identify any infringement in the Technical Information and/or in TMC’s instructions of any patent or proprietary or protected right, and should Allseas become aware of any such infringement or possible infringement then Allseas shall inform TMC immediately.

17.8

TMC shall save, indemnify, defend and hold harmless Allseas from all claims, losses, damages, costs (including legal costs), expenses and liabilities of every kind and nature for, or arising out of, any alleged infringement of any patent or proprietary or protected right arising out of or in connection with the performance of the obligations of TMC under the Contract or the use by Allseas of Technical Information or materials or equipment supplied by TMC.

Article 18	CHANGE IN LAW
18.1

In the event that any Change in Law occurs after the Effective Date of this Contract, and such change materially affects the rights, obligations, or performance of either Party under this Contract, the affected Party shall promptly notify the other Party. The Parties shall in good faith negotiate appropriate adjustments to the terms of this Contract to reflect the impact of such change, including any necessary modifications to scope, timelines, or costs.

18.2

If this Contract is assigned or novated by Allseas to a permitted successor or assignee, any change in law, regulation, or governmental requirement that materially affects such successor or assignee shall be treated as a Change in Law under this Contract, and the Parties shall cooperate to implement reasonable adjustments to ensure continued compliance and performance.

Article 19	LAWS AND REGULATIONS
19.1	Allseas shall comply with all Laws in the performance of the Work.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	19

19.2

Allseas shall obtain all Regulatory Approvals for its performance of the Work, and which relate to Allseas’ plant, equipment, personnel, and Allseas’ operations in conducting the Commercial Production Work as specified in Schedule 1 - Scope of Work. TMC shall provide the relevant letters of invitation when necessary.

19.3

TMC shall obtain, or procure that the Permit Holder obtains, all Regulatory Approvals, which pertain to the Nodules, the recovery of the Nodules, and the transport, importation and processing of Nodules, by Law or contract, which may be obtained by TMC or the Permit Holder (except as otherwise provided in Article 19.2 above), and which are necessary for Allseas to conduct the Work.

Article 20	INDEMNITIES
20.1

For the purpose of this Article 20 and Article 28, Allseas Group shall mean Allseas, its Subcontractors, its agents and employees of any of the foregoing and TMC Group shall mean TMC and the Permit Holder, their Co-venturers, other contractors, subcontractors and agents, and employees of any of the foregoing.

20.2

Allseas shall be responsible for and shall save, indemnify, defend and hold harmless TMC Group from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

a)

loss of or damage to property of Allseas Group whether owned, hired, leased or otherwise provided by Allseas Group arising from, relating to or in connection with the performance or non-performance of the Contract; and

b)	personal injury including death or disease to any person employed by Allseas Group arising from, relating to or in connection with the performance or non-performance of the Contract; and
c)

subject to any other express provisions of the Contract, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of Allseas Group. For the purposes of this Article 20.2(c) “third party” excludes the Co-ventures of TMC and Affiliates of Allseas and TMC.

20.3

TMC shall be responsible for and shall save, indemnify, defend and hold harmless Allseas Group from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

a)

loss of or damage to property of TMC Group whether owned, hired, leased or otherwise provided by TMC Group arising from, relating to or in connection with the performance or non-performance of the Contract. For the purpose of this Article 20.3, property of TMC shall include the Nodules;

b)	personal injury including death or disease to any person employed by TMC Group arising from, relating to or in connection with the performance or non-performance of the Contract;
c)

subject to any other express provisions of the Contract, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of TMC Group. For the purposes of this Article 20.3(c) “third party” excludes the Co-ventures of TMC and Affiliates of Allseas and TMC; and

20.4	Except as provided by Article 20.2(a), Article 20.2(b) and Article 20.5, TMC shall be responsible for and shall save, indemnify, defend and hold harmless Allseas Group from

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	20

and against any claim of whatsoever nature arising from pollution (including any pre-existing pollution) emanating from the property of TMC Group arising from, relating to or in connection with the performance or non-performance of the Contract.

20.5

Except as provided by Article 20.3(a) and Article 20.3(b) and Article 20.4, Allseas shall be responsible for and shall save, indemnify, defend and hold harmless TMC Group from and against any claim of whatsoever nature arising from pollution emanating from the property and equipment of Allseas Group (including but not limited to the Production Vessel) arising from, relating to or in connection with the performance or non-performance of the Contract.

20.6

Allseas shall be responsible for the recovery or removal and when appropriate the marking or lighting of any wreck or debris arising from or relating to the property, equipment, vessels or any part thereof provided by Allseas Group in relation to the Contract, when required by Law, or governmental authority, and shall, save, indemnify, defend and hold harmless TMC Group in respect of all claims, liabilities, costs (including legal costs), damages or expenses arising out of such wreck or debris, whether or not the negligence or breach of duty (whether statutory or otherwise) of TMC Group caused or contributed to such wreck or debris.

20.7

TMC shall be responsible for and shall save, indemnify, defend and hold harmless Allseas Group in respect of all claims, liabilities, costs (including legal costs), damages or expenses arising out of the removal of wreck or debris of TMC Group property, whether or not the negligence or breach of duty (whether statutory or otherwise) of Allseas Group caused or contributed to such wreck or debris.

20.8

Except where expressly stated otherwise, all exclusions and indemnities given under this Article 20 shall apply irrespective of cause and notwithstanding the negligence or breach of duty (whether statutory or otherwise) of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract or otherwise at law.

20.9

If either Party becomes aware of any incident likely to give rise to a claim under the above indemnities, it shall notify the other Party and both Parties shall co-operate fully in investigating the incident.

20.10

Where applicable and if requested by Allseas in writing, TMC shall make available to Allseas details of its or the Permit Holder’s other contractors to be present in the License Area during the conduct of Commercial Production.

20.11	The indemnities given by the Parties under this Contract are in full and primary even if the indemnified parties are required to carry insurance.
Article 21	INSURANCES
21.1

Each Party shall arrange, and TMC shall procure that the Permit Holder shall arrange, as a minimum the insurances required by Law. All such insurances shall be placed with reputable and substantial insurers and shall for all insurances, other than Employers’ Liability Insurance/Workmen’s Compensation, to the extent of the liabilities assumed by the Parties under the Contract, include the other Party as additional insured. All insurances required under this Article 21 shall be endorsed to provide that underwriters waive any rights of recourse, including in particular subrogation rights against the other Party in relation to the Contract to the extent of the liabilities assumed by the insuring party under the Contract. The provisions of this Article 21 shall in no way limit the liability of either Party under the Contract.

21.2	The insurances to be effected under this Article shall be as follows (to the extent that they are relevant to the Work and the respective Party’s obligations under the Contract):

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	21

a)

Employers’ Liability and/or Worker’s Compensation insurance covering personal injury to or death of the employees of the Parties engaged in the performance of the Work to the minimum value required by any applicable legislation including extended cover (where required) for working offshore;

b)	General Third Party Liability insurance for any incident or series of incidents covering the operations of the Parties in the performance of the Contract, in an amount not less than [***]
c)

Marine Hull and Machinery insurance including war risk coverage and, to the extent not provided in (d) below, collision liability in respect of the Production Vessel in an amount not less than the value of the Production Vessel;

d)	Protection and Indemnity insurance including wreck and debris removal and oil pollution liability in respect of the Production Vessel.
Article 22	CONSEQUENTIAL LOSS
22.1	For the purposes of this Article 22 the expression “Consequential Loss” shall mean:
a)	consequential or indirect loss under the applicable law of the Contract; and
b)	loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any),

in each case whether direct or indirect to the extent that these are not included in (a), and whether or not foreseeable at the Effective Date.

22.2

Notwithstanding any provision to the contrary elsewhere in the Contract and except any predetermined termination fees provided for in the Contract, TMC shall save, indemnify, defend and hold harmless Allseas from TMC’s own Consequential Loss and Allseas shall save, indemnify, defend and hold harmless TMC from Allseas’ own Consequential Loss, arising from, relating to or in connection with the performance or non-performance of the Contract.

Article 23	CONFIDENTIALITY
23.1	Neither Party shall at any time without the prior agreement of the other Party either:
a)	make any public statements, issue any releases or make any announcements concerning the subject matter of the Contract; or
b)

except as may be necessary to enable a Party to perform its obligations under the Contract, use, reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to use, peruse or copy any information including but not limited to drawings, data and computer software which:

(i)	is provided to a Party by or on behalf of the other Party in or in relation to the Contract; or
(ii)	vest in such Party in accordance with the Contract; or
(iii)	is prepared in connection with the Work.

The Party’s confidentiality obligations under this Article 23 shall survive the termination or expiration of this Contract for a period of five (5) years.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	22

23.2	The provisions of Article 23.1 shall not apply to information which:
a)	is part of the public domain; or
b)	was in the possession of the receiving Party prior to award of the Contract and which was not subject to any obligation of confidentiality owed to the other Party; or
c)	was received from a third party whose possession is lawful and who is under no obligation not to disclose; or
d)

Is required to be disclosed in order to comply with the requirements of any law, rule or regulation of any governmental or regulatory body having jurisdiction over the Work or one or both of the Parties, or of any relevant stock exchange.

23.3

It is furthermore agreed that TMC may make reference to this Contract to bona fide third-party potential investors in TMC who have signed confidentiality agreements with terms similar to those set forth in this Contract.

23.4	Allseas shall ensure that the provisions of this Article 23 are incorporated in any Subcontract and that its officers, employees and agents and those of the Subcontractors comply with the same.
23.5

Neither Party may, without the prior written consent of the other Party, issue any news release, advertisement or public communication in which any of the other Party, its affiliates or their activities or relationship with the Party are mentioned, except where the issuance of any news release or other public communication may be required by a Party in order to comply with Laws.

Article 24	TERMINATION
24.1

Both Parties shall have the right by giving notice to terminate all or any part of the Work or the Contract at such time or times as such Party may consider necessary for any or all of the following reasons:

a)	subject only to Article 24.2 in the event of any default on the part of the defaulting Party; or
b)

in the event of a Party becoming insolvent, or making a composition or arrangement with its creditors (except for the purposes of amalgamation or reconstruction), or receivership, insolvency or bankruptcy proceedings are commenced against such Party or any equivalent act or thing being done or suffered under any applicable law.

24.2

In the event of default on the part of a Party (“Defaulting Party”) and before the issue by the other Party (“Non-Defaulting Party”) of an order of termination of all or any part of the Work or the Contract, the Non-Defaulting Party shall give notice of default to the Defaulting Party giving the details of such default. If the Defaulting Party upon receipt of such notice does not commence and thereafter continuously proceed with action to remedy such default within thirty (30) days (or such longer period as is reasonably required or as the Parties may agree in writing, provided the Defaulting Party is diligently pursuing remedy), the Non-Defaulting Party may issue a notice of termination in accordance with the provisions of Article 24.1.

24.3

In the event of the Non-Defaulting Party giving the Defaulting Party notice of termination of all or any part of the Work or the Contract, such notice shall become effective on the date specified therein (or in the absence of any specified date at the date of receipt of the notice). If Allseas is the Defaulting Party, upon receipt of such notice Allseas shall immediately cease performance of the Work or such part thereof as may be specified in the notice.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	23

24.4	In the event that:
a)	the Commercial Recovery Permit is withdrawn by NOAA;
b)	the Commercial Recovery Permit is issued by NOAA subject to conditions which materially affect the commercial or technical viability of the Project; or
c)	the requirements for the Production Vessel to obtain a US flag cannot reasonably be met,

either Party may issue a notice of termination to the other Party. If such a notice is issued the Steering Committee shall convene within seven (7) days of the notice to determine the appropriate course of action, and the Contract shall remain in effect until the Steering Committee reaches its decision. If the Steering Committee fails to meet within this timeframe, or if the Steering Committee fails to reach an agreement to the contrary, then the Contract shall terminate thirty (30) days after such notice is received.

24.5

In addition, Allseas shall be entitled to terminate this Contract with immediate effect, without liability, if (i) any activity anticipated under this Contract is determined to be unlawful or noncompliant with conditions imposed on any Regulatory Approval or a lawful direction given by any Regulatory Authority, or becomes unlawful or non-compliant due to a Change in Law, or is otherwise in contradiction with Laws; or (ii) a competent Court imposes a ban on such activity, or (iii) Allseas’ Board of Directors determines, acting reasonably, that the performance by Allseas of any part of the Work is likely to result in application of any Governmental Restriction to Allseas’ detriment. In such event, Allseas shall provide written notice of termination to TMC, and the Contract shall be deemed terminated as of the date of such notice and any such termination shall constitute an Inability to Perform Event for the purposes of Article 24.6.

24.6	Termination for Inability to Perform Event:
a)

Where the Contract is terminated, or the Work is suspended and not resumed, as a result of an Inability to Perform Event, Allseas shall take all actions necessary to effect an orderly transition of the Work.

b)

Without limitation, Allseas shall provide all reasonable assistance required to enable TMC or its nominee to continue the Work, including access to and use of all Work-related information, documentation, systems, personnel and know-how.

c)

In such circumstances, the Parties shall implement arrangements under which Allseas shall make available to TMC or its nominee, including by way of lease, charter or other contractual arrangement, the Production Vessel (Hidden Gem) and other project-specific assets necessary for the continuation of the Work, taking into account amounts funded by TMC in connection with the Development Work and the objective of preserving project value, and such arrangements shall ensure that TMC or its nominee is able to continue the Work without interruption on terms that are commercially reasonable and no less favourable, in aggregate, than those applicable immediately prior to termination or suspension. Any transfer of assets pursuant to this Article 24.6 shall be on the basis of their fair economic value, having regard to amounts funded by TMC in connection with the Development Work.

d)

To the extent necessary to enable TMC or its nominee to continue the Work, Allseas shall grant, or procure the grant of, a non-exclusive, transferable licence to use Allseas’ Intellectual Property, Technical Information and know-how used in or required for the Work, for the purpose of continuing the Work, including the operation, maintenance, repair, modification and replacement of the Production System and associated equipment, in consideration for which TMC will pay a technology license fee to be mutually agreed. To the extent the grant of such licence or payment of any Technology Licence Fee is not permitted under the Law, Regulatory Approvals or any Governmental Restriction, Allseas shall, and shall procure its

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	24

Affiliates to, promptly transfer or vest in TMC or its nominee such Intellectual Property, Technical Information and know-how (or grant equivalent rights to the fullest extent permitted) as necessary for TMC or its nominee to continue the Work, on a fair economic value basis having regard to amounts funded by TMC in connection with the Development Work and the objective of preserving project value.

e)

The Parties shall act reasonably and in good faith in agreeing the terms of any such arrangements, provided that any disagreement on such terms shall not delay or prevent continued use of the Production Vessel by TMC or its nominee pending agreement, and Allseas shall continue to make the Production Vessel available on an uninterrupted basis until such terms are agreed.

f)

Where Allseas is subsequently able to resume performance of the Work, the Parties shall, acting reasonably and in good faith, agree arrangements to transfer back to Allseas any assets made available to TMC or its nominee pursuant to this Article 24.6, on the same fair economic value basis as applied at the time of transfer.

24.7

In the event of termination of all or any separable portion of the Work in accordance with this Article 24, Allseas shall be entitled to payment as set out in Schedule 2 – Terms of Compensation for the part of the Work performed in accordance with the Contract, the reasonable and proper direct costs unavoidably incurred in connection with such termination, and, to the extent applicable, compensation for demobilisation. For the avoidance of doubt, Allseas shall have no entitlement to loss of profit, contribution to overheads, loss of opportunity, or consequential damages arising out of such termination.

24.8

If TMC terminates the Contract under Article 24.1 b) due to an event of the any of the types contemplated in that Article occurring with respect to Allseas’ business, then any Nodules in the care, custody or control of Allseas at the time of termination remain the unencumbered property of TMC and TMC may take custody and control of any vessel, with the exception of the Production Vessel, in order to effect the transport of those Nodules to TMC’s selected offloading port and Allseas must do all things necessary including execution of documents and assistance with engagement of suitably qualified crews, captains and personnel, to enable TMC to effect the transport and discharge of those Nodules.

24.9

In the event of termination of the Contract, the provisions which by their nature are intended to survive termination – including, without limitation, those relating to confidentiality, intellectual property, liability, indemnification, governing law and dispute resolution – shall remain in full force and effect notwithstanding such termination.

Article 25	AUDIT AND STORAGE OF DOCUMENTS
25.1

During the course of the Work and for a period ending two (2) years after the expiry of the Contract, TMC shall have the right to audit at all reasonable times and, upon request, take copies of all of Allseas’ records (including data stored on computers), books, accounts, correspondence, memoranda, receipts, vouchers and other papers of every kind relating to;

a)	all invoiced charges made by Allseas on TMC; and
b)	any provision of this Contract under which Allseas has obligations the performance of which is capable of being verified by audit.

TMC shall not be entitled to investigate the make-up of fixed rate prices or lump sum prices included in the Contract.

25.2	Without limiting the ambit of Article 25.1 above, TMC and the Permit Holder shall have the right to inspect and audit the Production System, its records, and offshore operations at

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	25

reasonable times, and Allseas acknowledges that, as a condition of the Commercial Recovery Permit, any Regulatory Approval or Law, NOAA or other relevant authorities may have similar right of inspection and audit, and Allseas shall comply with such requirements.

25.3	Allseas shall provide access, assistance, and data as are reasonably necessary to verify compliance with the Contract and the conditions of the Commercial Recovery Permit and any Regulatory Approvals.
25.4

Allseas shall co-operate fully with TMC and/or its representatives in the carrying out of any audit required by TMC. TMC will conduct any audit in a manner which will keep to a reasonable minimum any inconvenience to Allseas.

25.5	Allseas shall obtain equivalent rights of audit to those specified above from all Subcontractors and will cause such rights to extend to TMC.
25.6	TMC and Allseas shall keep all documents and data, including that which is stored on computers related to this Contract for a period of seven (7) years after the expiry of the Contract.
Article 26	LIENS
26.1	Allseas shall not be entitled to claim or register any lien against the Nodules which are in the possession of Allseas for all claims against TMC.
26.2	TMC shall not claim any lien or attachment to the Work or any property of Allseas (including the Production Vessel).
Article 27	BUSINESS ETHICS
27.1

Both Allseas and TMC shall uphold the highest standards of business ethics in the performance of the Contract. Honesty, fairness and integrity shall be paramount principles in the dealings between the Parties.

27.2	Neither Party shall knowingly involve itself in any business in connection with, or use information arising from, the Contract, in any manner which conflicts with the interests of the other party.
27.3

Both Allseas and TMC agree that they will not, directly or indirectly, receive from, or give or offer to give to any contractors or suppliers or to government officials or any other persons anything of material value which would be regarded as an improper inducement to any party. Any breach of this obligation shall constitute a material breach of the Contract.

27.4	Allseas agrees and shall cause its employees, officers and directors to comply with the Insider Trading Policy of TMC, as included in Schedule 6 - Attachments.
Article 28	SANCTIONS AND ANTI-CORRUPTION
28.1	Neither TMC or Allseas nor any other member of its Group (to the best of its knowledge, after having made due and careful enquiry):
a)	is a Restricted Party;
b)	has violated any sanctions without the other Party already being aware of the violation at the date of this Agreement, or is violating any applicable Sanctions; and

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	26

c)

is directly or indirectly engaging in or has directly or indirectly engaged in any activity with a Restricted Party or in any other activity that may result in any person becoming a subject of Sanctions; or is subject to any claim, proceeding, formal investigation or formal notice with respect to Sanctions.

28.2	Each Party undertakes that neither it nor any member of its respective Group shall:
a)	request or execute any transaction or use any account to make funds available, to any person, directly or indirectly:
(i)	for the purpose of funding or supporting any trade, business or other activities of or with any Restricted Party; or
(ii)	in any manner that would reasonably be expected to result in any person being in breach of any Sanctions or becoming a Restricted Party;
b)	use any revenue or benefit derived from any activity or dealing with a Restricted Party or from any action which is in breach of any Sanctions;
c)

procure or permit that proceeds from any activity or dealing with a Restricted Party are credited to any bank account held by any member of the Group in its name or in the name of any other member of the Group;

d)

directly or indirectly engage in any activity, transaction or conduct that results or is reasonably likely to result in any party being in breach of any Sanctions or becoming a person subject to Sanctions; or

e)

directly or indirectly engage in any activity, transaction or conduct that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, in whole or in part, any Sanctions.

28.3

Each Party shall, to the extent permitted by law and promptly upon becoming aware of them, supply the other Party with full details of any claim, proceeding, formal notice, or formal investigation against it or any member of its respective Group in relation to Sanctions.

28.4	Each Party shall take all reasonable measures to ensure compliance with Sanctions, and shall endeavour that any member of its Group shall do the same.
28.5

In the event that either Party, or any member of its respective Group, becomes aware of any actual or potential Sanctions risk that may constitute a violation of applicable sanctions laws or regulations, including but not limited to those administered by any Sanction Authority, such Party shall notify the other Party without undue delay. This obligation includes, but is not limited to:

a)	Identification of any party involved in any project of its Group who is listed on a Sanctions List;
b)	Transactions or relationships that raise increased Sanctions concerns due to ownership, control, or geographic nexus;
c)	Identification of any party, entity, or jurisdiction involved in a transaction that is subject to Sanctions or export restrictions; and
d)	Cash management transactions involving goods, services, software, or technology subject to export controls, dual-use items, or similar restrictions.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	27

28.6	Each of the following shall constitute an Event of Default by either Party, and shall entitle the other Party to immediately suspend performance and/or terminate the Contract without liability:
a)	Any representation given under Article 28.2 above by a Party or any member of its respective Group is, or proves to have been, incorrect, inaccurate, or misleading when made or repeated;
b)	Any failure by a Party or any member of its respective Group to comply with or perform any obligation under Article 28.3 above; or
c)

Any breach of the sanctions representations or undertakings, including where a Party or any member of its respective Group becomes a Restricted Party or engages in any activity that results in a breach of Sanctions.

28.7

Each Party represents and warrants that it, and each member of its respective Group, has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and ensure ongoing compliance with such laws.

Article 29	HSE
29.1

Allseas shall be responsible for the health safety and wellbeing of all of its personnel and shall ensure that the Worksite is managed in accordance with a written health and safety management plan that has been provided to TMC and that is consistent with and compliant with the requirements of Schedule 1 - Scope of Work and Schedule 5 - Quality Assurances, Quality Control, Health, Safety, Environmental and Security Requirements.

29.2

Allseas shall provide a safe system of work for TMC personnel who might visit or work within the Worksite and shall provide all required inductions, training, personal protective equipment and other training, information and equipment necessary to ensure the safety of TMC personnel accessing the Worksite.

29.3	Allseas shall take full responsibility for the adequacy, stability and safety of all its operations.
29.4

Allseas shall immediately notify TMC of any safety-related incident occurring in the conduct Work or at any Worksite and shall co-operate with TMC in providing an appropriate response to any emergency occurring at the Worksite and shall immediately take such action as may be necessary to protect life and make safe property where such is in imminent peril.

ARTICLE 29ACHANGE OF CONTROL

(a)	TMC shall promptly notify Allseas in writing upon becoming aware that a Change of Control has occurred or is reasonably likely to occur in respect of the Permit Holder.
(b)	The Permit Holder shall not cease to be Controlled by TMC without the prior written consent of Allseas (such consent not to be unreasonably withheld or delayed).
(c)	If the Permit Holder ceases to be Controlled by TMC without such consent, Allseas may, by written notice to TMC, elect (in its sole discretion) to require one or more of the following:
(i)

Step-In: that TMC (or a nominee acceptable to Allseas, acting reasonably) step in to perform, or procure the performance of, all or any part of the obligations of the Permit Holder under this Contract, with TMC remaining fully liable for such obligations; and/or

(ii)	Novation: that TMC procure that a replacement entity acceptable to Allseas (acting reasonably) enters into a novation agreement on terms reasonably required by

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	28

Allseas, pursuant to which such replacement entity assumes all rights and obligations of the Permit Holder under this Agreement, and TMC provides such guarantees or credit support as Allseas may reasonably require.

TMC shall comply with any such requirement promptly and, in any event, within a reasonable period.

Article 30	GENERAL LEGAL PROVISIONS
30.1

None of the terms and conditions of the Contract shall be considered to be waived by either Party unless a waiver is given in writing by one Party to the other. No failure on the part of either party to enforce any of the terms and conditions of the Contract shall constitute a waiver of such terms.

30.2

Subject to the provisions of Articles 20 and 31, unless otherwise specifically stated in the Contract, both Parties shall retain all rights and remedies, both under the Contract and at law, which either may have against the other.

30.3	The rights, benefits and entitlements of a Party under this Contract shall inure to the benefit of that Party’s Affiliates.
30.4	Allseas shall act as an independent contractor with respect to the Work.
30.5	TMC enters into the Contract for itself and as agent for and on behalf of the other Co-Venturers. Without prejudice to the provisions of Article 34 and notwithstanding the above:
a)

Allseas agrees to look only to TMC for the due performance of the Contract and nothing contained in the Contract will impose any liability upon, or entitle Allseas to commence any proceedings against any Co-venturer other than TMC; and

b)

TMC is solely entitled to enforce the Contract on behalf of all Co-venturers as well as for itself. For that purpose TMC may commence proceedings in its own name to enforce all obligations and liabilities of Allseas and to make any claim which any Co-venturer may have against Allseas; and

c)

all losses, damages, costs (including legal costs) and expenses recoverable by TMC pursuant to the Contract shall include the losses, damages, costs (including legal costs) and expenses of TMC’s Co-venturers and its and their respective Affiliates except that such losses, damages, costs (including legal costs) and expenses shall be subject to the same limitations or exclusions of liability as are applicable to TMC or Allseas under the Contract.

d)

For the avoidance of doubt any and all limitations upon Allseas’ liability set out in the Contract shall represent the aggregate cumulative limitation of the liability of Allseas to TMC, its Co-venturers and its and their respective Affiliates.

30.6

All notices in respect of the Contract shall be given in writing and delivered by hand or by internationally recognised courier, or by email to the relevant address or email address specified in Article 30.8. Copies shall also be sent to any additional offices or email addresses that either Party may designate in writing from time to time.

30.7	Such notices shall be effective:
a)	if delivered by hand, at the time of delivery;
b)	if sent by internationally recognised courier, at the time and date recorded on the delivery receipt;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	29

c)	if sent by email prior to 4:30pm (local time in place of receipt) on a business day, at the day it was sent, and otherwise on the next business day following the day it was sent.
30.8	If to Allseas:

Name: [***]
Title: Director
Email: [***]

Cc:

Name: [***]
Title: Vice President Commercial
Email: [***]

30.9	If to TMC:

Name: [***]
Title: Chairman & CEO
Email: [***]

Cc.

Name: [***]
Title: Project Director
Email: [***]

30.10

This Contract constitutes the entire agreement between the Parties in relation to its subject matter. The Parties agree that this Contract shall supersede all prior agreements, arrangements and understandings between the Parties and/or between the relevant Affiliates relating to such subject matter, other than the Exclusive Use Agreement, and the Parties shall do all things reasonably necessary and procure that their respective Affiliates do all things reasonably necessary to give effect to this provision. No amendments to the Contract shall be effective unless evidenced in writing and signed by the Parties to the Contract.

30.11	Both TMC and Allseas shall take all reasonable steps to mitigate any losses resulting from any breach of Contract by the other Party.
30.12

If any provision of this Contract shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability shall not affect the other provisions of this Contract and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. TMC and Allseas agree to attempt to substitute, for any invalid or unenforceable provision, a valid or enforceable provision which achieves to the greatest possible extent, the economic, legal and commercial objectives of the invalid or unenforceable provision.

Article 31	LIMITATION OF LIABILITIES
31.1

Subject to Allseas having used reasonable endeavours to execute the Work but notwithstanding any other provision of the Contract to the contrary, Allseas’ total cumulative overall liability to TMC in respect of the:

a)

Development Work relating to the first Production System shall be limited in aggregate to [***] of the value of the Development Work for the first Production System to be determined in accordance with Schedule 2 – Terms of Compensation;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	30

b)

Development Work relating to any subsequent Production System shall be limited in aggregate to [***] of the value of the Development Work associated with that subsequent Production System (and not aggregated with the liability arising under paragraph 1 above relating to the first Production System); and

c)

Commercial Production shall be limited, in any Production Year, to an aggregate amount equal to [***] of the approved annual WP&B value for that Production Year (as adjusted to account for Variations and in accordance with Schedule 1 - Scope of Work).

31.2	The limitation of Allseas’ liability under Article 31.1 shall not apply to:
a)	any liabilities assumed by Allseas under Articles 15, 17, 21 and 22;
b)	any indemnity given by Allseas under Article 20;
c)	any liability arising from Allseas gross negligence or wilful misconduct;
d)	any amounts recovered by Allseas from third parties pursuant to Subcontracts for which Allseas must account to TMC; or
e)

amounts recovered from insurers or amounts that should have been recovered from insurers but for a breach of policy terms or failure by Allseas to place insurance as required by the Contract, for which Allseas must account to TMC.

31.3	Any exclusion or limitation of liability under the Contract shall exclude or limit such liability not only in contract but also in tort or otherwise at law, or any other legal proceeding.
Article 32	GOVERNING LAW AND RESOLUTION OF DISPUTES
32.1

This Contract and all questions arising in connection with it are governed by and will be construed in accordance with the laws in force in England and Wales excluding those conflict of law rules and choice of law principles which would deem otherwise. The ruling language of the Contract is English. The Parties agree that the Contract is not governed by the United Nations Convention on the International Sale of Goods.

32.2	Any dispute between TMC and Allseas in connection with or arising out of the Contract or the Work shall be resolved by means of the following procedure:
a)	the dispute shall initially be referred to the TMC Representative and the Allseas Representative who shall discuss the matter in dispute and make all reasonable efforts to reach an agreement; and
b)

if no agreement is reached under Article 32.2 a) within thirty (30) days, the dispute shall be referred to each member of the Steering Committee, as identified in Section 8.3 of Schedule 1 – Scope of Work.

32.3

If no agreement is reached under Article 32.2(b) within thirty (30) days, either party may refer the dispute to arbitration. The arbitration shall be conducted under the ICC Rules in London, before a panel of three (3) arbitrators.

32.4	The dispute resolution mechanism set out in Articles 32.2 and 32.3 is the exclusive remedy of the Parties in the event of a dispute arising out of the Contract or the Work.
32.5

It shall be a condition precedent to the referral of a dispute to the arbitration under Article 32.3 that the party that intends to commence proceedings in relation to the dispute first uses its reasonable endeavours to follow and complete the procedures set out in Article 32.2.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	31

32.6

Where any claim or counter claim in connection with or arising out of the Contract is made, the party making the claim or counter claim shall ensure that such claim or counter claim contains, without limitation, the following information:

a)	a clear summary of the facts on which the claim or counter claim is based;
b)	the basis on which the claim or counter claim is made, including the principal contractual terms and/or statutory terms relied on;
c)	the nature of the relief claimed; and
d)

where a claim or counter claim has been made previously and rejected by the other party, and the party making the claim or counter claim is able to identify the reason(s) for such rejection, the grounds of belief as to why the claim or counter claim was wrongly rejected.

32.7	Whilst any matter or matters are in dispute, Allseas shall proceed with the execution and completion of the Work and both Allseas and TMC shall comply with all the provisions of the Contract.
Article 33	REPRESENTATIONS & WARRANTIES
33.1

Each Party represents, warrants and covenants to the other that as of the date of this Contract, it is (a) corporation duly formed and validly existing under the laws of its incorporation, (b) it has the requisite power and authority to enter into this Contract, and (c) this Contract has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of such Party in accordance with its terms.

Article 34	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT
34.1	A person who is not a party to this Contract shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Contract.
Article 35	NON-SOLICITATION
35.1

During the term of this Contract and for a period of twelve (12) months following its termination or expiration, neither Party shall, directly or indirectly, solicit for employment or engagement any employee, consultant, or contractor of the other Party who was involved in the performance of this Contract, without the prior written consent of the other Party.

35.2

During the same period, neither Party shall hire or engage, whether as an employee, consultant, or otherwise, any individual who was employed or engaged by the other Party in connection with this Contract, unless such individual has ceased to be employed or engaged by the other Party for a period of at least six (6) months prior to such hiring or engagement.

35.3	This article shall not restrict either Party from hiring individuals who respond to general advertisements or recruitment campaigns not specifically targeted at the other Party’s personnel.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	32

PART 2: DEVELOPMENT WORK

The provisions of this Part 2 apply to the Development Work only.

Article 36	PROGRAMME
36.1	Allseas shall be responsible for the programming of the Development Work and for independently controlling its progress.
36.2	Allseas shall develop planning in accordance with Section 2.13.1 of Schedule 1 - Scope of Work.
36.3

Allseas shall submit the planning together with full supporting details to TMC for review. The mutually agreed baseline planning and subsequent revisions will be referred to as Programme. Allseas shall use the Programme as the basis for progress reporting, scheduling, forecasting and controlling performance of the Development Work.

36.4

To take account of Variations and actual progress of the Development Work, Allseas shall continually update the Programme and supporting details and regularly submit them to TMC for review. Once a revised work plan has been approved by TMC it shall become part of the current Programme.

Article 37	FORCE MAJEURE
37.1

In addition to what has been agreed in Article 12 – Force Majeure, upon cessation of any Force Majeure Event that affects the Development Work, Allseas shall prepare a revised Programme to include for rescheduling of the Work so as to minimise the effects of the delay and Allseas will be entitled to a Variation adjusting the Date for Completion of Development Work as a result of the actual mitigated impact of the Force Majeure Event on the Programme’s critical path.

Article 38	VARIATIONS
38.1	TMC has the right to request Allseas at any time to make a change in the Development Work.
38.2	A mutually agreed course of action following a request issued by TMC will constitute a Variation and shall be subject to Article 11.
Article 39	CHANGE IN LAW - CONSEQUENCES
39.1

Subject to Article 18, should a Change in Law result in any delay in the Programme, Allseas shall be entitled to an adjustment in the Programme reflecting the effects of the Change in Law. This will constitute a Variation and shall be subject to Article 11.

Article 40	COMPLETION OF DEVELOPMENT WORK
40.1

The Development Work will be concluded by means of a final system acceptance test (the “SAT”) to be conducted when Allseas considers that the Development Work is complete in strict accordance with Section 7 of Schedule 1 – Scope of Work (including completion of all sea trials and performance, reliability and durability tests).

40.2	The Parties acknowledge that the SAT cannot be conducted unless the Commercial Recovery Permit has been granted.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	33

40.3

Prior to commencement of the SAT, all prerequisite approvals, punch-list items, and Completion Documentation required under Schedule 1 – Scope of Work must have been completed, reviewed, and approved by TMC, except for documentation dependent on the SAT results.

40.4	The SAT shall be conducted by Allseas in accordance with the approved test programme (Schedule 3 – Schedule of Key Dates, Key Date 13). TMC shall be entitled to attend and witness the SAT.
40.5	Upon completion of the SAT, Allseas shall issue to TMC a notice of completion confirming that the SAT has been completed and that the Production System is ready to proceed to Commercial Production.
40.6

Allseas shall identify any deviations from the approved test programme in the notice of completion, together with a reasoned justification demonstrating that the Production System remains ready and fit for Commercial Production.

40.7	Within twenty-four (24) hours of receiving the notice of completion, TMC shall either:
a)	confirm in writing that the SAT has been satisfactorily completed and that the Development Work is complete; or;
b)	notify Allseas in writing of any required retesting, specifying in reasonable detail the basis of such requirement.
40.8	Following completion of the SAT, Allseas shall update the Completion Documentation with the SAT results and shall submit the updated Completion Documentation to TMC within five (5) days.
40.9

TMC shall review the updated Completion Documentation within ten (10) days of receipt and, if satisfied that the Development Work has been completed in accordance with the Contract, shall issue a Certificate of Completion. The date of the Certificate of Completion shall constitute the Date of Completion of the Development Work.

Article 41	TRANSITION TO COMMERCIAL PRODUCTION
41.1

Subject to Article 41.2, from the Date of Completion of Development Work, provided that (i) the Commercial Recovery Permit has been issued by NOAA under the DSHMRA and (ii) TMC has approved a WP&B for Commercial Production, then:

a)	the Development Work compensation regime shall cease, except to the extent expressly stated otherwise in the Contract;
b)

the compensation regime applicable to Commercial Production under Part 3 and Schedule 2 – Terms of Compensation of the Contract shall apply (OPEX reimbursement, production reconciliation, and any production-linked compensation mechanisms); and

c)	repayment or recovery of Development Work costs and deferred CAPEX shall continue in accordance with Schedule 2 – Terms of Compensation.
41.2

Notwithstanding the provisions of Article 41.1, the Parties acknowledge that certain activities comprising Commercial Production may have commenced prior to the Date of Completion of Development Work, including but not limited to mobilisation of Additional Vessel to support the commencement of Commercial Production. To the extent this has occurred TMC will compensate Allseas for those limited activities only under the compensation terms applicable to Commercial Production set forth in Schedule 2 – Terms of Compensation, and specifically limited to compensation under Sections 2.5.3, 2.5.4 and

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	34

2.5.5 of Schedule 2. For clarity, notwithstanding any approval of a WP&B for this limited early Commercial Production scope, Allseas shall not be entitled to any production-linked compensation mechanisms, nor repayment of any Deferred CAPEX amounts pursuant to Section 2.6 of Schedule 2.

Article 42	COMMERCIAL RECOVERY PERMIT
42.1

TMC shall inform Allseas in writing at its earliest opportunity of any developments in the obtaining of the Commercial Recovery Permit (Schedule 3 – Schedule of Key Dates, Key Date 11) to enable the Parties to mitigate the effects of any delay in issuance of the Commercial Recovery Permit and to work together cooperatively on development and timing of the initial Commercial Production WP&B.

42.2

Without prejudice to Article 24.4, if the Commercial Recovery Permit has not been issued within ninety (90) days of completion of the Harbour and Sea Trials and such delay prevents commencement of mobilization, sail to field and SAT (Schedule 3 – Schedule of Key dates, Key Date 13), Allseas shall be entitled, upon written notice to TMC, to scale operations down to a minimum level and sail the Production Vessel to a low-cost location, unless otherwise mutually agreed by the Parties.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	35

PART 3: COMMERCIAL PRODUCTION

The provisions of this Part 3 apply to the Commercial Production only.

Article 43	VARIATIONS
43.1

TMC has the right to issue instructions to Allseas at any time to direct Allseas to make a change to a Mine Plan provided the instructed changes are within the operational limitations of the selected equipment including the Production Vessel, Additional Vessel and the Collection System, and such a direction may include additions, substitutions and changes in quality, form, character, kind, position, dimension, level or line and changes in any method of undertaking the Commercial Production.

43.2

An instruction under Article 43.1 will constitute a Variation and shall be subject to Article 11. When safety requires or when both Parties agree, on receipt of any such Variation, Allseas shall proceed immediately as instructed even though the amount of any adjustment to any applicable Production Target may not have been determined.

Article 44	FORCE MAJEURE
44.1	In addition to what has been agreed in Article 12 – Force Majeure, if the event of force majeure has an impact on Commercial Production then:
a)	TMC may direct Allseas to implement reasonable mitigation measures to be taken to mitigate impacts on Commercial Production; and
b)	Allseas will be entitled to a Variation to adjust the applicable Production Target.
44.2

Subject to the provisions of this Article and always subject to Allseas agreeing that it is safe and practical in the circumstances of the force majeure event to do so, Allseas shall remain on stand-by at the Licence Area, provided that TMC will reimburse Allseas at the applicable rates agreed in Schedule 2 – Terms of Compensation.

44.3

If, as a result of a force majeure event, Allseas encounters a backlog of materials, goods, tools, equipment, supplies or the Nodules at any location (including on the Production Vessel or on Additional Vessel) then Allseas may, subject to TMC’s instructions, move such materials, goods, tools, equipment, supplies or the Nodules to another location to store such materials, goods, tools, equipment, supplies or the Nodules.

Article 45	RELY-UPON INFORMATION
45.1	Notwithstanding the provisions of Article 8 of Part 1 – General Conditions, the following provisions apply to the Commercial Production.
45.2	Allseas shall be responsible for developing and executing the Mine Plan and shall use its best endeavours to achieve the Production Target.
45.3

TMC shall be responsible for the accuracy of the Rely Upon Information. Allseas may rely on the Rely Upon Information but nothing else, in all other respects it is responsible for making its own enquiries and obtaining its own information in every aspect relevant to the development and execution of the Mine Plan.

45.4

TMC warrants that the Rely Upon Information is accurate. If the Rely Upon Information is materially inaccurate (eg. the actual Nodule abundance is less than the estimate and impacts Production Target or the seabed soil strength deviates and causes issues for the collector vehicle to manoeuvre and maintain production) then:

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	36

a)

Allseas must take reasonable steps to amend the Mine Plan to take account of the variances in Nodule abundance or seafloor conditions, and use reasonable endeavours to recover the lost Nodule production;

b)	Allseas may make a submission to TMC proposing an adjustment in the Production Target for the relevant Year, taking account of the actual Nodule abundance and actual seafloor conditions encountered;
c)	TMC must give reasonable consideration to the submission made by Allseas under (b) above and Allseas will be entitled to a Variation to adjust the relevant Production Target.
45.5

Allseas shall conduct the Commercial Production in strict accordance with an approved Mine Plan. If the Rely Upon Information was accurate and Allseas fails to achieve the Production Target, then Allseas must use its reasonable endeavours to mitigate the under-run in production through reasonable means that may include without limitation:

a)	extending operational uptime where feasible;
b)	enhancing maintenance and repair efficiency;
c)	implementing engineering or process improvements;
d)	performing equipment upgrades or reconfigurations to improve system throughput or reliability; and
e)	optimizing vessel operations and resource allocation to restore production performance,

and the Production Target shall remain unchanged.

45.6

If TMC becomes aware of any inaccuracy in, or wishes to alter any of the Rely Upon Information or the Base Data, it may issue revised Base Data to Allseas at any time and Allseas shall incorporate such revised Base Data into a revised version of the Mine Plan. Where Allseas contends that such superseding Base Data or Rely Upon Information should lead to any adjustment in the Production Target it may make a submission to TMC and the process outlined in Article 45.4 above shall apply.

45.7

Except as set out in this Article 45, Allseas shall not be entitled to rely on any other data, survey, studies, opinions or representations not explicitly identified as Rely Upon Information for purposes of developing or executing a Mine Plan nor as a basis for asserting that any adjustment should be made to any Production Target and Allseas shall be deemed to have satisfied itself, before entering into the Contract, as to the extent and nature of the Work including but not limited to the services, personnel, materials and equipment, plant, consumables and facilities required for the Work, the correctness and sufficiency of the rates and prices stated in Schedule 2 – Terms of Compensation, general and local conditions including seabed and subsoil conditions, climatic, sea, other water and weather conditions, and all other matters which could affect progress or performance of the Work.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	37

IN WITNESS WHEREOF, this Contract has been duly executed by authorized representatives for and on behalf of the Parties on the dates set forth below:

Allseas Deepsea Marine Contractors [***]	TMC The Metals Company Inc.

Name:	Name:

Title:	Title:

Date:	Date:

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	38

ANNEXURE 1 – DEFINITIONS

ACTUAL WET TONNES PRODUCED means the quantity of wet tonnes in metric tonne (equal to 1000kg) measured by the calibrated belt weighing system prior to offloading, corrected for actual moisture content based on representative sampling, chain-of-custody controls, and laboratory analysis in accordance with the Sampling and Moisture-Correction Protocol.

ADAPTIVE MANAGEMENT SYSTEM (AMS) means the software and hardware system designed and created by TMC to monitor the collection of the Nodules in the License Area including but not limited to the operation of the Production System.

ADDITIONAL VESSEL means any vessel(s) employed or used by Allseas in connection with the Commercial Production and including the Transfer Vessel, Transport Vessel, Supply Vessel, support vessels and emergency response vessels, but excluding the Production Vessel.

AFFILIATE means, in relation to a Party, any entity that directly or indirectly Controls, is Controlled by, or is under common Control with that Party, where “Control” means the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise and, in the case of TMC, includes the Permit Holder.

ALLSEAS REPRESENTATIVE means that person referred to in Article 5.

BACKGROUND IP means Intellectual Property owned or controlled by a Party (or its Affiliates) prior to the Effective Date or developed by or for that Party outside the scope of the Work (and not specifically for TMC under this Contract).

BASE DATA means the Life-of-Mine Plan and the annually updated mine planning inputs prepared by TMC for each Year, identifying the nominated Block(s) to be mined in that Year, estimated hectares, estimated nodule abundance (expressed as kilograms of Nodules per square metre), general bathymetric envelope, and, for the Block(s) planned to be mined in the forthcoming Year, the applicable Rely-Upon Information.

BASE SPECIFICATIONS means the agreed technical and functional specifications forming the baseline requirements for the design and the development of the Production System.

BASELINE SYSTEM DOCUMENTATION means the integrated technical, planning, and systems documentation to be delivered by Allseas within ninety (90) days of the Commencement Date, establishing the initial technical and planning baseline for execution of the Development Work.

BLOCK means a geographically bounded seabed area within the License Area defined by TMC (in terms of location, boundary, and area) for mining in a given Year.

CHANGE IN LAW means a change or amendment to any Law or introduction of any new Law or change in interpretation or enforcement practices to any existing Law, enacted and coming into effect after the date of execution of the Contract.

CHANGE OF CONTROL means any event by which the Permit Holder ceases to be Controlled (directly or indirectly) by TMC. A Change of Control shall not include any change arising solely as a result of a reorganisation, restructuring, or transfer of shares or ownership interests within the TMC Group, provided that the Permit Holder remains Controlled (directly or indirectly) by TMC following such reorganisation, restructuring or transfer.

COLLECTION SYSTEM shall mean all required plant and equipment comprising an integrated system for the collection from the seabed of Nodules including a collector vehicle, a remotely operated submarine vehicle, risers, jumpers, control umbilicals, launch and retrieval system, and all other ancillary equipment required to effect the recovery, transport to surface, dewater, store and offloading of Nodules from the seabed, but excluding the Production Vessel or Additional Vessel.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	39

COMMERCIAL PRODUCTION means all work that Allseas is required to carry out in accordance with the provisions of the Contract, for the commercial recovery, collection and, if applicable, transport of Nodules from the License Area to shore pursuant to and in compliance with a valid Commercial Recovery Permit issued by NOAA under the DSHMRA, and including the provision of all materials, services, the Production Vessel, Additional Vessel, Collection System, and other plant, equipment and services to be rendered in accordance with the Contract as more fully described in Section 3 of Schedule 1 – Scope of Work and excluding Development Work.

COMMERCIAL RECOVERY PERMIT means the commercial recovery permit issued by NOAA to the Permit Holder pursuant to the DSHMRA, authorizing the commercial recovery of Nodules from the Licence Area.

CONTROL means the direct or indirect ability to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting rights, by contract or otherwise, and shall include ownership of more than 50% of the voting rights in a company.

CERTIFICATE OF COMPLETION means the written confirmation issued by TMC to Allseas upon completion of the Development Work as further specified in Article 42.

COMMENCEMENT DATE means the date on which the last Party signs this Contract.

CONTRACT PRICE means the price for the Work calculated in accordance with Schedule 2 – Terms of Compensation, exclusive of Sales Tax, VAT or other similar taxes.

CO-VENTURER means any other entity with whom TMC is or may be from time to time engage or contract for the exploration and/or recovery of Nodules or other offshore developments including a joint operating agreement; a unitisation agreement; an exploration and/or production license or lease; a concession agreement; or a production sharing contract and the successors in interest of such Co-venturer or the assignees of any interest of such Co-venturer.

COST STATEMENT means a schedule verifying actual cost incurred and time incurred in execution of the Work in any given calendar month.

DATE FOR COMPLETION OF DEVELOPMENT WORK means the date specified as K14 in Schedule 3 - Schedule of Key Dates.

DATE FOR COMMENCEMENT OF COMMERCIAL PRODUCTION means the date specified as K14 in Schedule 3 – Schedule of Key Dates.

DEFERRED CAPEX means the portion of Eligible Costs approved under the Development Work that is repaid by TMC through production tonnage-based cash repayment mechanisms during Commercial Production, as further described in Section 2.6 of Schedule 2 – Terms of Compensation.

DESIGN REVIEW means a structured technical review conducted by Allseas to assess design maturity, system integration, and readiness against applicable specifications and assumptions.

DEVELOPMENT COMPLETION means the stage where the criteria for completion of all Development Work as detailed in Section 7.2 of Schedule 1 – Scope of Work is all met.

DEVELOPMENT PACKAGE (DP) means a defined grouping of Development Work activities established for planning, cost tracking, and WP&B governance purposes.

DEVELOPMENT WORK means all work that Allseas is required to carry out in accordance with the provisions of the Contract as per Section 2 of Schedule 1 – Scope of Work, for the design, development, build, and testing of the Production Vessel and Additional Vessel, Collection System and ancillary equipment required for the collection and, if applicable, transport of Nodules from the License Area to shore, including

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	40

all engineering, procurement, fabrication, assembly, vessel modification, testing, commissioning, and conduct of performance tests – all as more fully described in Section 2 of Schedule 1 – Scope of Work, and including the provision of all materials, services and equipment to be rendered in accordance with the Contract, but excluding the Commercial Production.

DEVELOPMENT WORK COSTS means all costs incurred by Allseas in performing the Development Work, including engineering, project management, procurement, fabrication and vessel modification costs, costs of developing the Collection System, development activities, development capital expenditure, and any additional lay-up or holding costs incurred during the Development Work, as approved through the WP&B process.

DIGITAL TWIN means a data-driven virtual representation of the Production System used for operational monitoring, simulation, performance analysis, and planning.

DSHMRA means Deep Seabed Hard Mineral Resources Act (30 U.S.C. § 1401 et seq.) and its implementing regulations at 15 C.F.R. Part 971.

EARLY PRODUCT DELIVERABLES means the early engineering, planning, interface, and alignment documentation to be delivered by Allseas within thirty (30) days of the Commencement Date in accordance with Section 2.3 of Schedule 1 – Scope of Work.

EFFECTIVE DATE means 30 March 2026.

ELIGIBLE COSTS means those costs incurred by Allseas that are eligible for reimbursement or repayment in accordance with Section 2.2.1 of Schedule 2 – Terms of Compensation, subject to approval through the WP&B process and the applicable compensation mechanism.

EXCLUSIVE USE AGREEMENT means the agreement titled Exclusive Vessel Use Agreement executed between TMC and Allseas Group SA on 1 August 2023.

EXTENSION TERM means additional term(s) as referenced in Article 3.5.

FIRST DEVELOPMENT PACKAGE means DP1 as described in Section 9 of Schedule 1 - Scope of Work.

GOVERNMENTAL RESTRICTION means any lawful direction, rule, directive, order, sanction, prohibition, restriction, licence condition, consent requirement or other measure imposed by any relevant government or Regulatory Authority which applies to Allseas or its assets, activities, business, operations, ownership, management, counterparties or transactions, including any:

a)	trade, economic or financial sanction, embargo or similar restrictive measures;
b)	asset freezing, blocking or seizure measures;
c)	export, import, customs or trade control restrictions;
d)	revocation, suspension, refusal or non-renewal of any licence, permit, approval or authorisation;
e)	restrictions on access to financial markets, banking systems, capital, funding or payment mechanisms;
f)	national security, foreign investment or critical infrastructure measures (including ownership, control or divestment requirements); or
g)	restrictions relating to labour, immigration, visas, employment or the appointment of directors or officers;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	41

in each case to the extent that such measure materially restricts, prevents, prohibits or materially adversely affects Allseas’ ability to carry on its general business operations whether under this Agreement or otherwise.

INITIAL COSTS means Eligible Costs incurred by Allseas prior to the Effective Date in connection with the Project, as identified and agreed under this Schedule and including Lay-Up Costs.

INITIAL TERM means the duration of the Development Work and the period of five (5) Years from the date of commencement of Commercial Production.

INTELLECTUAL PROPERTY means all intellectual property and proprietary rights, whether registered or unregistered and whether existing now or in the future, including: patents, patent applications and rights to apply therefor, utility models, inventions and discoveries, trade secrets, know‑how and confidential information, copyrights (including rights in software and databases), moral rights (to the extent waivable), mask works, industrial designs, trademarks, service marks, trade names, domain names and get‑up, and all renewals, extensions and rights of action for past, present and future infringement, misappropriation or violation thereof.

LAW means all applicable laws, statutes, ordinances, decrees, international treaties and conventions, regulations, directives, by-laws, subordinate legislation, common law, judgments, orders, notices, directions, determinations, codes of practice and guidance (to the extent they are binding), and requirements of any governmental, regulatory supervisory or other duly constituted authority having jurisdiction over (i) the Parties, or (ii) the Work or any part thereof, from time to time.

LAY-UP COSTS means Eligible Costs incurred by Allseas prior to the Effective Date and during Development Work to maintain the Production System in lay-up or limited operational readiness.

LICENSE AREA means the geographic area described in the Permit Holder’s application made to NOAA on 22 January 2026 for a Commercial Recovery Permit under DSHMRA as further detailed in Schedule 6 - Attachments.

LIFE-OF-MINE PLAN means the strategic, long-term mining plan prepared by TMC or the Permit Holder that sets out the anticipated sequencing of Blocks to be mined over the economically recoverable life of the mineral resource, together with indicative production rates, planned ramp-up of production capacity, and assumptions regarding the number and deployment of production and transport vessels over time. The Life-of-Mine Plan is based on available geological, environmental, regulatory, and planning assumptions and is intended to inform long-term development planning, regulatory engagement, and project-level capacity and infrastructure planning.

MINE PLAN means the annual operational mining plan developed by Allseas for the nominated Block(s) for a given Year, based on the applicable Base Data and Rely-Upon Information, and setting out the planned mining paths, collection-vehicle operating patterns, and associated transport and logistics sequencing for execution of mining operations.

MOBILISATION COSTS means Eligible Costs incurred in preparing the Production System and associated logistics for the commencement of Commercial Production, as approved through the applicable WP&B and including costs such as transport of the Production System and Additional Vessel to the License Area or the Block.

MONITORING & SENSOR ARCHITECTURE means the collection of sensors, telemetry, data pathways, and interfaces supporting operational monitoring, environmental monitoring, AMS functionality, and Digital Twin integration.

NODULE(S) means polymetallic nodule(s).

NOAA means the National Oceanic and Atmospheric Administration in the United States.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	42

OFAC means the Office of Foreign Assets Control of the United States Department of Treasury.

OPERATING EXPENDITURE (OPEX) means the sum of all reimbursable operating costs incurred by Allseas during Commercial Production, including crew, consumables, maintenance, logistics, and other recurring operational costs, as approved through the applicable WP&B and as further detailed in Section 2.5.8 of Schedule 2 – Terms of Compensation.

OPERATIONAL SCHEDULE means a consolidated planning schedule showing the anticipated sequencing and timing of offshore Commercial Production activities in a specific Production Year.

OPERATIONAL PACKAGE (OP) means a defined package of Commercial Production work scoped and approved as a discrete package of approved work through the WP&B process, in developed, approved and updated in accordance with Section 9.3 of Schedule 1 - Scope of Work.

PERFORMANCE INCENTIVE means the production-linked incentive payable to Allseas during Commercial Production, calculated in accordance with this Section 2.7 of Schedule 2 – Terms of Compensation.

PERMIT HOLDER means The Metals Company USA LLC., a North Carolina limited liability company, of 2626 Glenwood Avenue, Suite 550, Raleigh, NC 27608, United States of America.

PRODUCTION VESSEL means any vessel (with DP3 capability) engaged in the Work for the purposes of launching, retrieving and operating a Collection System, receiving Nodules at surface, and trans-shipping Nodules to a Transport Vessel. Hidden Gem will be the first Production Vessel.

PRODUCTION RECONCILIATION means the process of comparing Actual Wet Tonnes Produced against Reference Wet Tonnes and against the approved Mine Plan, using data derived from the Production System, Adaptive Management System, and Digital Twin.

PRODUCTION TARGET means the annual wet metric tonnage of Nodules to be collected in a Production Year, as set out in Section 5 of Schedule 1 – Scope of Work and subject to approval through the applicable Work Plan & Budget (WP&B) for that Year.

PROGRAMME means the detailed work plan for carrying out the Development Work which shall be prepared by Allseas and which TMC has approved as the current detailed work plan that Allseas shall utilise in the performance of the Development Work in accordance with Article 38.

PRODUCTION SYSTEM means the Production Vessel and the Collection System but excluding the Adaptive Management System.

PRODUCTION YEAR means a consecutive twelve (12) month period commencing on the date on which Commercial Production commences (under the first approved WP&B for an Operational Package) and each anniversary thereof.

PROJECT means the integrated development and commercial offshore nodule collection and transportation undertaking in the License Area, comprising the design, development, financing, construction, commissioning and operation of the Production System and all associated infrastructure and services required to enable the commercial recovery, handling, transfer and transportation of Nodules to a designated port in accordance with the Life-of-Mine Plan, and includes both the Development Work and the Commercial Production.

REFERENCE WET TONNES means the provisional quantity of wet tonnes in metric tonne (equal to 1000kg) calculated using the measured belt weight and a default moisture content assumption, used solely for preliminary reporting, interim cost reimbursement, and provisional incentive calculations.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	43

RELY UPON INFORMATION means the following data and information to be provided by TMC pertaining to each Block:

a)	detailed bathymetric survey data of the seabed at a resolution of 2.0 m, unless otherwise agreed, including seabed slope, elevation, contours, obstacle identification, and seabed features;
b)	geophysical (multibeam hull-based backscatter and AUV survey data) showing a resource estimate of nodule abundance, thickness and distribution in the Block;
c)	seabed soil/strength report including soil shear/strength and any known seabed conditions which might affect manoeuvrability of the collection vehicle;
d)	obstacle map and seabed hazards register (e.g., large boulders, ridges, slopes > 6°) for the Block;
e)	requirements under the Commercial Recovery Permit as applicable to the Work, and
f)	an anticipated measure of abundance.

REGULATORY APPROVALS means any and all authorizations, permits, licences, contracts (including but not limited to the Commercial Recovery Permit) and permissions issued by a Regulatory Authority with respect to the Work and the fulfilment of the respective obligations of the Parties under the Contract and the obligations of the Permit Holder.

REGULATORY AUTHORITY means any (a) multinational, federal, provincial, state, regional, municipal, local, governmental or public department, ministry, central bank, court, tribunal, arbitral body, commission, agency board or bureau, marine classification society, having jurisdiction; (b) any subdivision, agent, commission, board or authority of any of the foregoing; (c) any quasi-governmental or private body exercising any regulatory, administrative, expropriation or tax authority under or for the account of any of the foregoing, including any private body having received a mandate to perform public services; and (d) any judiciary or quasi-judiciary tribunal, court or body.

REPAYMENT DENOMINATOR means the cumulative target production quantity of 10,000,000 Actual Wet Tonnes Produced, used solely for the calculation of Deferred CAPEX repayment amounts under the tonnage-based repayment mechanism set out in Schedule 2 – Terms of Compensation.

RESTRICTED PARTY means a person, or a person owned or controlled (directly or indirectly) by a person, that is:

a)	listed on any Sanctions List or is otherwise a subject of Sanctions;
b)

located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions or whose government is the subject of country or territory wide Sanctions or;

c)	acting on behalf of any of the persons listed under paragraphs (a) or (b) above.

SANCTIONS means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced from time to time by a Sanctions Authority.

SANCTIONS AUTHORITY means:

a)	the Security Council of the United Nations;
b)	Australia;
c)	the US;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	44

d)	the European Union (or any of its member states);
e)	the United Kingdom;
f)	Switzerland;
g)	any other jurisdiction where a Party operates;
h)	the governments and official institutions or agencies of any of paragraphs (a) to (g) above.

SANCTIONS LIST means any list of specifically designated persons, entities (or equivalent) or countries maintained by, or public announcement of Sanctions designation made by a Sanctions Authority, each as amended, supplemented or substituted from time to time.

SIMULATOR ENVIRONMENT means a simulation environment linked to the Digital Twin used for engineering validation, training, and operational scenario testing.

STEERING COMMITTEE means the joint senior oversight and escalation body established by the Parties in accordance with Section 8.3.1 of Schedule 1 – Scope of Work.

SUBCONTRACT means any contract between Allseas and any third party for the performance of any part of the Work including for supply of services, equipment, goods, materials, or any other thing required for delivery of the Work.

SUBCONTRACTOR means any third party engaged by Allseas as a party to a Subcontract.

SUPPLY VESSELS has the meaning given in Section 3.4.1 of Schedule 1 – Scope of Work.

TECHNICAL INFORMATION means any and all information provided by or caused to be provided by TMC pursuant to the Contract, including the Rely Upon Information. Technical Information does not include any information, documentation, design data, or information of any other kind or nature that has been previously developed by or on behalf of Allseas.

TMC-NOMINATED PERSONNEL means personnel nominated by TMC or the Permit Holder or required by regulators to be present onboard a Production Vessel or at any other offshore location for purposes of monitoring, observation, regulatory compliance, data analysis, or client-representative purposes and for monitoring and overseeing Commercial Production.

TMC REPRESENTATIVE means that person referred to in Article 5.

TRANSFER VESSEL means a vessel of agreed specification used to receive Nodules from the Production Vessel via an offloading system, to hold Nodules and to transship Nodules to a Transport Vessel.

TRANSPORT VESSEL means a vessel (conventional bulk carrier) used to receive, and transport recovered Nodules from the Production Vessel or the Transfer Vessel to the designated port of offloading.

VARIATION means any revision to an approved WP&B that is in turn approved by TMC in accordance with the Contract and includes any change, addition, omission, substitution, alteration, modification or change to the quality, character or timing of the Works or to the scope, manner of performance, Programme, specifications or Production Target.

VOLUME-WEIGHTED AVERAGE SHARE PRICE (VWAP) means the volume-weighted average trading price of TMC’s publicly traded common shares (NASDAQ) over a twenty (20) trading day period immediately preceding the relevant payment date, as reported by the principal exchange on which such shares are listed. For any payments through shares at a certain value in euros the [***] the value will be converted to Euros by an exchange rate over the same twenty (20) day period.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	45

WORK means the Development Work and the Commercial Production and Variations thereto.

WORKSITE means any physical location where the Work is performed which shall include the Production Vessel and Additional Vessel.

WP&B means a document containing a separately defined scope (of either Development Work or Commercial Production) with corresponding schedule and estimated cost developed for the purposes of defining and authorizing expenditure and execution of Work, to be prepared by Allseas and submitted to TMC, and where applicable approved by TMC for implementation, all in accordance with the requirements set forth in Section 9 of Schedule 1 - Scope of Work.

YEAR means a calendar year.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	46

Schedule 1 – Scope of Work

Contents

Contents		1
1	General	3
1.1	Purpose	3
1.2	Summary of Work	3
1.3	Governing Documents	3
1.4	U.S. Flagging and Regulatory Compliance	3
2	Development Work	4
2.1	Objectives	4
2.2	Scope of Development Work	4
2.3	Early Project Deliverables	7
2.4	Design Review Process	9
2.5	Feasibility & Bankability Studies	10
2.6	Testing, Completion and Handover	11
2.7	Hidden Gem Reactivation and Certification	12
2.8	Supply Vessel Modifications	13
2.9	Sampling System – Design & Installation	14
2.10	Monitoring System Architecture & Sensor Integration	15
2.11	Radon, Alpha Radiation, Dust and Ventilation	15
2.12	Monitoring Architecture and Sensor Criticality	16
2.13	Development Work Scheduling Requirements	17
3	Commercial Production Work	18
3.1	Objectives	18
3.2	Scope of Commercial Production	18
3.3	Deliverables	20
3.4	Supply Vessel Mobilization, Modification and Operations	20
3.5	TMC Personnel Accommodation, Transfer and Workspace Requirements	21
3.6	Sampling & Chain-of-Custody – Operations	22
3.7	Production Wet Tonnage Measurement and Reconciliation	24
3.8	Nodule Offloading and Marine Transportation	25
3.9	Operational Monitoring, Sensor Management and Data Acquisition	28
3.10	Radon, Alpha radiation, Dust and Ventilation – Operational Controls	29

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 1 of 44

3.11	Commercial Production Scheduling Requirements	30
4	Technical Datasets and Design Interface	31
4.1	Purpose	31
4.2	Rely-Upon Information and Technical Integration	31
4.3	Allseas Design Information	31
4.4	Data Exchange & Interface Protocols	31
4.5	Operational Data Capture & Reconciliation	32
4.6	Data Quality Management Plan	32
5	Key Performance Requirements	32
5.1	Production Targets and Availability	32
5.2	System Performance and Resource Recovery Efficiency	33
5.3	Measurement and Reconciliation	34
6	Management of Change	35
6.1	Purpose and Principles	35
6.2	Change Control Procedure	35
6.3	Change Log and Reporting	35
7	Acceptance & Completion	35
7.1	Purpose	35
7.2	Development Work Completion Criteria	35
8	Interface and Cooperation	36
8.1	Purpose	36
8.2	Cooperation Principles	36
8.3	Project Coordination and Governance Interfaces	36
8.4	Technical, Data, and Reporting Interfaces	37
8.5	Co-Location, Access, and Collaboration	37
9	Work, Plan & Budget (WP&B) Framework	38
9.1	Purpose	38
9.2	Development Work WP&B Framework	39
9.3	Operational Work WP&B Framework	40
9.4	WP&B Preparation and Maturity Requirements	41
10	ESG and Sustainability requirements	42
10.1	ESG Reporting and Sustainability Data Provision	42

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 2 of 44

1	General
1.1	Purpose

This Scope of Work defines the activities, deliverables, and performance obligations of Allseas and TMC under the Contract for the permitting, design, development, construction, commissioning, and operation of the Production System and Additional Vessels for the commercial collection and transport of Nodules from the License Area.

The Parties acknowledge that TMC engages Allseas under the Contract to undertake the Development Work and the Commercial Production, and this is to be undertaken in accordance with the Commercial Recovery Permit held by the Permit Holder. Where any obligation imposed on TMC in this Schedule 1 -Scope of Work must be undertaken by the Permit Holder TMC shall procure the performance of that obligation by the Permit Holder. Where a right or entitlement accrues to the benefit of TMC under this document that right or benefit may be exercised by either TMC or the Permit Holder or both, at the discretion of TMC, as though TMC and the Permit Holder were a single entity

1.2	Summary of Work

The Work to be performed by Allseas is divided into two distinct parts:

(a)	Development Work – covering the engineering, design, procurement, fabrication, installation, testing, commissioning, and digital systems development of the Production System.
(b)

Commercial Production– covering the operation and maintenance of the Production System and Additional Vessels to recover, lift, dewater, transfer and transport polymetallic nodules in accordance with the approved Mine Plan.

The obligations by TMC are:

(a)

Development Work – obtaining permits, maintain a mine plan which is technically and commercially viable, arranging onshore processing or stockpiling agreements which suit the annual anticipated production of the Production System.

(b)

Commercial Production– maintaining permits, maintain a mine plan, maintaining onshore processing or stockpiling arrangements which enable the production in accordance with the Annual Production Targets.

1.3	Governing Documents

All Work shall be executed in accordance with the following documents and principles:

●	Approved Work Plan and Budget (WP&B) for each Work.
●	Approved Mine Plan and Annual Production Targets.
●	Applicable U.S. laws, regulations, and Regulatory Approvals under the DSHMRA, including NOAA and other relevant U.S. authorities.
●	TMC policies, procedures and requirements listed in Schedule 6 - Attachments
1.4	U.S. Flagging and Regulatory Compliance
a)	The Parties acknowledge that, if so required by the DSHMRA and implementing regulations issued by NOAA, any Production Vessel engaged in commercial recovery operations under the

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 3 of 44

Commercial Recovery Permit shall be documented under U.S. law and operate under the U.S. flag.

b)

TMC shall be responsible for procuring that the Permit Holder obtains and maintains the Commercial Recovery Permit and all NOAA determinations, permit conditions, and approvals relating to the scope of the permitted activities. TMC’s responsibility is limited to (directly or through the Permit Holder) maintaining and ensuring regulatory compliance at the permit level and any other permits or licenses related to the resource, extraction of minerals and transport to delivery location.

c)	Allseas, as the owner and operator of the Production Vessel(s), shall be responsible for all aspects of vessel compliance, including the U.S. reflagging process.

This responsibility comprises, without limitation:

●	providing technical vessel documentation, safety and class certificates, and crew information;
●	undertaking such vessel modifications, documentation steps, or operational measures as may be reasonably required to meet U.S. flag eligibility or waiver conditions; and
●	ensuring that vessel operations remain compliant with all relevant Laws, U.S. maritime, safety, and environmental regulations applicable under the Commercial Recovery Permit and US coastguard requirements and directions.

Any costs, schedule adjustments, or procedural requirements arising from U.S. flagging or associated compliance obligations shall be addressed through the WP&B process.

2	Development Work
2.1	Objectives

Allseas shall design, engineer, procure, construct, test, and commission a fully integrated Production System capable of a production rate of up to 3.0 million tonnes per annum (Mtpa) (wet) of Nodules based on an average abundance of 17 kg/m2. The Production System shall include all necessary modifications to the Production Vessel(s), as well as the Collection System for Commercial Production.

2.2	Scope of Development Work

The Development Work is described by scope categories and types of work, which define the nature and boundaries without prescribing phasing, grouping, sequencing, or budgeting.

Planning, sequencing, and authorization shall occur through a program-based development framework, under which the work is organized into discrete development packages for the purposes of phasing, budget control, and execution approval. The detailed scope, timing, and budget of each Development Package shall be defined and approved through the applicable WP&B process in accordance with Section 9.

2.2.1	Scope description
(a)	Engineering and Design
●	Develop detailed engineering and system integration design.
●	Incorporate the Rely-Upon Information provided by TMC into the design basis and performance parameters.
●	The Production System shall provide for return water discharge from the Vertical Transport System (VTS) at a depth of not less than 2,000 meters below sea level.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 4 of 44

●	Provide support to TMC during preparation of feasibility, environmental impact and mine planning studies.
(b)	Procurement, Fabrication, and Installation
●	Procure all equipment and materials required for the Work, including but not limited to long-lead items, critical equipment, and all supporting or ancillary components.
●	Modify, fabricate, assemble, and integrate system components, including vessel modifications and equipment installation on the Production Vessel and all elements of the Collection System.
●	Manage all subcontractors and suppliers in accordance with the Approved WP&B.
(c)	Testing and Commissioning
●	Conduct harbor acceptance tests, system integration tests, and sea trials.
●	Perform System Acceptance Testing (SAT) witnessed by TMC, demonstrating compliance with performance and functional requirements.
●	Complete commissioning reports, performance data, and certification packages.
(d)	Adaptive Management System (AMS)

The AMS will be developed and owned by TMC as an integrated environmental and operational monitoring platform required under DSHMRA and NOAA oversight.

●	Allseas shall support TMC in the implementation of the AMS to ensure complete interoperability within the Production System.
●	TMC shall develop the AMS with the objective of supporting efficient production operations and regulatory compliance while minimizing additional onboard personnel requirements, to the extent reasonably practicable
●	Allseas’ support shall include using all reasonable endeavors to:
o	Provide detailed system interface specifications, operational data mapping, and sensor configurations;
o	Ensure data quality, calibration, and synchronization between offshore systems and the AMS;
o	Participate in AMS design workshops and contributing to the definition of key performance and environmental parameters to be monitored;
o	Support integration testing between the AMS and offshore control systems, including vessel data, riser telemetry, and collector performance data streams.

●	The AMS is intended to collect, process, and visualize real-time operational and environmental data including:
o	Nodule collection rates, system performance, and equipment status;
o	Sediment plume dispersion, discharge parameters, and seabed conditions; and

Key environmental indicators as required by DSHMRA and NOAA or as conditions imposed on the Commercial Recovery Permit.

●	The AMS will include automated alerting, adaptive response triggers, and secure data transmission protocols enabling NOAA and other Regulatory Authority to observe operations in real time.
(e)	Digital Twin and Simulator Environment
●	The Digital Twin shall be developed by Allseas as a high-fidelity operational model representing the Production System.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 5 of 44

●	The Digital Twin shall replicate system dynamics and environmental interactions using live data feeds from the AMS and Allseas’ onboard control systems, allowing for:
o	Performance optimization and predictive maintenance;
o	Environmental simulation and impact forecasting;
o	Risk assessments and what-if scenario modeling; and
o	Verification of system behavior during operational variations or contingency events.
●	Allseas shall design and implement a Simulator Environment linked to the Digital Twin to be used for:
o	Engineering validation and procedure testing;
o	Crew training, including communication protocols and emergency response drills;
o	Training of TMC control center personnel in monitoring, alarm response, and regulatory reporting; and
o	Validation of safety-critical procedures under simulated fault and failure conditions.
(f)	Realtime Data Sharing Protocols and Control Center Integration
●	Allseas shall work collaboratively with TMC to design and implement Realtime Data Sharing Protocols defining frequency, latency, encryption, and access hierarchies between the Production System, AMS, Digital Twin, and the TMC Control Center.
●	Allseas shall provide continuous two-way communication between the Production System and the Control Center to support remote oversight, operational decision-making, and regulatory governance under DSHMRA or applicable Laws.
●	The Control Center Interface shall provide real-time dashboards and data visualizations enabling NOAA and other authorized agencies to monitor system and environmental performance.
●	Realtime data and telemetry generated by the Collection System shall be securely transmitted through defined data sharing protocols that specify data frequency, latency tolerances, access controls, and encryption standards. All data exchanges shall employ industry-recognized cybersecurity controls, including encrypted communications, authenticated system-to-system interfaces, role-based access, continuous monitoring, and security event logging. Intrusion detection and prevention capabilities shall be implemented at all data exchange endpoints to identify, prevent, and respond to unauthorized access or anomalous activity, ensuring the confidentiality, integrity, and availability of operational data. Configuration changes to data exchange interfaces and security controls shall be subject to appropriate change management and audit logging.
2.2.2	Development Work Deliverables

Deliverables under Section 2.2 include, but not limited to:

●	System architecture & base specifications
●	System design documentation
●	Detailed engineering packages for all subsystems
●	AMS interface specification
●	Digital twin architecture & integration
●	Inputs into WP&B and design reviews
●	Simulator architecture & scenarios
●	Monitoring & Sensor Architecture and criticality register
●	Realtime data interface specification
●	Installation and integration documentation
●	Commissioning & SAT procedures
●	Final Development Completion report and acceptance confirmation

Unless expressly stated otherwise in this Schedule or an applicable WP&B, deliverables produced by Allseas under the Development Work shall be provided to TMC for information and coordination purposes.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 6 of 44

Where a deliverable is intended to serve as a material input to Mine Plan development, regulatory submissions or compliance under the Commercial Recovery Permit, WP&B approvals, or Long-Lead Item (“LLI”) procurement or other material commitments, such deliverable shall be provided to TMC for review.

Where TMC reasonably determines that such a deliverable may materially affect cost, schedule, regulatory compliance, or Production Targets, TMC may require that such deliverable be subject to approval, which approval may be granted or withheld in TMC’s sole discretion.

For the avoidance of doubt, TMC’s participation in reviews or provision of comments does not relieve Allseas of responsibility for the design, execution, and performance of the Work.

2.3	Early Project Deliverables
2.3.1	Objective

The Early Project Deliverables ensures that, within the first ninety (90) days following the Commencement Date, Allseas provides TMC with the engineering, planning, interface, and regulatory-alignment documentation required to support:

●	initiation of regulatory engagement under DSHMRA;
●	Mine Plan development;
●	WP&B preparation and approval; and
●	feasibility and financial modelling inputs.

These Early Project Deliverables form part of the Development Work obligations.

2.3.2	30-Day Engineering & Alignment documentation

Within thirty (30) days of the Commencement Date, Allseas shall deliver the following Early Project Deliverables engineering and alignment documentation:

(a) Project kick-off & Organisation

●	Project kick-off meeting;
●	Organisation chart and key personnel assignments;
●	Communication protocols and weekly/fortnightly reporting cadence and report formats;
●	Change Control Procedure; and
●	Meeting structure for engineering, interfaces and WP&B.

(b) Level-2 Baseline Programme

●	Engineering work breakdown and key activities;
●	Long-lead procurement timeline and plan;
●	Vessel modification block schedule;
●	Riser, umbilical and collector integration timeline;
●	AMS and Digital Twin integration milestones;
●	Durations and productivity assumptions;
●	Vendor lead times;
●	Weather allowances and metocean constraints;
●	Key interfaces and sequence assumptions; and
●	Initial critical path identification.

(c) Risk Register

●	Technical, operational, schedule, regulatory and integration risks;
●	Proposed mitigation actions; and
●	Probability / consequence scoring.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 7 of 44

(d) System Architecture & Interfaces Overview

●	High-level system architecture diagrams;
●	Preliminary subsystem interfaces (mechanical / hydraulic / electrical / control);
●	Preliminary AMS and Digital Twin information needs; and
●	Preliminary list of required data inputs from TMC.

With the purpose to create a shared early understanding of scope, schedule, risk, regulatory pathway, and system architecture; enabling TMC to engage early with structured information; and providing the foundation of the Development Work Package WP&B Framework.

2.3.3	90-Day Baseline System Documentation

Within ninety (90) days of the Commencement Date, Allseas shall deliver the Baseline System Documentation, establishing the technical and planning baseline for Development Work execution.

The Baseline System Documentation shall support WP&B approval and provide TMC with the necessary inputs for Mine Plan development, regulatory submissions, and early financial modelling.

(a) Level-3 Integrated Baseline Programme

●	Fully networked Critical Path schedule, including engineering, procurement, installation and commissioning sequence;
●	Critical path and float path identification; and
●	Resource-loaded where applicable.

(b) System Architecture

●	System block diagrams;
●	Functional architecture (all subsystems);
●	Riser/umbilical/collector interfaces;
●	Production Vessel modification architecture; and
●	Control-system data flows.

(c) Base Specifications

Allseas’ design document including:

●	Performance requirements and engineering criteria;
●	Environmental and operational envelopes;
●	Subsystem functional specifications;
●	Integration requirements; and
●	Collection efficiency & Resource utilization reference parameters.

(d) Monitoring & Sensor Architecture

●	Full device list;
●	Measuring ranges and specifications;
●	Calibration concept; and
●	Criticality register (A / B / C designation).

(e) Sampling System – Engineering Concept

●	Arrangement drawings;
●	Structural and control requirements;
●	Safety features; and
●	Space and integration constraints.

(f) Initial System Hazard Analysis

●	HAZID (preliminary);
●	Early RAM/FMECA structure; and

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 8 of 44

●	Key hazards and proposed mitigation strategies.

(g) Vessel Modification Plan

●	High-level modification scope;
●	Block planning (dry-dock / afloat);
●	Subsystem installation sequence; and
●	Integration with riser, umbilical, LARS, and control systems.

(h) Regulatory Compliance Matrix

●	Roadmap of United States Coast Guard (USCG), class, flag, NOAA, DSHMRA requirements; and
●	Identification of items requiring early regulatory engagement.

(i) WP&B Alignment Package

●	Scope and schedule for proposed Development Work WP&B packages;
●	Initial cost ranges and exposure items; and
●	Variances or unresolved risks requiring Steering Committee attention.

All Early Project Deliverables shall be issued for information and then updated in rolling revisions as mutually deemed required.

2.4	Design Review Process
2.4.1	Objective

To ensure robust technical governance of the Production System design, Allseas shall implement a structured Design Review process with defined approval gates where required prior to major commitments, procurement, and integration.

2.4.2	Design Review Levels

Allseas shall conduct design reviews and approvals according to the Allseas Integrated Management System consisting of the following minimum:

●	Confirms the overall system architecture, functional specifications, performance assumptions, operability envelope, and key interfaces;
●	Validates alignment with the Base Specifications;
●	Provides the basis for releasing major design work and preparing long-lead procurement packages;
●	Confirms that detailed engineering, subsystem specifications, drawings, and integration plans are complete; and
●	Verifies readiness for fabrication, vessel modification, offshore installation, and commissioning.
2.4.3	Design Review Participation and Outcomes

TMC shall be entitled to participate in all relevant and final design reviews relating to the Development Work.

Material comments or concerns raised by TMC during such reviews shall be documented and addressed by Allseas through incorporation, mitigation, or written response.

Design Review outcomes are intended to confirm technical maturity, alignment, and readiness of the design for the next stage of development. They do not constitute approval of scope, budget, or authority to commit, nor do they authorize the release of long-lead procurements, commencement of fabrication or vessel modification activities, or locking of a design baseline.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 9 of 44

Any authority to proceed with procurement, fabrication, modification shall be granted only through an approved WP&B and in accordance with Section 9.

Material outcomes from Design Reviews shall be reflected, as applicable, in updates to the Base Specifications, Feasibility and Bankability Studies (Section 2.5), and Key Performance Requirements (Section 5).

2.4.4	Documentation

Allseas shall maintain a Design Review register including agendas, review comments, action logs, closure evidence, and Design Review outcomes. This register shall be shared with TMC and included in WP&B reporting.

2.5	Feasibility & Bankability Studies
2.5.1	Objective

Allseas shall provide the required input for this feasibility study to support the bankability of the Production System and the Annual Production Targets.

The objective of this package is to provide analytical and technical evidence to support verification and confirmation of the capability of the Production System, when designed and operated in accordance with the Mine Plan and applicable assumptions, to achieve the Production Targets, and to identify key risks, sensitivities, and mitigations relevant to such capability.

The required input from Allseas for the feasibility study shall:

●	demonstrate, using engineering, reliability, operational and logistical evidence, the likelihood of achieving the nominal production capacity of the Collection System;
●	identify key risks and associated mitigation plans; and
●	be prepared with a level of detail, technical robustness, and evidence quality consistent with the standards of disclosure and technical justification required under SEC Regulation S-K 1300 for mineral project technical studies, including relevant requirements for:
 (i) data quality, material assumptions, and modifying factors;
 (ii) engineering design maturity;
 (iii) production scheduling and capacity analysis;
 (iv) operational readiness, availability modelling, and contingency analysis; and
(v) supporting economic and risk assessments.

For clarity, this reference to S-K 1300 is for the purpose of defining the expected level of detail and technical rigor of the feasibility study report and does not require the submission of a formal S-K 1300 Report.

2.5.2	Scope of study package
1.

Probabilistic Uptime & Production Simulation — Perform simulations that integrate: (i) equipment reliability and repair durations, (ii) maintenance strategy and spares logistics, (iii) marine operations and weather/sea-state downtime, (iv) transport interface constraints, and (v) operating rules in the Mine Plan. Output includes annual P10/P50/P90 uptime and production distributions and confidence on meeting targets.

2.

Functional Safety/ RAM — Where required perform Failure Modes, Effects and Criticality Analysis of the Collection System at subsystem level (collector, riser, umbilical, LARS, compressors and control), with Reliability-Availability-Maintainability (RAM) roll-ups to system availability and critical spares policy.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 10 of 44

3.	Logistics & Weather Assurance — Modeling of offshore/port cycles, bunkering, crew changes, transfer windows, and seasonal weather envelopes, including sensitivity of production to metocean variance.
4.

Mine Plan Execution Efficiency — Validation that assumed collection efficiency and resource utilization efficiency (per Section 4.2) are attainable under realistic maneuvering paths, obstacle densities, turning radii, and recovery-to-return cycles.

5.	Sensitivity & Scenario Analysis — Stress testing of key assumptions (failure rates, repair times, weather year, abundance bands, fuel limits).
2.5.3	Deliverables
●	Bankability Evidence Report summarizing methods, assumptions, results (P10/P50/P90), and recommended mitigations;
●	Functional Safety/RAM Register with criticality rankings and spares;

The feasibility study package described in this Section 2.5.3 shall be prepared and submitted within twelve (12) months following the Commencement Date, unless otherwise agreed through the approved WP&B. The timing and sequencing of inputs and interim submissions shall be aligned with the Programme and the availability of underlying engineering definition.

2.5.4	Approval & Use

The package shall be reviewed and is intended amongst others, to validate the production capability of the Production System under the applicable design assumptions.

2.6	Testing, Completion and Handover
2.6.1	Testing Sequence

Allseas shall conduct a structured testing and commissioning program for the entire Production System, comprising, without limitation:

1.	Factory Acceptance Tests (FAT) – testing of components and subsystem prior to delivery and integration;
2.	Site Integration Tests (SIT) – testing and commissioning of subsystems upon installation and integration on board the Production Vessel
3.	Harbor Acceptance Tests (HAT) – integration verification and system functional testing on board the Production Vessel ;
4.	Sea Trials (ST) – progressive functional testing under representative operating conditions;
5.	System Acceptance Testing (SAT) – in field end-to-end demonstration of Production System functionality and performance.
2.6.2	Completion Documentation

Allseas shall issue a Development Completion report comprising:

●	SAT test results;
●	QA / QC and non-conformance reports closed out;
●	Updated spare-parts and maintenance lists;
●	Verified AMS / Digital Twin integration reports;
●	Updated functional safety register; and
●	Final Development Completion report summarizing test results and readiness for Commercial Production.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 11 of 44

2.7	Hidden Gem Reactivation and Certification
2.7.1	Objective

To return Hidden Gem to full operational status following its period in cold layup, Allseas shall reactivate, inspect, restore, and certify the Hidden Gem in accordance with applicable class and flag-state requirements and the conditions of the Commercial Recovery Permit, including obtaining any associated regulatory approvals applicable to commercial recovery operations.

2.7.2	Scope of Work

TMC shall procure that the Permit Holder must use reasonable endeavours to engage with NOAA and other relevant U.S. authorities in a timely manner in connection with the reactivation, repurposing, and certification of the Hidden Gem under DSHMRA and the permitting framework established thereunder.

Such engagement shall include seeking clarification, confirmation, and, where appropriate, tailoring or interpretation of applicable operational, environmental, and safety requirements, having regard to the first-of-kind nature of the project and the intended use of the Hidden Gem as a deep seabed mining vessel.

Without limiting the foregoing, the Permit Holder’s engagement shall address:

●	the operational, environmental, and safety requirements applicable under DSHMRA and conditions imposed under the Commercial Recovery Permit; and
●	any additional systems, modifications, or operational measures required to satisfy requirements beyond U.S.-flag documentation or waiver conditions, including manning, lifesaving appliances, emissions controls, and pollution-prevention systems.

For the avoidance of doubt, nothing in this Section obligates TMC nor the Permit Holder to obtain any regulatory outcome or exemption, and compliance with applicable Law and regulatory requirements shall ultimately be determined by the relevant Regulatory Authorities.

Allseas shall perform, manage, and be responsible for the following activities:

(a) Lay-up exit and Initial Assessment

●	Conduct a comprehensive layup-exit survey to determine the condition of hull, machinery, electrical systems, safety systems, accommodations, and all marine systems currently dormant or preserved;
●	Identify deficiencies, repairs, replacements, and refurbishment needs; and
●	Prepare a reactivation plan documenting the required actions, timeline, and cost estimate for approval under the WP&B.

(b) Class and Flag Reinstatement

●	Coordinate with Hidden Gem’s classification society and flag state to reinstate all certificates, including but not limited to:
o	Class certificates (hull & machinery);
o	Load line certificate;
o	Safety construction, equipment, radio certificates;
o	International safety management code (ISM), International ship and port facility security (ISPS), Maritime labour convention (MLC) certificates;
o	Environmental and pollution-prevention certificates; and
o	Certificate for underwater inspection in lieu of drydocking (UWILD).

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 12 of 44

●	Develop and implement a class survey strategy that supports sustained remote operations, including the use of Underwater Inspection In Lieu of Drydocking (UWILD), subject to class approval.
●	Schedule and complete all special surveys, annual surveys, machinery overhauls, and functional testing required to lift the current suspension of certification.

(c) Regulatory Compliance for DSHMRA Operations

●	Ensure Hidden Gem (and any subsequent Production Vessel) meets the technical, operational, environmental, and safety requirements applicable under Laws, conditions imposed on Regulatory Approvals, conditions imposed by or lawful directions given by Regulatory Authorities.
●	Implement any additional systems or modifications required to satisfy U.S.-flag documentation or waiver conditions, including manning, lifesaving appliances, emissions controls, and pollution-prevention systems.

(d) Systems Restoration and Commissioning

●	Restore all marine systems to full operability, including propulsion, power generation, DP, ballast, cranes, cargo systems, accommodation HVAC, communications, and navigation systems.
●	Commission vessel systems in accordance with OEM procedures and class requirements.
●	Perform docking and sea trials as required for recertification and readiness for Collection System integration.

(e) Documentation

●	Compile a vessel reactivation package including:
o	All reinstated certificates and survey reports;
o	Class and flag compliance records;
o	Test and commissioning records; and
o	Updated safety management documentation.
●	Provide the package to TMC and incorporate it into the Development Completion documentation set.
2.7.3	WP&B Governance

All reactivation activities, surveys, repairs, and certification work shall be planned, budgeted, and approved under a WP&B.

2.8	Supply Vessel Modifications

Allseas shall be responsible for ensuring that the Supply Vessels are suitably modified, outfitted, or upgraded to support offshore logistics for the project, including, without limitation:

●	Cargo capacity: Vessel deck and tank configurations capable of transporting sufficient fuel to refuel Hidden Gem (and subsequent Production Vessel(s)) and the required consumables, spares, or dry cargo;
●	Personnel accommodation: Accommodation and safety provisions to support crew change rotations, including bunks, galley, HVAC, and lifesaving appliances complying with relevant U.S. flag/class requirements or other means of transporting equivalent amount of personnel;
●	Walk-to-Work system: Installation of a motion-compensated Walk-to-Work (W2W) gangway system or similar suitable for safe personnel transfer under typical metocean conditions;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 13 of 44

●	Communications & data systems: Integration of vessel communications, AIS, DP systems, telemetry modules, and data links to support operational oversight via the AMS and TMC control center; and
●	Environmental and safety compliance: Any modifications necessary to comply with environmental protection, ballast water, spill response, and emissions regulations applicable under the Commercial Recovery Permit and Law.

All modifications shall be performed under Allseas’ engineering and project-management responsibility, applying the same design, quality, safety, and documentation standards used for the Hidden Gem modifications.

2.9	Sampling System – Design & Installation
2.9.1	Objective

To design, engineer, install, and commission a conveyor-belt sampling system capable of capturing accurate and representative samples of dewatered Nodules immediately prior to offloading.

The sampling system is required to support two primary objectives:

1.	determination of moisture content for verification of Actual Wet Tonnes Produced and associated reporting; and
2.	characterisation of particle size distribution (PSD) to confirm that the product is suitable for safe bulk transportation.

Sampling shall provide documentary evidence that the proportion of fine material is within acceptable limits, recognising that excessive fines (e.g. material below approximately 1 mm) may increase the risk of cargo liquefaction and loss of vessel stability during marine transport.

While analyses indicate that the likelihood of such conditions is low, the sampling system shall ensure that each bulk carrier cargo can be traced to recorded product samples, providing an auditable basis for transport safety assurance, risk management, and allocation of liabilities.

2.9.2	Scope of Work

Allseas shall:

●	Design a sampling system located on the final conveyor segment upstream of the over-the-side transfer boom.
●	Ensure the sampler complies with international sampling principles for bulk commodities
●	Engineer structural, mechanical, control, and safety interfaces with the Hidden Gem (and any subsequent Production Vessel’s) material-handling system.
●	Install the sampler, drives, housing, chutes, and integrated sample-handling cabinet.
●	Implement automation controls, sensor feedback loops, and logic required for consistent cut intervals.
●	Integrate sampling data streams into the AMS and digital twin.
●	Conduct commissioning tests demonstrating:
●	correct cutter path and velocity;
●	correct increment mass;
●	zero bias; and
●	sample integrity during handling.
2.9.3	Deliverables
●	Sampling system design package;
●	Structural & control integration drawings;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 14 of 44

●	Commissioning test reports; and
●	Procedure for collection and handling of samples, including storage and handover for onboard analysis.
2.10	Monitoring System Architecture & Sensor Integration
2.10.1	Objective

To develop and integrate a comprehensive monitoring architecture that supports operational control, environmental compliance, plume modelling, and AMS/digital twin functionality.

2.10.2	Scope of Work

Allseas shall:

●	Develop a monitoring system architecture defining all sensors, telemetry nodes, interfaces, and data pathways across the Production System; and
●	Select, engineer, procure, and install monitoring devices and all other ancillary materials and equipment that are required for the monitoring system architecture as designed by Allseas to operate as per the approved specifications, including:
o	production flow meters, density sensors, weight meters;
o	vessel position and motion sensors;
o	riser and umbilical telemetry;
o	environmental and plume-monitoring sensors (acoustics, turbidity, total suspended solids (TSS), multibeam echosounder(MBES), light detection and ranging (LiDAR), acoustic doppler current profiler (ADCP));
o	air quality sensors;
o	Closed-circuit television (CCTV) and safety monitoring systems;
o	Implement synchronised time-stamping and communications protocols compatible with the AMS/digital twin;
o	Integrate all sensors into the central control system and AMS data interface; and
o	Conduct initial calibration, verification, and acceptance testing.
2.10.3	Deliverables
●	Monitoring system architecture document;
●	Sensor list & integration matrices;
●	Calibration certificates; and
●	Commissioning test reports.
2.11	Radon, Alpha Radiation, Dust and Ventilation

Allseas shall provide and implement mitigation measures for radon accumulation, alpha-radiation exposure, and dust hazards associated with nodule storage and handling, including measures addressing risks to personnel safety and potential impacts to the marine environment arising from airborne dust emissions and deposition to surface waters.

2.11.1	Scope of Work

Allseas shall:

●	Engineer ventilation systems for holds, conveyors, storage holds, and enclosed spaces to prevent radon accumulation;
●	Provide extraction, dilution, or purging systems where ventilation alone is insufficient; and
●	Minimise dust generation by design through:
o	enclosed conveyors;
o	controlled drop heights;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 15 of 44

o	dust-tight housings; and
o	appropriate filtration/extraction.
●	Design accommodation, bridge, and control rooms with positive-pressure clean-air systems (PIL-equivalent); and
●	Provide radon and dust-monitor installation layouts, wiring, and interfaces.
2.11.2	Deliverables
●	Ventilation & radon control design package;
●	Dust control design package; and
●	Hazard assessment & engineering justification.
2.12	Monitoring Architecture and Sensor Criticality
2.12.1	Objective

During the Development Work, Allseas shall design, install and commission a complete monitoring and sensor architecture for the Production System, including classification of sensors and data streams by criticality class.

The monitoring and sensor architecture shall provide the basis for:

●	production measurement and performance monitoring;
●	system health, integrity monitoring, and operational control; and
●	regulatory compliance under the applicable Commercial Recovery Permit, including environmental impact monitoring, environmental sampling, and reporting obligations.

The design shall provide the basis for operational monitoring (Section 2.12.2) and the data quality management plan (Section 4.6).

2.12.2	Monitoring & Sensor Architecture

Allseas shall prepare a Monitoring & Sensor Architecture document which, as a minimum, shall include:

●	A structured list of all sensors and monitoring devices by subsystem (collector, riser, umbilical, LARS, compressors, power, vessel, environmental, plume, sampling);
●	Functional grouping of sensors (control, safety, integrity, performance, environmental, redundancy);
●	Measuring ranges, accuracy requirements and update frequencies;
●	High-level data paths from field devices to control systems, AMS and digital twin; and
●	Identification of data streams required for regulatory reporting and Production Reconciliation.
2.12.3	Sensor Criticality Classification (A/B/C)

Allseas shall assign each sensor and data stream to a criticality class, for example:

●	Class A – Safety / Regulatory / Integrity critical;
●	Class B – Production / Performance critical; and
●	Class C – Advisory / Diagnostic / Non-Critical.

For each class, the design shall define minimum requirements for:

●	redundancy and failover;
●	calibration and verification;
●	data availability and retention; and
●	alarm and fault-handling logic.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 16 of 44

2.12.4	Interfaces with AMS, Digital Twin and Data Quality Management Plan

The monitoring, sensor architecture and criticality register shall:

●	provide the input list and performance assumptions for the AMS and digital twin interface specifications; and
●	be cross-referenced in the data quality management plan (DQMP - Section 4.6 4.6), which shall define how the designed architecture is governed in operation.
2.12.5	Development Work Deliverables

The following shall be delivered as part of the Development Work:

●	Monitoring & sensor architecture;
●	Criticality register (A/B/C); and
●	cross-references in Base Specifications and AMS/Digital Twin interface specifications.

Implementation and day-to-day operation of the Monitoring & Sensor Architecture and criticality register shall be performed under the Commercial Production scope of work, as per the requirements set forth in Section 3.9.

2.13	Development Work Scheduling Requirements
2.13.1	Programme

Allseas shall prepare and maintain an integrated Programme in accordance with the Contract.

The Programme shall:

●	be prepared in a recognized scheduling software (e.g., Primavera P6 or equivalent);
●	identify the critical path, schedule float, and sequencing of all major activities;
●	contain identified resource loading required (resource-loaded schedule), by trade/ labour classification, and contain logical links clearly identifying predecessor and successor relationships between activities, leads and lags, and concurrency between activities;
●	identify key milestones, including design reviews, long-lead commitments, FAT/SIT/ HAT/ST/SAT dates, and the completion of the Development Work;
●	include interfaces with TMC inputs, regulatory dependencies, and deliverables requiring TMC approvals; and
●	include the schedule for AMS/digital twin development, integration testing, and Simulator Environment readiness.
2.13.2	Schedule Basis and Assumptions

Alongside the baseline Programme, Allseas shall submit a schedule basis and assumptions document detailing:

●	activity definitions and durations;
●	labour, fabrication, and vessel availability assumptions;
●	labour productivity assumptions;
●	critical vendor lead times;
●	weather contingencies;
●	logistics assumptions;
●	interface points with TMC and third parties;
●	regulatory approval assumptions; and
●	risk allowances and schedule contingency planning.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 17 of 44

2.13.3	Schedule Updates

Allseas shall update the Programme:

●	monthly, aligned with WP&B reporting;
●	showing actual progress, forecast completion, and variances from baseline; and
●	identifying critical-path changes, and delays.

Each update shall include:

●	updated Gantt chart / critical path method (CPM) network;
●	progress curves (S-curves) for engineering, procurement, fabrication, installation, commissioning, mobilisation and trials;
●	forecast date for completion of Development Work;
●	schedule risks and mitigation actions; and
●	native Primavera P6 file (or equivalent) with the schedule update and baselines.
2.13.4	Schedule Risk and Delay Mitigation

If Allseas identifies any event or risk that may delay one or more key milestones or the date for completion of Development Work, Allseas shall:

●	notify TMC;
●	assess and present the likely schedule impact;
●	propose reasonably practicable mitigation or recovery measures; and
●	implement agreed recovery actions.
2.13.5	Schedule Integration with WP&B

The Programme shall form part of the approved WP&B.
Any revision to the baseline (re-baselining) shall require:

●	documentation of variance; and
●	justification for change.
3	Commercial Production Work
3.1	Objectives

Allseas shall operate, maintain, and manage the Production System to collect, lift, dewater and transfer Nodules from the License Area to Transport Vessels and to the designated port of offloading, in accordance with the approved Mine Plan, with the objective of Achieving the Annual Production Targets and maintaining operational and environmental compliance, including compliance with all Laws and conditions imposed on Regulatory Approvals.

3.2	Scope of Commercial Production
3.2.1	Mine Plan Execution

Allseas shall conduct the Commercial Production in strict adherence to the approved Mine Plan and in compliance with all Laws and all conditions imposed on Regulatory Approvals and all lawful directions given by any Regulatory Authority including operational, environmental, and regulatory requirements applicable as part of the Commercial Recovery Permit, including the following:

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 18 of 44

●	Conduct collection operations in accordance with the approved Mine Plan and within boundaries, respect exclusion zones, and environmental restrictions defined by TMC or the Permit Holder; and
●	Operate under all applicable regulatory conditions and permit requirements issued by NOAA and other U.S. authorities.
3.2.2	Operations and Logistics

Allseas shall be responsible for the safe, continuous, and efficient conduct of the Commercial Production, including operation of the Production System and Additional Vessels and all associated marine logistics to support production activities, including the following:

●	Operate and maintain the Hidden Gem (and any subsequent Production Vessel), the Collection System and Transfer Vessel;
●	Operate and manage Nodule transportation to port of offloading
●	Manage all vessel logistics, crew operations, fueling, consumables, and shore base activities; and
●	Ensure continuous readiness and safe operation of the Production System.
3.2.3	Maintenance and Availability

Allseas shall perform all maintenance activities necessary to sustain the operational integrity, class compliance, and availability of the Production System and Transfer Vessel during the Commercial Production, including the following:

●	Implement preventive and corrective maintenance programs to sustain target system availability;
●	Maintain a spare parts strategy and critical spares inventory; and
●	Record and report all maintenance events and downtime.
3.2.3.1	Asset Integrity Management (AIM) Framework

Allseas shall maintain an AIM framework for all major system components including:

●	Condition-based monitoring (CBM);
●	fatigue-life tracking for riser, umbilical and lifting systems;
●	Safety critical element (SCE) performance standards;
●	IMR (Inspection, Maintenance & Repair) plans;
●	anomaly management procedures;
●	obsolescence risk management;
●	lifecycle cost modelling aligned with OP4; and
●	regulatory compliance under DSHMRA and class/flag requirements.
3.2.3.2	Underwater Inspection and Class Survey Compliance (UWILD)

Allseas shall maintain and execute the ABS, or equivalent class, approved underwater inspection in lieu of drydocking (UWILD) program developed during the Development Work.

This includes:

●	conducting all required underwater inspections, ROV surveys, and non-destructive testing at the intervals and scope approved by ABS;
●	submitting UWILD inspection records, images, and reports to ABS in the required format;
●	maintaining the Hidden Gem’s (and any subsequent Production Vessel’s) continuous class status without unplanned drydocking;
●	ensuring that hull, coatings, appendages, sea chests, and thruster units remain compliant with ABS requirements for UWILD continuation; and
●	coordinating any ABS-mandated corrective actions through the WP&B process.

All UWILD activities shall be integrated into the preventive and corrective maintenance program and shall be planned in a manner that minimises operational disruption.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 19 of 44

3.2.4	Adaptive Management System and Control Center Operation

At all times during the Commercial Production Allseas shall:

●	Maintain continuous operation and uptime of the AMS and digital twin systems, ensuring seamless data streaming to the TMC control center and NOAA.
●	Support real-time environmental and operational oversight by providing data access to authorized stakeholders.
●	Operate the Simulator Environment for periodic training, procedure validation, and emergency response drills.
●	Coordinate with TMC to refine adaptive operational responses based on live AMS data and regulatory feedback.
3.2.5	Reporting and Data Management

During the Commercial Production Allseas shall:

●	Submit monthly production, uptime, and fuel consumption reports;
●	Provide environmental, HSEQ, and compliance reports in accordance with Commercial Recovery Permit requirements; and
●	Maintain full operational logs, maintenance records, simulator training records, and cost tracking data.
3.2.6	Demobilization and Handover

At the conclusion of the Initial Term or any Extension Term, or upon early termination, Allseas shall safely demobilize, decommission, or lay up the Production System. Unless the Contract provides otherwise, all data, records, and documentation shall be transferred to TMC, and all environmental and safety obligations arising under the Commercial Recovery Permit and associated regulatory approvals shall be fully satisfied.

3.3	Deliverables
●	Monthly production and performance reports;
●	Maintenance logs and uptime records;
●	AMS and digital twin operational logs;
●	Environmental and safety compliance reports;
●	Annual performance review and Production Reconciliation; and
●	Final operational completion and demobilization report.
3.4	Supply Vessel Mobilization, Modification and Operations
3.4.1	Objective

To ensure continuous and reliable support to the Production System during the Commercial Production, Allseas shall arrange, modify, mobilize, and operate a suitable fleet of Supply Vessels (the “Supply Vessels”) to transport crew, fuel, consumables, equipment, and logistics cargo between the designated U.S. shore base and Hidden Gem (and any subsequent Production Vessel) and other offshore assets.

3.4.2	Shore base Interface and Logistics Corridor
●	The primary operational logistics corridor shall connect Hidden Gem (and any subsequent Production Vessel) with the designated U.S. West Coast shore base, anticipated to be San Diego, Long Beach, or Port Hueneme (final location to be determined by TMC and Allseas through the WP&B process).
●	Allseas shall design and execute all marine logistics routes, schedules, fuel transfer procedures, cargo-handling processes, and personnel transfers to ensure uninterrupted support to offshore operations.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 20 of 44

●	Mobilization activities, including loading, bunkering, and crew transfers at the shore base, shall be coordinated with TMC and shall comply with all applicable U.S. Coast Guard, port, and customs regulations and all Laws.
3.4.3	Mobilization and Operational Responsibilities

Allseas shall be responsible for:

●	Chartering, procuring, modifying, and mobilizing the Supply Vessels in accordance with the approved WP&B;
●	Operating and maintaining the Supply Vessels safely and efficiently, including master, crew, maintenance, and compliance with U.S. flagging or waiver requirements;
●	Managing voyage planning, fuel supply, crew rotations, consumable delivery, backloading, and waste-handling logistics;
●	Ensuring interface compatibility between Supply Vessels and the Hidden Gem (and any subsequent Production Vessel) for personnel transfer, fuel delivery, and cargo operations;
●	Maintaining records of Supply Vessel movements, loads, consumables, and personnel transfers in alignment with AMS data protocols and WP&B reporting;
●	Ensuring compliance with U.S. maritime law, U.S. Coast Guard requirements, and applicable Commercial Recovery Permit conditions; and
●	Coordinating with the designated U.S. shore base operator for berthing, resupply, warehousing, and hazardous materials handling.
3.4.4	Integration with Mine Plan and Commercial Production

The scheduling and utilization of the Supply Vessels shall be integrated into the annual Mine Plan and logistics plan to ensure that:

●	production operations are continuously supported;
●	weather and metocean risks are managed through contingency planning;
●	supply chain bottlenecks and turnaround times are minimized; and
●	crew and technical specialist transfer requirements are aligned with Commercial Production needs.
3.4.5	WP&B Governance

All Supply Vessel-selection decisions, modification scopes, and mobilization plans shall be developed and approved through the WP&B approval process (Section 9)

3.5	TMC Personnel Accommodation, Transfer and Workspace Requirements
3.5.1	Objective

To ensure safe, reliable, and continuous support for monitoring, regulatory compliance, scientific observation, and client‑representative oversight during offshore operations, Allseas shall provide accommodation, transfer capability, and suitable onboard workspace for TMC-Nominated Personnel as identified in the approved WP&B.

3.5.2	Personnel Categories and Manning Levels

Allseas shall accommodate and support TMC-Nominated Personnel on a rotational 5‑weeks‑on / 5‑weeks‑off basis. These personnel may include, without limitation:

●	Environmental and plume‑monitoring scientists;
●	Marine ecologists and marine mammal observers;
●	Regulatory and environmental compliance officers;
●	NOAA or other third‑party observers required under DSHMRA;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 21 of 44

●	TMC client and Permit Holder representatives;
●	Data scientists, AMS/digital twin operators, and technical specialists; and / or
●	Safety observers or HSEQ auditors.

The number of TMC-Nominated Personnel to be accommodated shall correspond to the personnel categories and headcounts defined in the approved WP&B. Expected total up to a maximum of 12 at any given time.

Allseas shall provide sufficient onboard accommodation for TMC-Nominated Personnel, including, but not limited to:

●	Cabins and berthing capacity consistent with the personnel matrix;
●	Access to galley, mess, laundry, and sanitation facilities;
●	Emergency muster, lifesaving appliances, and medical support consistent with total persons onboard; and
●	Secure storage space for scientific, environmental, and compliance equipment.

Allseas shall ensure the Hidden Gem and any subsequent Production Vessel meets all applicable U.S. Coast Guard, class, and flag‑state requirements for the expanded accommodation capacity.

3.5.3	Workspace Requirements – Production Vessel(s)

Allseas shall make available and maintain suitable onboard workspace for TMC-Nominated Personnel, including:

●	Dedicated office spaces for TMC personnel and compliance officers
●	A scientific laboratory or environmental monitoring room for sample handling, equipment calibration, and data review;
●	A data integration and AMS monitoring station linked to the digital twin and the onshore control center;
●	IT and communications infrastructure enabling real‑time regulatory oversight; and
●	Secure storage for monitoring instruments, sampling kits, and scientific equipment.
3.5.4	Transfer and Logistics

Allseas shall coordinate personnel transfers between the designated U.S. shore base (San Diego, Long Beach, or Port Hueneme) and Hidden Gem (and any subsequent Production Vessel) via Supply Vessels, ensuring:

●	Safe Walk-to-Work transfer operations;
●	DP or equivalent station‑keeping capability;
●	Scheduling aligned with Mine Plan operations and AMS reporting requirements; and
●	Compliance with U.S. Coast Guard standards for offshore personnel transfer.
3.5.5	WP&B Governance

All personnel numbers, accommodation upgrades, Supply Vessel modifications, and workspace outfitting shall be defined and approved through the WP&B.

3.6	Sampling & Chain-of-Custody – Operations
3.6.1	Purpose and Scope

This Section defines the operational procedures for representative sampling of Nodules from the conveyor system and the Chain of Custody (CoC) requirements for all samples collected.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 22 of 44

This process ensures traceable, verifiable, and auditable sample integrity for Production Reconciliation and performance assessment.

3.6.2	Sampling System Operation

Allseas shall operate and maintain the installed sampling system, including samplers or equivalent incremental sampling equipment, to obtain representative samples of the Nodule stream during production and offloading activities.

Sampling shall be performed in accordance with the validated sampling procedures established during the Development Work and updated through the WP&B process.

3.6.3	Chain of Custody Requirements for Samples

Allseas shall maintain a documented and auditable CoC for all samples collected, including:

●	unique sample identification, timestamp, and location metadata;
●	automated or manually logged sample collection records;
●	tamper‐evident sealed containers or bags;
●	a CoC log capturing each handover event and responsible personnel;
●	secure storage until transfer to TMC or designated laboratories; and
●	uploading of CoC data to the shared database for reconciliation.

Samples shall remain sealed and traceable from the point of collection to the point of delivery.

3.6.4	Qualified Personnel

All sampling and sample-handling activities shall be carried out by qualified sampling technicians trained in:

●	proper sampling techniques,
●	contamination control,
●	equipment calibration,
●	CoC documentation, and
●	safe handling and temporary storage.

TMC-nominated Third-party or TMC-representatives may witness sampling activities.

3.6.5	Sample Handling and Processing

Allseas shall ensure that samples are:

●	collected using calibrated sampling equipment;
●	processed using approved procedures (e.g., drying, moisture control, weighing, sealing);
●	stored in controlled conditions to prevent contamination or deterioration; and
●	transferred to TMC or delegated third parties according to the CoC log.
3.6.6	Documentation and Reporting

Sampling logs, CoC records, equipment calibration reports, and any deviations or non-conformances shall be included in:

●	Monthly Production Reconciliation reports;
●	WP&B reporting packages; and
●	Annual Mine Plan updates.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 23 of 44

3.6.7	Clarification of Responsibilities

Allseas’ obligations under this Section relate solely to the physical execution, handling, and documentation of sampling activities.

The interpretation, analysis, and certification of samples remain the responsibility of TMC.

3.6.8	Integration with Mine Plan and Production Reconciliation

Sampling data shall support:

●	Daily and monthly Production Reconciliation reports;
●	Validation of collection efficiency and resource utilisation efficiency parameters (Section 5.2);
●	Adjustment of operational plans, production forecasts, and Mine Plan execution strategies; and
●	Annual Mine Plan updates and WP&B refinements.
3.6.9	Testing, Calibration, and Verification

Allseas shall:

●	Perform periodic calibration and verification of the sampler, increment mass, and timing;
●	Maintain calibration logs in accordance with the DQMP;
●	Immediately report any deviations or equipment malfunction impacting sample integrity; and
●	Conduct a commissioning-level re-verification after any major modification or repair.
3.6.10	WP&B Governance
●	The design assumptions, sampling frequency, cutter interval, sample mass, and required onboard analyses shall be defined and approved under the WP&B.
●	Operational sampling resource requirements (crew, consumables, storage materials, lab equipment) shall be budgeted and reviewed annually through the WP&B process.
●	Allseas shall include sampling-system performance, downtime, calibration status, and consumable usage in its regular WP&B reporting.
3.7	Production Wet Tonnage Measurement and Reconciliation
3.7.1	Objective

To establish a clear and auditable framework for measuring, reporting, and reconciling production quantities expressed in Wet Tonnes, for use in production reporting, regulatory compliance, and application under Schedule 2 – Terms of Compensation.

3.7.2	Reference Wet Tonnes

For interim reporting and provisional commercial purposes, Allseas shall calculate Reference Wet Tonnes based on:

●	the measured belt weight; and
●	a default moisture content assumption applied in accordance with the agreed reporting methodology.

Reference Wet Tonnes may be used for:

●	preliminary production reporting;
●	interim cost reimbursement; and
●	initial performance incentive or production-linked calculations,

in each case subject to subsequent reconciliation in accordance with this Section.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 24 of 44

3.7.3	Actual Wet Tonnes Produced

Actual Wet Tonnes Produced shall be determined by correcting the measured belt weight using the actual moisture content derived from the applicable sampling and laboratory analysis.

Actual Wet Tonnes Produced constitute the final and binding production quantity for:

●	production reconciliation;
●	performance assessment;
●	regulatory and permit reporting; and
●	final commercial settlement under Schedule 2 – Terms of Compensation.
3.7.4	Reconciliation and Adjustments

Allseas shall perform reconciliation between Reference Wet Tonnes and Actual Wet Tonnes Produced on a regular basis, at a minimum monthly, or at such other interval as may be agreed between the Parties or through the WP&B process.

Any adjustments arising from such reconciliation shall be reflected in subsequent reporting and invoicing periods in accordance with Schedule 2 – Terms of Compensation, without reopening prior reporting periods.

3.7.5	Records and Auditability

Allseas shall maintain auditable records relating to:

●	belt weighing measurements;
●	calibration records;
●	sampling logs and laboratory results; and
●	reconciliation calculations.

Such records shall be made available to TMC, the Permit Holder, and any relevant Regulatory Authority in accordance with the Contract and applicable permit requirements.

3.8	Nodule Offloading and Marine Transportation
3.8.1	Objective

To safely, efficiently, and reliably offload dewatered Nodules from the Hidden Gem (and any subsequent Production Vessel) to a Transfer Vessel and to transfer such Nodules onward to Transport Vessel(s) for shipment to the port of offloading, in accordance with Commercial Recovery Permit requirements, environmental and operational constraints, and all applicable safety and regulatory standards.

3.8.2	Scope Overview

The scope comprises the integrated offshore transfer and marine transport of recovered Nodules, including:

●	offloading of Nodules from the Hidden Gem to a dedicated Transfer Vessel;
●	onward transfer from the Transfer Vessel to Transport Vessel(s); and
●	marine transportation of Nodules to the Port of Offloading using Transport Vessel(s), intended to be conventional bulk carrier vessel(s).

Unless otherwise expressly agreed in writing, the provision, chartering, and operation of the Transfer Vessel and the Transport Vessel(s) shall be the responsibility of Allseas.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 25 of 44

3.8.3	Offshore Transfer Operations

Allseas shall be responsible for the execution of all Nodule offloading and offshore transfer operations, including, without limitation:

●	operation of the Nodule-handling, conveying, and offloading systems, including chutes, booms, hoppers, buffer storage, and associated control systems;
●	safe positioning and station-keeping of the Hidden Gem (and any subsequent Production Vessel) for transfer operations;
●	establishment of communication protocols between the Hidden Gem (and any subsequent Production Vessel), the Transfer Vessel, and the Transport Vessel(s);
●	coordination of vessel approach, maneuvering, station-keeping, and transfer operations;
●	management of safety zones and operational exclusion areas;
●	monitoring offloading rates, mass flow, and stability conditions;
●	integration of offloading data streams with the AMS and TMC control center;
●	coordination of emergency response and contingency actions, including equipment failure, loss of station-keeping, spillage, or safety incidents;
●	implementation of spill prevention, containment, and cleanup procedures; and
●	compliance with NOAA observer requirements and Commercial Recovery Permit conditions.

Offshore transfer operations shall be deemed complete upon safe loading of Nodules onto the Transport Vessel(s).

3.8.4	Transfer Vessel

Allseas shall provide, charter, and operate a Transfer Vessel to support offshore transfer operations.

The Transfer Vessel shall:

●	be suitable for the intended offshore transfer operations; and
●	comply with the interface and compatibility requirements set out in Section 3.8.7.

The Parties acknowledge that a suitable Transfer Vessel may require modification or enhancement. Where such modifications are required, including dynamic positioning capability, offshore receiving systems, storage, or offloading systems, such activities shall constitute Development Work and shall be executed pursuant to an approved Development Work Package under the WP&B Framework.

3.8.5	Transport Vessel(s)

Allseas shall provide, charter, and operate Transport Vessel(s) for the marine transportation of recovered Nodules to the Port of Offloading.

The Transport Vessel(s):

●	are not required to be equipped with dynamic positioning capability;
●	shall receive Nodules offshore via controlled slow-steaming alongside a dedicated Transfer Vessel; and
●	shall be compatible with the transfer methods, design, class, and stability limitations of both the Transfer Vessel and the Transport Vessel(s).

Following completion of offshore loading, the Transport Vessel(s) shall transport the Nodules to the Port of Offloading.

The planning, scheduling, and execution of Transport Vessel operations shall be carried out in accordance with the applicable WP&B.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 26 of 44

3.8.6	Offloading Documentation and Reconciliation

(a) Offloading Documentation

Allseas shall prepare offloading documentation covering:

●	transfer from the Hidden Gem (or other Production Vessel) to the Transfer Vessel; and
●	transfer from the Transfer Vessel to the Transport Vessel(s),

including:

●	date, time, and location of transfer;
●	Wet Tonnes discharged (as measured by belt scale / weightometer);
●	sample IDs corresponding to the transfer batch;
●	deviations, abnormal events, or delays; and
●	AMS data references.

(b) Reconciliation

Offloading records shall be reconciled monthly against logs and Transport Vessel draft/hold measurements where applicable.

3.8.7	Vessel Compatibility Requirements

The Transfer Vessel and Transport Vessel(s) shall meet the following minimum requirements:

●	sufficient hold capacity consistent with Mine Plan transfer cycles;
●	structural capability to receive Nodule flow at rated offloading speeds;
●	compatibility with offloading boom geometry;
●	adequate maneuvering or station-keeping capability;
●	stability and ballast systems aligned with loading rates;
●	compatible communications systems with the Hidden Gem (and any subsequent Production Vessel) and AMS;
●	environmental compliance, including spill-response capability and emissions requirements;
●	appropriate lighting and safety equipment; and
●	compliance with USCG, class, flag, and Commercial Recovery Permit conditions.
3.8.8	Operational Constraints and Safety Parameters

Allseas shall establish and maintain procedures covering:

●	maximum allowable sea state for transfer operations;
●	emergency disconnect procedures;
●	DP or mooring alarm limits;
●	safe loading and transfer rates;
●	maximum permissible hold fill rates;
●	emergency stop triggers;
●	personnel access control;
●	environmental monitoring during transfer; and
●	spill-cleanup protocols.
●	Such procedures shall be issued to TMC for review.
3.8.9	Commercial Treatment

Marine transport services, including Transfer Vessel and Transport Vessel operations, shall be defined, priced, and approved through the applicable WP&B.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 27 of 44

Unless otherwise agreed:

●	such services shall be treated as OPEX; and
●	where applicable, modifications to, or procurement of vessels or equipment required to perform services shall be classified as Development Work,

and shall be compensated in accordance with Schedule 2 – Terms of Compensation, including any applicable demurrage, standby, and weather allowance provisions.

3.8.10	Custody Transfer

Unless otherwise expressly agreed in writing, custody of recovered Nodules shall transfer to TMC (or its designated consignee) upon discharge at the Port of Offloading.

3.9Operational Monitoring, Sensor Management and Data Acquisition

3.9.1	Objective

During the Commercial Production, Allseas shall operate, maintain and continuously improve the Monitoring & Sensor Architecture and criticality register as developed under Section 2.12, to ensure that all Class A/B/C monitoring functions perform as designed and that data streams meet the requirements of the DQMP (Section 4.6) and Commercial Recovery Permit.

3.9.2	Execution of Monitoring Architecture

Allseas shall:

●	maintain all monitoring devices, data paths and interfaces in accordance with the approved Monitoring & Sensor Architecture;
●	keep the Criticality Register up to date as equipment is replaced, upgraded or reconfigured;
●	ensure that Class A and Class B sensors achieve target availability and performance; and
●	promptly investigate and rectify monitoring failures that affect safety, integrity, production, or regulatory reporting.
3.9.3	Calibration, Verification and QA/QC

In accordance with the DQMP (Section 4.6), Allseas shall:

●	perform scheduled calibration and verification of sensors, with special focus on Class A and Class B devices;
●	record calibration results and non-conformances;
●	apply QA/QC checks to key data streams (range checks, drift detection, missing data flags); and
●	implement corrective actions where data quality thresholds are not met.
3.9.4	Data Availability and Redundancy

For Class A and Class B signals, Allseas shall ensure that:

●	redundancy and failover mechanisms as defined in Section 2.12 are implemented and maintained;
●	data are buffered and preserved during communication outages; and
●	loss of primary sensors triggers appropriate alarms, fallback modes and repair actions.
3.9.5	Operational Interface with AMS and Digital Twin

Allseas shall operate and maintain the AMS and digital twin data interfaces so that:

●	real-time and historical data required by the AMS/digital twin specifications are reliably provided;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 28 of 44

●	data quality flags and calibration status are propagated to AMS/digital twin; and
●	identified anomalies in AMS/digital twin outputs are investigated and, where relevant, traced back to sensor or data-quality issues.
3.9.6	Reporting and Continuous Improvement

Allseas shall:

●	report monitoring performance, sensor downtime and data-quality issues within the monthly WP&B reports;
●	recommend monitoring or sensor upgrades through OP4 and the AIM framework; and
●	update the Monitoring & Sensor Architecture and criticality register as improvements are implemented.
3.10	Radon, Alpha radiation, Dust and Ventilation – Operational Controls
3.10.1	Objective

To minimise occupational exposure to radon, alpha radiation, and nodule dust during routine operations and material handling.

3.10.2	Operational Responsibilities

Allseas shall:

●	Operate all ventilation, extraction, and dilution systems per design parameters;
●	Conduct scheduled radon and air-quality monitoring at designated sampling points;
●	Record and trend radon levels, reporting exceedances immediately;
●	Maintain dust suppression systems during reclaim, conveyance, and transfer; and
●	Prevent dust accumulation on decks and equipment through routine housekeeping.
3.10.3	Access Control & Safety Procedures

Allseas shall, at all times during Commercial Production, ensure that:

●	Enclosed or semi-enclosed spaces shall be treated as restricted-entry zones when nodules are present;
●	Entry shall require atmospheric testing and a permit-to-work; and
●	Breathing apparatus and PPE requirements shall follow the HSEQ risk assessment.
3.10.4	Training and Awareness

Allseas shall ensure that all personnel on board the Hidden Gem (and any subsequent Production Vessel), including Allseas personnel, TMC personnel, and any third-party or regulatory personnel, whether operational, supervisory, technical, scientific, or administrative, receive appropriate and role-relevant training on:

●	Alpha radiation and radon hazards;
●	Proper use of air-quality monitoring equipment;
●	Dust exposure risks; and
●	Emergency response procedures.
3.10.5	Integration with WP&B and HSEQ Systems

All operational radon, dust, and ventilation tasks shall be included in the applicable WP&B and managed under Allseas’ HSEQ Management System.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 29 of 44

3.11	Commercial Production Scheduling Requirements
3.11.1	Operational Schedule

Allseas shall prepare and maintain an Operational Schedule covering:

●	annual production planning and execution sequences;
●	Supply Vessel rotations and logistics cycles;
●	maintenance windows and planned shutdowns;
●	Simulator Environment training schedule; and
●	mandatory reporting and regulatory milestones.

The Operational Schedule shall be aligned with the approved annual Mine Plan and WP&B.

3.11.2	Operational Look-Ahead Schedules

Allseas shall issue, reasonably in advance:

●	a 28-day look-ahead schedule;
●	a 14-day detailed schedule for vessel rotations, and critical activities; and
●	daily operational plans during active collection windows.
3.11.3	Schedule Progress Measurement & Reporting

Allseas shall:

●	measure progress against the Operational Schedule;
●	report variances monthly in WP&B Reports; and
●	include downtime analysis (planned and unplanned), cause categorization, and impact on production.
3.11.4	Schedule Deviations and Mitigation

If any operational delay actually or is likely to impact the Annual Production Target or Mine Plan execution, Allseas shall:

●	notify TMC;
●	propose recovery actions (e.g., additional operational hours, re-sequencing, maintenance strategy adjustment); and
●	implement agreed recovery actions and track their effectiveness.
3.11.5	Integration with AMS and Digital Twin

Operational schedules shall be uploaded to the AMS and digital twin to allow:

●	mine-plan-to-execution comparison;
●	predictive operational modelling;
●	identification of schedule–performance deviations; and
●	optimization of production cycles.
3.11.6	Integration with WP&B

Operational scheduling assumptions, logistics cycles, and maintenance windows shall be incorporated into the annual WP&B.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 30 of 44

4	Technical Datasets and Design Interface
4.1	Purpose

This Section defines the technical information interfaces between TMC and Allseas in relation to the development of the Mine Plan, Production System design and integration, operational monitoring, and data management.

4.2	Rely-Upon Information and Technical Integration

The technical dataset provided by TMC as part of the Rely-Upon Information, shall be used by Allseas in conjunction with its own design assumptions, analyses, and operational methodologies, in the design, integration, and operation of the Production System and Additional Vessels, for the purpose of;

●	system design, including collector, riser, and vessel modifications;
●	Mine Plan development and refinement;
●	path planning and maneuverability assessment;
●	slope and obstacle avoidance analysis;
●	assessment of collection efficiency and resource utilization efficiency assumptions;
●	production modelling and feasibility assessment; and
●	integration into the digital twin and definition of the operational envelope.

Any modelling, simulation, or optimization activities performed under this Section are analytical and probabilistic in nature and are intended to support planning and optimization only, and do not constitute a guarantee of production outcomes or system performance.

4.3	Allseas Design Information

Allseas shall provide TMC with:

●	Vehicle maneuverability limits: turning radii, minimum corridor width, slope tolerance, obstacle clearance, and speed profiles.
●	Soil and seabed condition assumptions: soil strength requirements, acceptable traction ranges, and seabed conditions necessary for collector performance.
●	Operational constraints: collector operating envelope, riser/umbilical constraints, and surface vessel maneuvering requirements.

These inputs form the technical performance basis for the Mine Plan, including the identification, evaluation, and selection of Block(s) by TMC, considering the operational capabilities and constraints of the Production System.

4.4	Data Exchange & Interface Protocols

The Parties shall establish a technical data exchange protocol defining:

●	Path planning;
●	Mining sequence selection;
●	Resource utilization efficiency modelling;
●	coordinate systems;
●	file formats & metadata;
●	frequency of updates;
●	version control;
●	validation steps;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 31 of 44

●	secure data transfer; and
●	AMS/digital twin compatibility requirements.

Data exchange is for the purpose of implementing and refining the Mine Plan, operating and optimizing the Production System, supporting system performance validation and continuous improvement, and enabling monitoring, reconciliation, and regulatory reporting.

4.5	Operational Data Capture & Reconciliation

During operations, Allseas shall capture, manage, and make available operational and environmental data necessary to support Mine Plan execution, monitoring, reconciliation, and regulatory reporting, in accordance with the Monitoring & Sensor Architecture and the data quality management plan (Section 4.6).

4.6	Data Quality Management Plan
4.6.1	Purpose

The DQMP defines the governance framework for the quality, integrity, traceability and retention of all operational and environmental data generated by the Production System. It applies to the Monitoring & Sensor Architecture and criticality register developed under Section 2.12 and to operational monitoring under Section 3.9.

4.6.2	Scope

The DQMP shall cover, at a minimum:

●	sensor and data-stream inventory (by reference to the criticality register);
●	calibration and verification policies;
●	data validation and QA/QC rules;
●	time-synchronisation standards;
●	data logging, buffering and backup;
●	change control for monitoring configurations; and
●	data retention, access and audit trails for TMC, Permit Holder, and/or NOAA review.
4.6.3	Deliverables

Allseas shall prepare, maintain and periodically update the DQMP, and shall provide TMC and relevant Regulatory Authorities with access to the DQMP and its associated records upon reasonable notice.

5	Key Performance Requirements
5.1	Production Targets and Availability

(a) Steady-State Production Capability

Allseas shall design and operate the Production System to achieve a Production Capability of 3.0 Mtpa (wet basis) under normal operating conditions and based on the Rely-Upon Information.

(b) Annual Production Targets (Ramp-Up)

The Project will target the following ramp-up profile:

●	Year 1: 1.0 Mt
●	Year 2: 1.5 Mt
●	Year 3: 2.0 Mt

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 32 of 44

●	Year 4: 2.5 Mt
●	Year 5: 3.0 Mt

(c) System Availability

Allseas shall design the Production System and develop maintenance, reliability, and operational strategies to achieve an operational availability consistent with the Production Targets.

The design and operational criteria for the Production System’s availability shall:

●	incorporate long-term metocean and weather statistics relevant to the Licence Area, including downtime modelling and seasonal variability;
●	reflect reliability, maintainability, redundancy, and spares philosophies appropriate for continuous offshore production;
●	be supported by RAM (Reliability, Availability and Maintainability) models demonstrating the ability of the Production System to achieve the WP&B Annual Production Targets across a representative long-term operating period; and
●	identify and quantify key operational risks and mitigation strategies, including weather-related interruptions and environmental constraints.

The target operational availability will be established and shall form part of the applicable Production Targets.

5.2	System Performance and Resource Recovery Efficiency
5.2.1	Design and Operation

Allseas shall design, construct, and operate the Production System and Additional Vessels, with the objective of enabling efficient and effective mining of each Block, having regard to the physical characteristics of the seabed, obstacle density, maneuverability constraints, and operational practicality as reflected in the applicable Rely-Upon Information, and recognizing that such characteristics may vary by Block.

5.2.2	Resource Recovery and Block Utilisation Parameters

System performance shall be evaluated by reference to indicative planning and assessment parameters reflecting the effectiveness with which the Production System converts accessible in-situ resources into recovered tonnes under the Mine Plan, including:

1.	Collection Efficiency [***]

The proportion of recoverable nodules encountered within accessible and traversable areas that are successfully collected by the Collection System.

2.	Block Utilisation Efficiency [***]

An estimate of the proportion of the accessible and practically mineable area of a Block that is effectively covered and mined through execution of the Mine Plan, taking into account obstacle avoidance, maneuverability requirements, path planning, entry and exit constraints, and the need to minimize excessive operational downtime or inefficient maneuvers.

These parameters reflect reasonable estimates based on current knowledge, pilot operations, and system design maturity, recognising that certain areas within a Block may remain unmined where access would be impracticable, inefficient, or disproportionate in operational effort relative to expected recovery.

Where measured performance [***] from the applicable planning assumptions (that is – reference values for collection efficiency and block utilisation stated above), Allseas shall investigate the underlying causes and, where reasonably practicable, propose design, operational, or

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 33 of 44

Mine Plan adjustments intended to improve coverage, manoeuvrability, or recovery efficiency, without constituting an obligation to recover specific areas or quantities of resource.

5.3	Measurement and Reconciliation

Performance against the parameters set out in Section 5.2 shall be measured using operational data captured through the AMS and digital twin and reconciled at appropriate intervals to support Mine Plan updates, performance evaluation, and WP&B refinement.

Reconciliation outputs shall be used as inputs for Mine Plan optimisation, system performance assessment, and ongoing feasibility and production confidence evaluation.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 34 of 44

6	Management of Change
6.1	Purpose and Principles

This Section establishes the principles governing the identification, control, and documentation of changes to the scope, technical baseline, schedule, interfaces, or deliverables of the Development Work and Commercial Production.

The objectives of this Section are to:

●	ensure that changes are managed in a controlled, transparent, and auditable manner; and
●	prevent uncontrolled scope, cost, or schedule impacts.
6.2	Change Control Procedure

Allseas shall establish, maintain, and comply with a documented Change Control Procedure governing the management of technical, operational, schedule, and interface changes.

The Change Control Procedure shall:

●	define how changes are identified, assessed, reviewed, approved, and documented;
●	ensure consistency with the WP&B Framework under Section 9; and
●	provide appropriate visibility to TMC.

The Change Control Procedure shall be submitted to TMC for review as an Early Development Work deliverable.

6.3	Change Log and Reporting

Allseas shall maintain a change log recording all proposed and approved changes, including at a minimum:

●	a description of the change;
●	the trigger or source of the change;
●	approval status and date; and
●	reference to the applicable WP&B or Variation.

The change log shall be provided to TMC as part of monthly reporting.

7Acceptance & Completion

7.1	Purpose

This Section defines the acceptance criteria for completion of the Development Work.

7.2	Development Work Completion Criteria

Development Completion occurs when:

●	All Development Packages (DP1 through DP8) under the development WP&B Framework of Section 9 are completed;
●	All FAT, SIT, HAT, Sea Trials, and SAT procedures are completed and accepted;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 35 of 44

●	AMS and digital twin integration validated with real data;
●	All mandatory documentation has been delivered by Allseas to TMC (test results, calibration certificates, maintenance plans, training records, updated functional safety register);
●	the technical, operational, and reliability evidence required under Section 2.5 to support feasibility and bankability assessment has been submitted and is complete, including substantiation of system performance, reliability, and availability assumptions; and

The Development Completion report is accepted.

8	Interface and Cooperation
8.1	Purpose

This Section sets out the principles governing coordination, interface management, and information exchange between the Parties in support of the execution of the Development Work (Section 2) and the Commercial Production (Section 3).

8.2	Cooperation Principles

The Parties shall coordinate their activities to:

●	exchange relevant information in a timely and transparent manner;
●	maintain alignment on engineering, operational, environmental, and regulatory requirements;
●	avoid unnecessary delay, duplication, or interference between activities; and
●	identify interface risks at an early stage and collaborate on appropriate mitigation measures.
8.3	Project Coordination and Governance Interfaces
8.3.1	Steering Committee (Project Oversight and Escalation Function)

The Parties shall establish a joint Steering Committee, comprising senior representatives appointed by each Party, to provide senior-level project oversight and coordination in support of the execution of the Work.

At the commencement of the Project, the Steering Committee shall comprise the TMC Chief Executive Officer [***], appointed by TMC, and the Allseas Vice President Commercial [***], appointed by Allseas.

Each Party may replace its Steering Committee representative from time to time by written notice to the other Party, provided that any replacement shall be a senior representative with appropriate authority, experience, and familiarity with the Project.

The Steering Committee’s role shall include, as appropriate:

●	senior alignment on project objectives, priorities, and execution approach;
●	review of WP&B’s prior to approval in accordance with Section 9;
●	oversight of major procurement and contracting strategies;
●	awareness and discussion of key project, technical, operational, commercial, and regulatory risks;
●	serving as an escalation forum for matters that the project team is unable to resolve at working level; and

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 36 of 44

●	making decisions that are expressly reserved as Steering Committee decisions in accordance with the Contract.

Where a WP&B is not supported as submitted, the Steering Committee may request clarification or request that the Project Team consider adjustments, following which a revised WP&B shall be resubmitted for review and approval in accordance with Section 9.

The Steering Committee shall use good faith efforts to resolve escalated matters and support timely decision-making.

8.4	Technical, Data, and Reporting Interfaces

The Parties shall coordinate on technical, data, and reporting interfaces necessary to support:

●	system integration and operational readiness;
●	Mine Plan execution and optimization;
●	AMS and Digital Twin operation and data exchange; and
●	regulatory, environmental, and operational reporting requirements.

This coordination includes the provision and exchange of information required to support WP&B preparation, design reviews, procurement activities, and regulatory submissions.

Allseas shall maintain appropriate interface documentation necessary to manage integration and coordination of the Work, commensurate with the scope and phase of the project. Such documentation shall be updated and made available to TMC.

8.5	Co-Location, Access, and Collaboration
8.5.1	Co-Location of TMC Personnel

To support effective collaboration during the Development Work and Commercial Production, Allseas shall make reasonable office space available for designated TMC representatives at its primary engineering and project management coordination locations.

Such co-location supports coordination and information exchange only and does not relieve Allseas of responsibility for the Work nor confer supervisory authority on TMC.

8.5.2	Access to Facilities and Works

Allseas shall provide TMC representatives with reasonable access to engineering offices, fabrication yards, integration sites, subcontractor and supplier facilities, and vessel modification works for coordination and familiarisation purposes.

TMC representatives may attend FAT, SIT, HAT, SAT, sea trials, and integration tests, subject to applicable health, safety, security, and site access requirements and Allseas must give TMC at least 14 days’ notice prior to conducting any such testing work to enable TMC to assign representatives to attend and arrange appropriate logistics.

8.5.3	Participation in Engineering and Interface Coordination Activities

TMC representatives shall be invited to participate in key coordination activities, including engineering and system-integration meetings, design and safety reviews, procurement-alignment discussions, and readiness reviews for commissioning and offshore deployment.

Allseas shall provide TMC with reasonable prior notice of such activities, considering the nature and urgency of the subject matter, to enable meaningful participation where practicable.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 37 of 44

Such participation is for coordination and information purposes only and does not constitute an approval obligation, unless expressly required under this Schedule or the Contract.

8.5.4	Communication Channels

The Parties shall maintain open and effective communication channels, including regular coordination meetings and shared digital workspaces for key documents, interface records, and design inputs.

Allseas shall notify TMC in a timely manner of material issues affecting system integration, Mine Plan execution, or regulatory compliance.

8.5.5	Cost Treatment

Costs associated with office accommodation, workstations, and reasonable hosting of TMC personnel shall be addressed through the WP&B process and shall be reimbursable only to the extent approved under an applicable WP&B and in accordance with Schedule 2 – Terms of Compensation.

9	Work, Plan & Budget (WP&B) Framework
9.1	Purpose

The WP&B Framework sets out how the Parties plan, define, agree, execute, and monitor the Development Work and the Commercial Production.

It establishes a structured process for the preparation, review, approval, and update of Work Plans and Budgets, which together define the authorized scope, schedule, and cost for the performance of the Work.

The WP&B Framework is intended to:

●	provide a clear and transparent basis for defining scope, schedule, and approved budget prior to execution;
●	establish the agreed basis on which Allseas may perform work, incur costs, and make commitments, including LLI commitments;
●	support TMC’s governance, disclosure, and approval requirements, including those applicable under SEC reporting requirements;
●	enable timely commitment of LLIs where required to protect the Programme; and
●	support disciplined cost, schedule, and risk management throughout the project.

Execution of the Work and incurrence of costs shall only be undertaken in accordance with an agreed WP&B, which applies to the defined scope, assumptions, and period set out therein and does not imply approval of any subsequent WP&B.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 38 of 44

9.2	Development Work WP&B Framework
9.2.1	Development Packages

The Development Work shall be structured and managed through the following Development Packages:

Table 9-1 Overview of the preliminary Development Packages as defined at Effective Date

Package	Description	Scope / Intended Content (minimum governance definition)
DP1	Engineering Definition, Project Setup & Tendering

Front-end engineering definition, project setup and governance, initial programme basis, procurement and vendor strategy, supplier pre-qualification, preparation and issue of early tender packages, and establishment of initial WP&B baselines and assumptions.

DP2	Hidden Gem Lay-up

Costs incurred during the Development Work, including crewing, insurance, class and flag maintenance, port and berth costs, preservation and maintenance activities, and other vessel holding or standby costs incurred prior to Installation & Commissioning

DP3	Detailed Engineering, Project & Construction Management

Integrated detailed engineering, constructability and system integration planning, procurement and tender documentation, project and construction management planning, and refinement of schedule and cost baselines.

DP4	Hidden Gem Reactivation

Reactivation planning and execution, surveys and inspections, class and flag readiness activities, certification pathway definition, and readiness evidence for subsequent integration and modification works.

DP5	Tank Conversion, Storage & Offloading Systems	Engineering, procurement coordination, fabrication and installation planning for tank conversion and storage/offloading systems, including interface definition and readiness for commissioning.
DP6	Long-Lead/ Procurement items Production System

LLI procurement activities including tendering, technical and commercial evaluation, vendor selection recommendations, contract terms, lead-time validation, delivery schedules, and procurement commitments for the Production System

DP7	Long-Lead/ Procurement items Transfer Vessel

procurement or chartering including vessel identification, tendering, lead-time validation, technical and commercial evaluation, vendor selection recommendations, contract terms, scope definition, delivery schedules, and preparation for commissioning and entry into service

DP8	Installation & Commissioning

Installation and integration activities, FAT/SIT/HAT/SAT planning and execution, commissioning documentation, validation of system interfaces (including AMS/Digital Twin data pathways), and readiness for offshore trials.

DP9	Mobilisation, Transit & Offshore Trials	Mobilisation planning and execution, transit, offshore trials, operational readiness preparations, handover inputs, and completion documentation supporting transition to Commercial Production

Subdivision of DP6 into DP6.x sub-packages may be used to align approvals with vendor lead times and risk exposure and does not create additional contractual approval levels.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 39 of 44

The scope descriptions above are indicative and are intended to support WP&B development and governance, and do not constitute a detailed scope of work beyond that defined in an approved WP&B.

9.3	Operational Work WP&B Framework
9.3.1	Operational Packages (OP)

The Commercial Production shall be governed by the following Operational Packages, renewed on an annual and rolling basis:

Package	Description
OP1	Annual operational plan, budget & execution authority (to be developed for each Year)
OP2	In-year WP&B revision (as required) (revision of OP1)
OP3	Year-end reconciliation & forward planning (revision of OP1)
OP4	Multi-year maintenance, upgrade & renewal planning

9.3.2	OP1 — Annual Operational Plan, Budget & Execution Authority

OP1 constitutes the primary annual operational WP&B and, once approved, authorises both the planned operations and the execution of those operations for the relevant operational year.

The OP1 WP&B shall include, as a minimum:

●	the annual operating plan;
●	the (updated) Mine Plan and annual Production Targets;
●	the approved annual operating budget and resource plan;
●	environmental, permitting, and Commercial Recovery Permit compliance plans;
●	the AMS/Digital Twin integration and data-delivery plan for the operational year; and
●	the planned maintenance programme and logistics strategy.

Approval of OP1 authorises Allseas to execute the approved operational activities for the relevant Production Year, including:

●	collector operations, lifting, dewatering, and transfer activities;
●	fleet operations, logistics, and shore-base support;
●	execution of the approved maintenance programme;
●	operation of the AMS/Digital Twin and delivery of regulatory and performance data; and
●	routine operational reporting and monthly WP&B tracking.
9.3.3	OP2 — In-Year WP&B Revision (as required)

A mid-year WP&B revision (OP2) may be prepared where required in the event of:

●	material deviations in production, weather, or system availability;
●	revised Mine Plan assumptions;
●	regulatory or permitting adjustments; and/or
●	required operational mitigations or optimisations.

Approved OP2 revisions supersede the applicable elements of the OP1 WP&B for the remainder of the operational year.

9.3.4	OP3 — Year-End Reconciliation & Forward Planning

OP3 shall be performed jointly at year-end and shall include:

●	Production Reconciliation report;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 40 of 44

●	resource recovery utilization efficiency reconciliation;
●	cost reconciliation against the approved WP&B;
●	environmental and regulatory compliance summary; and
●	lessons learned and improvement proposals.

The outputs of OP3 shall inform the preparation of the subsequent OP1.

9.3.5	OP4 — Multi-Year Maintenance, Upgrade & Renewal Planning

OP4 establishes and maintains a rolling multi-year plan addressing:

●	class and flag surveys and dry-docking strategy;
●	Supply and Transport Vessel maintenance cycles;
●	riser, umbilical, and lifting system life-cycle and fatigue-cycle planning;
●	renewal and replacement planning for critical systems;
●	AMS/Digital Twin hardware and software refresh and obsolescence planning; and
●	a multi-year cost outlook and renewal forecast.

OP4 shall be updated at least annually and for each Production Year the applicable OP4 scope and expenditure will be included in and approved as part of the applicable OP1 WP&B.

9.4	WP&B Preparation and Maturity Requirements

Each WP&B submission (DP or OP) shall demonstrate a level of definition and maturity appropriate to the nature of the scope and the commitments sought, including:

●	sufficient engineering and technical definition to support execution and procurement decisions;
●	a description of the underlying technical scope, key assumptions, interfaces, and principal risks relevant to the proposed cost and schedule;
●	cost estimates and schedules grounded in validated assumptions and, where applicable, vendor input;
●	identification of material risks, uncertainties, and mitigation measures;
●	evidence appropriate to support board-level and SEC-aligned governance for any material commitment; and
●	for WP&B’s seeking authorisation to commit LLI, cost and schedule information based on completed tender evaluations and vendor-validated data, demonstrating a level of definition and accuracy appropriate for procurement commitment.

Where TMC reasonably identifies material concerns that may affect cost, schedule, regulatory compliance, or Production Targets, the Parties shall address such concerns as part of the WP&B finalization process.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 41 of 44

10	ESG and Sustainability requirements

This Section defines the obligations that apply across both the Development Work and Commercial Production and are not limited to any single technical workstream. These requirements govern disclosure, data use, reporting, ESG obligations, confidentiality, and other lifecycle-wide responsibilities that support regulatory compliance, stakeholder engagement, and consistent project governance under the Commercial Recovery Permit.

10.1	ESG Reporting and Sustainability Data Provision
10.1.1	Objective

Through its policies and sustainability approach, TMC is committed to adopting responsible business practices. TMC prepares annual and periodic Environmental, Social, and Governance (ESG) disclosures in accordance with applicable securities laws, sustainability reporting standards, and stakeholder commitments. Clients, regulators, and other stakeholders demand evidence-based assurance of compliance with such requirements, which involve conducting due diligence to identify and manage ESG risks in operations and supply chain.

Allseas shall support these obligations by providing timely, accurate, and complete ESG-related data arising from the performance of the Work. Allseas must at all times in undertaking the Work operate in compliance with TMC’s policies and supplier code of conduct.

10.1.2	Scope of ESG Reporting Support

Allseas shall collect, maintain, and provide to TMC all ESG-related information reasonably required for TMC’s annual ESG report, sustainability disclosures, stakeholder reporting, and DSHMRA-mandated public transparency obligations. This includes, without limitation:

(a)	Environmental Data
●	Operational emissions data (CO₂, NOₓ, SOₓ, particulate matter) from the Production System and Additional Vessels;
●	Fuel consumption and energy-use and intensity data by vessel, system, and process;
●	Waste generation, waste handling, and disposal records;
●	Water withdrawals, water intensity data by vessel, system, and process; water discharges; spill incidents; and pollution-prevention events; and
●	Environmental monitoring outputs produced under the AMS (e.g., plume dispersion data, discharge parameters, sediment monitoring, biodiversity observations), as permitted for release under DSHMRA;

(b)Health, Safety, and Personnel Data

●	Marine casualties, lost-time injuries, TRIR, safety incidents, near misses, and corrective actions;
●	Crew and TMC-Nominated Personnel training records, including AMS and simulator training; and
●	Workforce statistics associated with Allseas’ direct operations (where appropriate and consistent with privacy laws).

(c)Social and Community Data

●	Record of community or stakeholder engagements performed by Allseas on behalf of or in coordination with TMC (if any); and
●	Supplier and subcontractor sustainability compliance information, including human-rights and labor-standard incidents, due diligence measures and compliance actions, as required under TMC’s Supplier Code of Conduct.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 42 of 44

(d) Governance and Compliance Data

●	Details about environmental management system and health and safety management system as well as third-party certifications;
●	Audit results, non-conformance reports, and corrective actions related to DSHMRA and NOAA obligations;
●	Ethical conduct and anti-corruption compliance certifications applicable to Allseas personnel and subcontractors assigned to the Work; and
●	Procurement transparency records for material purchases associated with the Project; and annual update on existence and implementation of Allseas’ ESG-related policies, strategy, goals, and targets.

(e) Activity Metrics and Vessel Data

●	Distance travelled (vessels and collectors), days at port, in transit and on station, operating days, and port calls; and
●	Vessel characteristics, energy efficiency index and ship energy efficiency management plan, and carbon intensity indicator and rating.
10.1.3	Greenhouse Gas (GHG) Emissions Data and Reduction Collaboration

Allseas shall provide TMC with accurate and timely greenhouse gas emissions data associated with the performance of the Work, including fuel consumption, energy use, and calculated CO₂e emissions from all vessel operations and offshore equipment under Allseas’ operational control and supporting activities.

Allseas shall cooperate with TMC in identifying opportunities for GHG reduction, fuel efficiency improvement, and operational optimisation, consistent and in compliance with upcoming regulatory requirements such as the International Maritime Organization’s Net-Zero Emissions Framework, applicable reporting standards, and the WP&B.

10.1.4	Vessel Emissions Intensity Reporting

Allseas shall maintain and report vessel-level emissions intensity metrics, including but not limited to CO₂e per operating hour, CO₂e per tonne of nodules transferred, and fuel consumption per voyage or operational cycle.

Such data shall be submitted in a structured, auditable format suitable for inclusion in TMC’s ESG disclosures, regulatory reporting, and lifecycle assessment modelling.

10.1.5	Reporting Frequency and Format

Allseas shall provide quarterly ESG data updates and a comprehensive annual ESG report package in the format reasonably requested by TMC. Quantitative metrics are typically required within a month after the end of each quarter.

Allseas shall maintain data in a structured, auditable format suitable for regulatory review, public reporting, and assurance by TMC’s independent auditors.

Real-time or continuous environmental data generated through the AMS and digital twin shall be made accessible to TMC in accordance with Section 2 - Development Work and Section 3 -Commercial Production.

10.1.6	Data Quality and Verification

Allseas shall implement reasonable internal controls to ensure ESG data accuracy, consistency, and completeness.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 43 of 44

Upon reasonable request, Allseas shall provide supporting documents, logs, calibration records, and evidence required for TMC’s internal audit or third-party verification processes.

If material inconsistencies or data gaps are identified, Allseas shall promptly investigate, correct, and re-submit the affected data.

TMC may verify compliance with its policies and supplier code of conduct through a variety of mechanisms which may include a self-evaluation tool for suppliers, desktop-based audits or comprehensive on-site assessments led by TMC or a nominated third party.

10.1.7	Compliance with Evolving Standards

ESG reporting requirements may change due to regulatory updates (including US. Securities and Exchange Commission (SEC) or California climate-related disclosures), DSHMRA transparency conditions, or TMC’s voluntary reporting standards (e.g. Global Reporting initiative (GRI), Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD)). Allseas shall use reasonable efforts to support TMC in meeting such updated requirements, provided that any material change in scope, workload, or cost shall be addressed through the WP&B and Change Order process.

Significant changes regarding data needs, format, reporting frequency, and deadlines would be informed by TMC at the earliest reasonable opportunity, at least 3 (three) months before the start of the corresponding reporting period. Questions, guidance needs, or reporting gaps should be flagged by Allseas at the earliest reasonable opportunity, and in any event at least 2 (two) months before the start of the corresponding reporting period.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 44 of 44

Schedule 2 – Terms of Compensation

Contents

Contents		1
2	Terms of Compensation	2
2.1	Purpose and Principles	2
2.2	Eligible Costs, Non-Eligible Costs and Rate Escalation	3
2.3	Initial Costs & Lay-up Costs	5
2.4	Development Work Compensation	6
2.5	Commercial Production Compensation	9
2.6	Production tonnage-based Repayment Mechanism	13
2.7	Performance Incentive	14
2.8	Cash or Share Settlement	16
2.9	Payment Terms	16

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 1 of 17

2	Terms of Compensation
2.1	Purpose and Principles

This Schedule sets out the compensation framework governing payments by TMC to Allseas for the performance of the Work under the Contract, covering both the Development Work and the Commercial Production.

This Schedule defines the categories of compensable costs and payments, and the mechanisms by which such costs and payments are reimbursed or settled, as further detailed in the sections below.

In all cases, unless otherwise stated in this schedule 2 the payment process set forth in Article 14.6 shall apply to all payments under the Contract.

Pre-award incurred cost

TMC shall reimburse Allseas for the following costs incurred prior to the Effective Date:

●	Initial Costs, being costs incurred by Allseas prior to the Effective Date as further detailed in Section 2.3.1 below; and
●	Lay-up Costs, being costs incurred prior to the Effective Date to maintain the Hidden Gem and the Collection System in lay-up or limited readiness as further detailed in Section 2.3.2 below.

Development Work

Subject to approval of a WP&B, TMC shall reimburse Allseas for costs incurred in the performance of the Development Work under the Contract, including:

●	Development Work Costs, including engineering, project management, development activities, and development capital expenditure, including any additional lay-up or holding costs incurred during the Development Work; and
●	Mobilisation Costs incurred in preparation for the start of Commercial Production.

Commercial Production

Subject to approval of a WP&B, TMC shall reimburse Allseas for costs incurred in the performance of the Commercial Production under the Contract, including:

●	Operating Expenditure (OPEX) reimbursement;
●	Deferred CAPEX repayment, settled through production tonnage-based repayment mechanisms;
●	Performance Incentives linked to Actual Wet Tonnes Produced;
●	Demobilisation Costs; and

Costs under this Schedule are settled, as applicable, through one or more of the following mechanisms:

●	payment by TMC to Allseas in cash; or
●	issuance by TMC to Allseas of TMC shares, where expressly provided for in this Schedule.

The specific eligibility, calculation, timing, and settlement mechanics applicable to each category are summarised in Table 2-1 and set out in the relevant sections of this Schedule.

All amounts are in Euro (EUR) unless stated otherwise.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 2 of 17

Table 2-1 Compensation categories and settlement mechanism (Summary)

Category	Payment Form (default)	Tonnage based repayment	Price mechanism
Development Work
1. Initial Costs (incurred prior Effective Date, as agreed in prior agreements between TMC and Allseas and their respective affiliate companies)	50% shares	Yes, remaining 50%	[***] trading days / At Cost
2. Initial Lay-up Costs (incurred prior Effective Date, as agreed in prior agreements between TMC and Allseas and their respective affiliate companies)	50% shares	Yes, remaining 50%	[***] trading days / At Cost
3. Development Work - Production System	50% cash, reimbursement of actual cost incurred in prior month, invoiced monthly	Yes, remaining 50%	At Cost
4. Development Work – Supply Vessels	50% cash, reimbursement of actual cost incurred in prior month, invoiced monthly	Yes, remaining 50%	At Cost
5. Mobilization Costs – Production Vessel	50% cash, reimbursement of actual cost incurred in prior month, invoiced monthly	Yes, remaining 50%	At Cost
6. Marine Transportation Scope	50% cash, reimbursement of actual cost incurred in prior month, invoiced monthly	Yes, Remaining 50%	At Cost

Commercial Production
1. Performance incentive	100% cash, monthly	-	At monthly adjusted Performance Incentive rates
2. Deferred CAPEX (tonnage-based repayment)	100% cash, monthly	-	At Rates
3. OPEX reimbursement	100% cash, monthly		At Rates / At Cost +%
4. Demobilization costs	100% cash, monthly	-	At Rates / At Cost +%
5. Marine Transportation Scope (incl. Supply Vessels)	100% cash, monthly		At [***] vessel (s) and supply vessel(s)

2.2	Eligible Costs, Non-Eligible Costs and Rate Escalation
2.2.1	Eligible Costs

Costs are Eligible Costs if they are:

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 3 of 17

●	approved in the WP&B;
●	necessary, reasonable, and directly related to the execution of the Work;
●	actually incurred by Allseas and supported by substantiating documentation acceptable to TMC; and
●	incurred in accordance with the Contract.

Eligible Cost categories include actual and reasonable costs incurred by Allseas in performing the Development Work including but not limited to the following types of costs:

●	engineering, design, and project management costs;
●	procurement and fabrication costs;
●	Production Vessel modification and integration costs;
●	supply vessel modification and operating costs;
●	Costs incurred in developing, fabricating, testing and readying the Collection System for operation;
●	AMS/digital twin development support;
●	(de)Mobilisation Costs for the Production System;
●	commissioning and sea-trial costs for the Production Vessel and other elements of the Production System, as applicable;
●	regulatory, re-flagging and class-approval costs associated with the Hidden Gem; and
●	maintenance costs of the Production Vessel
●	personnel, logistics, and offshore operations costs; and
●	PFS/FS engineering, modelling, and feasibility-assurance costs for the Production System.

And in respect of the Commercial Production Eligible Costs will include but are not limited to:

●	maintenance costs Production Vessel, Collection System and Additional Vessel(s);
●	personnel, logistics, and offshore operations costs; and
●	OPEX for the Production Vessel and Additional Vessel (s).
2.2.2	Non-Eligible Costs

The following are non-Eligible Costs and Allseas is not entitled to be reimbursed for any such costs unless expressly approved in the WP&B:

●	Fines, penalties or sanctions;
●	financing charges or interest;
●	corporate overheads not directly attributable to the Work;
●	costs arising from Allseas’ negligence, wilful misconduct, or breach of contract or breach of Law; and
●	costs incurred outside the Approved WP&B scope, except for Initial Costs & Lay-up Costs as described in Section 2.3.
2.2.3	Rate Escalation

Engineering and Project Management rates, as per Section 2.4.1, shall be escalated with HCIP, the Netherlands as stated by Eurostat: Harmonised index of consumer prices (HICP) (prc_hicp).

Any rates shall be escalated with [***] the Netherlands and [***] where applicable Production Vessel is residing. When operating in the Licence Area, the residency split will be allocated as follows: the country owning the [***] where the Production Vessel is [***]

“Cost +” priced elements will not be eligible for escalation.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 4 of 17

2.3	Initial Costs & Lay-up Costs
2.3.1	Initial Costs

On the Commencement Date, Allseas shall invoice TMC for [***] This invoice shall be based on the latest monthly cost reporting of the Initial Costs prior to the Effective Date, subject to subsequent quarterly true up to actual Initial Costs.

Allseas shall, no later than four (4) months after the Commencement Date, provide TMC with a statement of the actual Initial Costs, and an adjustment shall be made such that TMC has reimbursed to Allseas 50% of the actual Initial Costs.

Initial Costs shall include engineering, Project management, and technical support manhours incurred prior to the Effective Date, calculated at the pre-agreed fixed rates set out in Section 2.4.1, without escalation.

The Initial Costs shall be reimbursed by TMC to Allseas as follows:

●	50% shall be payable within seven (7) days of the Commencement Date, in TMC shares, valued at [***] with the relevant payment date for purposes of VWAP calculation being the Effective Date; and
●	The remaining 50% shall be reimbursed in cash, subject to production tonnage-based repayment in accordance with Section 2.6.
2.3.2	Lay-up Costs

Lay-Up Costs means costs incurred by Allseas in respect of the Hidden Gem, including costs associated with operating and maintaining the Hidden Gem during periods of lay-up:

●	during periods of lay-up between the completion of the pilot mining test campaign in 2022 and the Effective Date; and
●	in connection with Development Work activities where such costs are directly attributable to the lay-up, reactivation, or conversion of Hidden Gem for the purposes of the project.

TMC shall reimburse Allseas for 100% of the Lay-Up Costs, except where such costs arise during periods when Hidden Gem is preparing for or performing work for another client, adjusted Lay-Up Cost reimbursement for the period between K6 and K8 shall be addressed through the applicable WP&B approval process.

Lay-up Costs shall be reimbursed as follows:

●	[***] cost up to Effective Date shall be payable within seven (7) days from the Commencement Date, in TMC shares, valued at [***] with the relevant payment date for purposes of VWAP calculation being the Effective Date;
●	[***] that continue to incur after Effective Date, during the Development Work shall be reimbursed in cash on a monthly basis;
●	The remaining 50% of incurred costs for time incurred both prior to the Effective Date and during Development Work shall be reimbursed in cash, subject to production tonnage-based repayment in accordance with Section 2.6.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 5 of 17

2.4	Development Work Compensation

During the Development Work, Eligible Costs shall be compensated as detailed in the following sections.

2.4.1	Engineering & Management (E&M) Rates

Rates are valid for 2026 and thereafter subject to escalation in accordance with Section 2.2.3.

Table 2-2 Engineering and Project Management rates

	Activity	Euro/hour
Engineer	Development Work	[***]
Project Manager	Development Work	[***]

2.4.2	Engineering & Management (E&M) Cost

For engineering, modelling, feasibility study inputs, project management, interface management, class/regulatory engineering)

●	50% shall be payable in cash upon submission and approval of a Cost Statement until 50% of the estimated overall amount is reached
●	The remaining 50% shall be reimbursed in cash, subject to production tonnage-based repayment mechanism under Section 2.6.
2.4.3	Procurement, Fabrication, Integration & Vessel Conversion Costs
●	50% shall be payable in cash upon submission and approval of a Cost Statement until 50% of the estimated overall amount is reached.
●	The remaining 50% shall be reimbursed in cash, subject to production tonnage-based repayment mechanism under Section 2.6 below.
2.4.4	Mobilisation Costs of Hidden Gem and Transfer Vessel

Upon mobilisation completion of Hidden Gem and submission of a mobilisation cost confirmation:

●	50% shall be payable in cash upon submission and approval of a Cost Statement until 50% of the estimated overall amount is reached.
●	The remaining 50% shall be reimbursed in cash, subject to production tonnage-based repayment mechanism under Section 2.6.
2.4.5	Transfer Vessel – Acquisition and Residual Value Mechanism

The Transfer Vessel shall be realized through the acquisition of an existing vessel and its subsequent conversion for use as a Transfer Vessel as part of the Development Work. The commercial arrangements set out in this Section, including the Residual Value, are based on the acquisition and conversion of a drillship vessel. Any material deviation from such assumed vessel type shall be subject to prior written agreement of the Parties, including a review and, where appropriate, adjustment of the Residual Value and associated commercial terms.

(a) Development Costs of the Transfer Vessel

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 6 of 17

For the purposes of this Schedule, the “Development Costs of the Transfer Vessel” means the aggregate and directly attributable cost to the Transfer Vessel, including:

●	the acquisition or purchase price of the vessel; and
●	all costs incurred in connection with the engineering, conversion, modification, integration, commissioning and readiness of such vessel for the performance of the Work.

(b) Residual Value

A residual value (the “Residual Value”) shall be attributed to the Transfer Vessel, representing the agreed allocation of value of the Transfer Vessel that will be owned by Allseas as part the agreed financing structure.

The Residual Value shall be equal to [***] of the vessel.

(c) Reimbursable Portion

TMC shall reimburse Allseas an amount equal to the Development Costs of the Transfer Vessel less the Residual Value.

(d) Payment During Development Work

During the Development Work, TMC shall reimburse fifty percent (50%) of the Development Costs of the Transfer Vessel as such costs are incurred, in accordance with Section 2.4.1 till 2.4.4.

The remaining fifty percent (50%) of the Development Costs of the Transfer Vessel shall be treated as Deferred CAPEX, subject to adjustment in accordance with paragraph (e) below.

(e) Determination of Transfer Vessel Deferred CAPEX

At the commencement of Commercial Production, the Parties shall determine:

●	the final Development Costs of the Transfer Vessel; and
●	the Residual Value.

The Deferred CAPEX Amount recoverable by Allseas shall be equal to:

The Development Costs of the Transfer Vessel, less the Residual Value, less the amounts already reimbursed during the Development Work.

(f) Repayment Mechanism

The Deferred CAPEX Amount determined under paragraph (e) shall be repaid by TMC to Allseas in accordance with the production tonnage-based repayment mechanism set out in Section 2.6.

(h) Ownership

Legal and beneficial ownership of the Transfer Vessel shall remain with Allseas at all times. TMC shall have no ownership interest in the Transfer Vessel by virtue of any payments made under this Schedule.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 7 of 17

(i) End of Term

In the event that the Deferred CAPEX Amount has not been fully repaid through the production tonnage-based repayment mechanism by the end of the Initial Term (or earlier termination of the Contract), the outstanding balance shall be payable in accordance with Section 2.6.

2.4.6	Development Packages and Provisional Sums
2.4.6.1	Initial Development Baseline

As at the Effective Date:

●	the Development Packages DP1 through DP9 set out in Table 2-3 define the preliminary structure for the Development Work and the Provisional Sums, detailed description in Section 9.2, Schedule 1- Scope of Work;
●	the Provisional Sums for the Development Package are based on Allseas’ best-known cost estimates as at the Effective Date these establish the reference baseline for planning, tracking, and governance purposes; and
●	the baseline is provided for comparison and control and does not authorize execution, cost incurrence, or commitments, except as expressly provided below.
2.4.6.2	Commencement of Development Work

From the Effective Date Allseas is authorized to commence Development Package 1 (DP1) immediately and continue DP2, subject to:

●	submission of the WP&B for DP1 for approval within thirty (30) days of the Commencement Date;
●	execution in accordance with the scope, assumptions, and controls reflected in the applicable baseline; and
●	a maximum expenditure commitment for DP1 and DP2 capped at [***]

All other Development Packages shall be progressed through the WP&B process, whereby each Development Package is developed from the relevant Provisional Sum and supporting estimates into an agreed WP&B, and upon approval by TMC of the applicable WP&B execution of that Package may commence.

Table 2-3 Break down Development Packages and Provisional Sums

Package	Description	Provisional Sum (EUR)
DP1	Engineering Definition, Project Setup & Tendering	[***] -)
DP2	Hidden Gem Lay-up	[***] -)
DP3	Detailed Engineering, Project & Construction Management	[***] -)
DP4	Hidden Gem Reactivation	[***] -)
DP5	Tank Conversion, Storage & Offloading Systems	[***] -)]
DP6	Long-Lead Item Procurement	[***] -)
DP7	Transfer vessel	[***]
DP8	Installation & Commissioning	[***] - )

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 8 of 17

DP9	Mobilisation, Transit & Offshore Trials	[***] -)
	TOTAL	[***] -)

2.5	Commercial Production Compensation
2.5.1	Operating Expenses (OPEX)

During Commercial Production, Eligible Costs for OPEX, including fuel, personnel, maintenance, logistics, consumables, vessel operations, third party services shall be reimbursed monthly in cash, in accordance with Section 2.5.8.

2.5.2	Agreed Vessel Day Rate (“Hidden Gem Day Rate”)

TMC will pay Allseas a fixed Hidden Gem Vessel day rate for each day that the Hidden Gem is reserved for the purposes of conducting the Commercial Production:

Table 2-4 Categorized Hidden Gem day rates

Activity	Euro/day	Persons on board (max)	Including /excluding
OPEX – Production and Transit/Mob/Demob Full crew	[***]	[***]	As listed 2.6.2.1 / and 2.6.2.2
OPEX – Transit / Mob / Demob Delivery crew	[***]	[***]	As listed 2.6.2.1 / and 2.6.2.2
OPEX – Conversion, Repair and Maintenance	[***]	[***]	As listed 2.6.2.1 / and 2.6.2.2
OPEX – Warm Lay-up	[***]	[***]	As listed 2.6.2.1 / and 2.6.2.2
OPEX – Cold Lay-up	[***]	-	As listed 2.6.2.1 / and 2.6.2.2

It is intended that the Parties will agree day rates for any subsequent Production Vessel.

The Parties shall, on an annual basis or at such other intervals as they may agree, review the Vessel Rates to confirm their continued appropriateness and to give effect to any escalations or adjustments contemplated under this Contract. Such review shall be undertaken in a collaborative and pragmatic manner and shall not constitute a detailed audit of underlying cost assumptions. If, as a result of such review, either Party reasonably considers that the Vessel Rates materially diverge from the underlying cost basis, the Parties shall meet and, acting in good faith, agree any appropriate adjustment.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 9 of 17

2.5.2.1	Components Included in the Day Rate

The Hidden Gem day rate includes and any subsequent Production Vessel day rate will include, without limitation:

●	vessel ownership and financing cost;
●	crew wages and benefits for listed amount;
●	vessel planned maintenance;
●	insurance;
●	Port, quay or anchorage charges;
●	class and flag compliance;
●	vessel management;
●	standard stores & victualling;
●	Waste resulting from standard vessel consumables; and
●	Overhead and margin.
2.5.2.2	Components excluded in the Day Rate

The following costs are not included in the Production Vessel day rate and remain separately reimbursable OPEX:

●	Fuel;
●	Crew change offshore transport;
●	Waste disposal other than standard vessel consumables;
●	Satellite subscriptions;
●	ROV;
●	Other third party cost not included in categories under Section 2.5.2.1; and
●	Escalation as per Section 2.2.3.
2.5.3	Reimbursement of Supply Vessel Costs

Except to the extent that development of bespoke engineered equipment or modifications to supply vessels is required which shall be Development Work, TMC shall reimburse Allseas the actual and reasonable costs incurred for the Supply Vessel(s) as described in Section 3.4 of Schedule 1 – Scope of Work, in accordance with this Schedule and the approved WP&B.

Costs reimbursable may include, as applicable:

●	charter or hire costs for Supply Vessel(s);
●	vessel operating costs, including crew, fuel, consumables, insurance, maintenance, and compliance costs;
●	mobilisation, demobilisation, standby, including weather-related standby costs; and
●	costs associated with vessel modification, enhancement, or system integration required to enable offshore transfer operations.

All such costs incurred shall be treated as Operating Expenditure (OPEX) and TMC shall reimburse to Allseas the actual cost incurred in providing the Supply Vessel(s)s plus a markup as set forth in Section 2.5.6 below to cover overhead and administration costs

Where vessel modification, enhancement, or system integration is required to enable the Supply Vessel(s) to perform the offshore transfer function, such activities shall be treated as Development Work, and 50% of the associated costs shall be reimbursed as they are incurred, without markup, and paid in cash, and shall be subject to split payment and Deferred CAPEX repayment mechanisms applicable to Development Work in accordance with Section 2.6 below.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 10 of 17

2.5.4	Reimbursement of Transfer Vessel Costs

TMC shall reimburse Allseas the actual and reasonable costs incurred for the Transfer Vessel as described in Section 3.9.2 of Schedule 1 – Scope of Work, in accordance with this Schedule and the approved WP&B.

Costs reimbursable may include, as applicable:

●	charter or hire costs for Transfer Vessel;
●	vessel operating costs, including crew, fuel, consumables, insurance, maintenance, and compliance costs;
●	mobilisation, demobilisation, standby, including weather-related standby costs; and
●	costs associated with vessel modification, enhancement, or system integration required to enable offshore transfer operations.

All such costs incurred shall be treated as Operating Expenditure (OPEX) and TMC shall reimburse to Allseas the actual cost incurred in providing the Transport Vessels plus a markup as set forth in Section 2.5.6 below to cover overhead and administration costs

Where vessel modification, enhancement, or system integration is required to enable the Transfer Vessel to perform the offshore transfer function, such activities shall be treated as Commercial Production, and the associated costs shall be reimbursed one hundred percent (100%) as they are incurred, without markup, and paid in cash, and shall not be subject to any split payment or Deferred CAPEX repayment mechanisms applicable to Development Work.

Where a Transfer Vessel is acquired and/or converted for the purposes of the Work, the associated acquisition and development costs shall be treated as Development Work and compensated in accordance with Section 2.4.5.

For the avoidance of doubt, OPEX reimbursement and the applicable margin under this Section shall not include any recovery of capital expenditure associated with the Transfer Vessel.

2.5.5	Reimbursement of Transport Vessel(s)

TMC shall reimburse Allseas the actual and reasonable costs incurred in chartering and operating Transport Vessels for the marine transportation of collected Nodules from the offshore transfer location to the port of offloading, as described in Section 3.9.3 of Schedule 1 - Scope of Work,

Costs reimbursable by TMC to Allseas shall include:

●	charter or hire costs for Transport Vessels;
●	Transport Vessel operating costs, including crew, fuel, consumables, insurance, and maintenance;
●	Transport Vessel mobilisation, demobilisation, standby, demurrage, and weather-related standby costs; and
●	Transport Vessel port, canal, and voyage-related charges.

All costs incurred shall be treated as Operating Expenditure (OPEX) and TMC shall reimburse to Allseas the actual cost incurred in providing the Transport Vessels plus a markup as set forth in Section 2.5.6 below to cover overhead and administration costs.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 11 of 17

2.5.6	Vessel rates – Supply, Transfer and Transportation Vessels

TMC will reimburse Allseas for the Supply Vessels, Transfer Vessel and Transport Vessel(s) on a Cost+ basis, as defined in sections 2.5.3, 2.5.4 and 2.5.5 above.

Table 2-5 OPEX reimbursement for Supply, Transfer and Transportation Vessels

Vessel	Amount	Cost reimbursement
Supply Vessel(s)	As required, two (2) or three (3)	[***]
Transfer Vessel	One (1)	[***]
Transport Vessel(s)	As required.	[***]

2.5.7	Production Wet Tonnage for Compensation Purposes
2.5.7.1	Reference Wet Tonnes (Interim Basis)

For the purposes of interim invoicing, cost reimbursement, and any provisional production-linked remuneration, production quantities shall be expressed as Reference Wet Tonnes, calculated in accordance with Section 3.7 of Schedule 1 - Scope of Work.

Invoices issued on the basis of Reference Wet Tonnes shall be provisional and subject to reconciliation in accordance with this Schedule.

2.5.7.2	Actual Wet Tonnes Produced (Final Settlement)

Final production quantities for commercial settlement purposes shall be determined using Actual Wet Tonnes Produced, as defined in Section 3.7 of Schedule 1 – Scope of Work based on correction of measured belt weight using actual moisture content derived from sampling and laboratory analysis.

Actual Wet Tonnes Produced shall constitute the final and binding production quantity for:

●	final cost settlement;
●	performance assessment where relevant; and
●	any production-linked incentive, adjustment, or reconciliation under this Schedule.

Any adjustment arising from such reconciliation shall be applied as an adjustment in the next invoicing period.

2.5.8	OPEX Reimbursement

Allseas shall initially bear all OPEX associated with operating the Production System and Additional Vessels and shall be entitled to compensation for its services in accordance with this section 2.5.8.

2.5.8.1	Baseline OPEX Reimbursement

Subject to the adjustments set out in this Section 2.5.8, the baseline level of OPEX reimbursement shall be one hundred percent (100%) of OPEX incurred by Allseas in respect of:

●	Nodule collection, production support, Nodule transfer and shipping.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 12 of 17

OPEX shall be reimbursed irrespective of whether the Production System is producing, including periods of “working” or “waiting on weather”, subject to the production-linked reimbursement thresholds set out in Section 2.5.8.2 which shall be applied to determine the final annual percentage of OPEX that is reimbursable for the relevant Production Year.

2.5.8.2	Annual Production-Based OPEX Adjustment

Annual OPEX reimbursement shall be determined by reference to the applicable production-linked reimbursement thresholds set out in (Production Year 1) and Table 2-7 (Production Years 2–5), where Allseas does not achieve the annual production reimbursement thresholds due to factors within Allseas’ control. Where the Actual Wet Tonnes Produced is less than the stated threshold for the relevant Production Year TMC will reimburse to Allseas only the stated percentage of actual OPEX costs incurred in that Production Year.

Table 2-6 OPEX reimbursement thresholds for Production Year 1

Actual Wet Tonnes Produced[1] (Production Year 1)	OPEX Reimbursable (%)
[***]	[***]
[***]	Linear interpolation from [***] to [***]
[***]	[***]

1 P is Actual Wet Tonnes Produced in million tonnes

Table 2-7 OPEX reimbursement thresholds for Production Year 2 - 5

Actual Wet Tonnes Produced[1] (Production Year 2-5)	OPEX Reimbursable (%)
[***]	[***]
1.0 [***]	Linear interpolation from [***] to [***]
[***]	[***]

1 P = Actual Wet Tonnes Produced in million tonnes

2.5.9	Demobilisation Costs

Where Allseas demobilizes from the Licence Area or a Block with approval of TMC and ceases Commercial Production, TMC will reimburse in cash Allseas 100% of the actual and reasonable costs incurred in demobilizing the Production System and any Additional Vessels.

2.6	Production tonnage-based Repayment Mechanism

The production tonnage-based repayment mechanism applies to:

~~●~~	Initial Costs (final 50% portion~~)~~
●	Lay-up Costs (final 50% portion)
●	E&M Costs (final 50% portion)
●	Development CAPEX (final 50% portion)
●	Mobilisation Costs (final 50% portion)

(collectively “Deferred CAPEX Amounts”).

These amounts will be paid by TMC to Allseas on a monthly basis, and will be paid as an amount calculated based on actual production tonnage – calculated as follows:

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 13 of 17

[total of all Deferred CAPEX Amounts] * ([Actual Wet Tonnage produced by Allseas per month] / [the [***] million wet ton]).

The calculated repayment amount shall be invoiced by Allseas to TMC on a monthly basis.

Where the accumulative Actual Wet Tonnes Produced by Allseas during the Initial Term [***] and:

●	the Commercial Production ends without an Extension Term being agreed, all remaining Deferred CAPEX Amount shall be paid by TMC in full within (thirty) 30 days after the Initial Term; or
●	Parties agree to an Extension Term, production tonnage-based repayment mechanism continues during the Extension Term until fully settled.

The Parties agree that the Deferred CAPEX Amounts shall remain payable by TMC, even if the production tonnage-based repayment mechanism cannot be applied.

2.7	Performance Incentive

TMC will pay Allseas a Performance Incentive (PI) in respect of Actual Wet Tonnes Produced in any Production Year, in accordance with Table 2-8 .

Table 2-8 Initial Performance Incentive rates

Production Threshold (per Production Year)	Initial Performance Incentive rate (USD per wet tonne)
[***]	[***]
[***]	[***]

The Performance Incentive shall accrue on Actual Wet Tonnes Produced and shall be payable monthly in accordance with Section 2.9.

In accordance with Section 2.9.2, the Performance Incentive shall be subject to quarterly reconciliation based on Actual Wet Tonnes Produced during the applicable quarter, and any positive or negative adjustment shall be reflected in the next monthly invoice.

Monthly Performance Incentive

The monthly Performance Incentive rate (MPI) shall be the applicable Performance Incentive rate determined under Table 2-8 , adjusted by a metals price indexation factor calculated in accordance with this Section.

Base and Actual Metal Prices

For each of Nickel, Copper, Cobalt and Manganese:

●	The Base Price (“Base”), means the average price for the twenty-four (24) months period immediately preceding the commencement of Commercial Production.
●	Actual Price (“Actual”), means the average price for the relevant invoicing month.

Reference Prices

The Reference Price for each metal shall be:

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 14 of 17

●	Nickel: LME Nickel Official Cash Settlement Price (USD per tonne).
●	Copper: LME Copper Official Cash Settlement Price (USD per tonne).
●	Cobalt: LME Cobalt Official Cash Settlement Price (USD per tonne).
●	Manganese: the Shanghai Metals Market (SMM) published price assessment for “Manganese Ore Australia 42% (CIF China)” (USD per dry metric tonne), used solely as a market reference benchmark for manganese commodity value.

If any Reference Price is discontinued, materially altered, or no longer publicly available, the Parties shall agree in good faith on a comparable successor index that reflects substantially the same underlying market

Partition Weights

Each metal shall be assigned a fixed partition weight, reflecting its relative economic contribution at Base Prices.

For each metal:

Where:

The partition values shall be determined at the start of Commercial Production and shall remain fixed for the duration of the Contract unless otherwise agreed.

The metals grades for the nodules are as per Table 2-9.

Table 2-9 Nodule metal grades

Metal	Grade (%)
Nickel	1.40%
Copper	1.10%
Cobalt	0.13%
Manganese	31.00%

Monthly Performance Incentive Formula

The Monthly Performance Incentive rate (USD per wet tonne) shall be calculated as:

[***]

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 15 of 17

The MPI shall apply to Actual Wet Tonnes Produced in the relevant month and shall be payable in accordance with Section 2.9.

2.8	Cash or Share Settlement
2.8.1	General Principle

Except where expressly stated otherwise in this Schedule, all amounts payable by TMC to Allseas shall be settled in cash paid in Euros.

TMC and Allseas may mutually agree to settle in shares at [***] instead of cash.

2.8.2	Mechanics of Share Settlement

Any request by Allseas or TMC for payments in TMC shares shall:

●	be made in writing;
●	apply only to the relevant payment amount and period specified for such request; and
●	not constitute an ongoing or automatic request for future payments.
2.8.3	Securities Law Compliance

Share payments remain subject to applicable securities regulations. If shares cannot be issued at the scheduled time, TMC may temporarily pay cash until issuance becomes legally permissible.

2.8.4	Share Settlement Mechanics

Where any amount is settled in TMC shares pursuant to this Schedule:

●	the number of shares to be issued shall be calculated by dividing the applicable payable amount by the applicable share price determined in accordance with this Schedule;
●	fractional shares shall be rounded down to the nearest whole share, with any residual amount settled in cash; and
●	TMC shall provide Allseas with reasonable written confirmation of the share issuance following settlement.

Each Party shall bear its own costs, taxes, and fees associated with the issuance or receipt of such shares, unless otherwise expressly agreed.

2.9	Payment Terms
2.9.1	General

Monthly payments shall be determined using the:

●	annual production forecast; and
●	annual OPEX and cost forecast.

as approved in the WP&B for the relevant Production Year.

The annual forecast establishes:

●	a monthly production estimate;
●	monthly OPEX recovery amount;

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 16 of 17

●	initial monthly performance incentive; and
●	preliminary monthly production tonnage-based repayment amount
2.9.2	Quarterly Reconciliation and True-Up

TMC shall settle the quarterly reconciliation, (positive or negative) in the next monthly invoice.

2.9.3	Annual Reconciliation

Final settlement amounts, reflected in OP3 review of the applicable annual WP&B in accordance with Section 9.3.4 of Schedule 1 - Scope of Work, shall be reflected in the next monthly invoice following the annual reconciliation.

Contract number TMCUSAA-ALL-0200-00-CON-0001	Page 17 of 17

Schedule 3 – Schedule of Key Dates

Contents

Contents		1
3	Schedule of Key Dates	2
3.1	Purpose	2
3.2	Development Work – Key Dates	2
3.3	Notification Schedule	3

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 1 of 4

3	Schedule of Key Dates
3.1	Purpose

This schedule of Key Dates sets out the execution milestones for the Development Work and start of Commercial Production under the Contract. It provides a baseline planning framework for coordination and progress tracking and will be updated through the WP&B process as engineering definition, procurement, construction, commissioning, and operational information matures.

Allseas shall maintain a detailed Programme, including the Key Dates consistent with the approved WP&B and the Contract.

3.2	Development Work – Key Dates

The Key Dates listed in Table 3-1 set out the planned sequencing of the Development Work, including design, procurement, vessel modification, equipment installation, commissioning, and readiness for commercial operations.

Such Key Dates are indicative planning milestones and are intended to support coordination and execution planning for the Development Work.

Table 3-1 Key dates

Key Date	Title	Description	Anticipated date	Key date Owner
K1	Commencement Date	Signed contract		Allseas and TMC
K2	Early Project Deliverables	Engineering definition, project setup, vendor engagement, execution & rendering strategy plan	[***]	Allseas
K3	Early Engineering Deliverables	Submission of Baseline System Documentation package	[***]	Allseas
K4	Submit WP&B for approval LLI commitment	Submission of updated WP&B(s) including tender evaluations for approval authorising LLI commitment	[***]	Allseas
K5	Subcontract awards for the long lead items	Commitments for long-lead Collection System, including collector, launch and recovery, vertical transport, deployment and retrieval, and offloading and storage systems	[***]	Allseas
K6	End of cold Lay-up Brunei	Mobilization to start preparation for the Japan pilot and potential start of K7	To be notified	Allseas
K7	Hidden Gem decommissioning and conversion work	Removal of redundant drilling modules and execution of foundational conversion works to prepare the vessel for installation of the Collection System.	[***]	Allseas

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 2 of 4

K8	Demobilization Japan pilot complete	Hidden Gem completion of Japan pilot Demobilization and available for mobilization to execute K9	To be notified	Allseas
K9	Dry docking and vessel conversion	Start dry-docking and vessel modification in preparation of Collection System installation activities.	[***]	Allseas
K10	Installation and Commissioning	Start installation, integration, and commissioning of Collection System; a.i. collector vehicle, launch and recovery, vertical transport system, and offloading and storage systems.	[***]	Allseas
K11	Commercial Recovery Permit issued	Issue of the Commercial Recovery Permit by NOAA in accordance with DSHMRA requirements.	Prior to K13	TMC
K12	HAT and Sea Trials	Commencement of harbour and sea trials, including functional and integrated testing of the Production System	[***]	Allseas
K13	Mobilization, Sail to field, SAT	Commencement of mobilisation of the Production Vessel, sailing from Asia via Long Beach (US) to field, deployment of the Collection System and performance of System Acceptance Testing (SAT)	[***] (Note: Conditional to K11 completion)	Allseas
K14	Start Commercial Production	MC acceptance of SAT, Completion of Development Work, transition to Commercial Production	As per notification schedule in Section 3.3	Allseas

3.3	Notification Schedule

Allseas shall notify TMC of the anticipated readiness for start of Commercial Production - Key Date K14 using a collapsing notification window mechanism.

Notification shall be provided in three stages, aligned with the mobilization sequence, to support:

●	regulatory notifications and permit compliance;
●	mobilisation of Bulk Carrier vessels; and
●	coordination of onshore processing and logistics readiness.

The notification mechanism and applicable windows are set out in Table 3-2 below.

Table 3-2 Notification Schedule

Notification	Window Definition	Notification Milestone
N0	[***] for anticipated Completion of Development Work and mobilization readiness. Window: [***] / [***]	K14 - at K5

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 3 of 4

N1	[***] for anticipated Completion of Development Work and mobilization readiness. Window: [***] / +2 months]	K14 – six (6) months prior to the forecast Completion of Development Work
N2	[***] for Completion of Development Work. Window: [***] / [***]	K14 – three (3) months prior to the forecast Completion of Development Work / at commencement of final mobilization

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 4 of 4

Schedule 4 – Administrative requirements

Contents

Contents		1
4	Administrative requirements	2
4.1	Purpose and Scope	2
4.2	Project Initiation	2
4.3	Communication & Coordination	2
4.4	Reporting Requirements	3
4.5	Document Control	3
4.6	Interface Management	4
4.7	Document Deliverables Register	5
4.8	Recordkeeping & Audit	5
4.9	Data Management & Cybersecurity	6
4.10	Invoicing Administration	6

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 1 of 6

4	Administrative requirements
4.1	Purpose and Scope

This Schedule defines the administrative, communication, document-control, reporting, and interface-management requirements applicable to the Work.

Its purpose is to ensure:

●	clarity of communication;
●	orderly documentation control;
●	transparent reporting;
●	proper management of interfaces; and
●	efficient coordination between the Parties.

This Schedule does not modify the Scope of Work or impose additional technical requirements.

4.2	Project Initiation
4.2.1	Kick-Off Meeting

Within thirty (30) days of the Effective Date, the Parties shall hold a formal kick-off meeting to confirm:

●	communication lines and points of contact;
●	document control arrangements;
●	the Deliverables Register (initial issue);
●	reporting cadence and format;
●	status of Early Deliverables; and
●	data and interface exchange protocols.

Minutes shall be recorded and agreed between the Parties.

4.3	Communication & Coordination
4.3.1	Communication Framework

The Parties shall maintain regular communication through:

●	weekly coordination meetings;
●	monthly reporting meetings;
●	technical interface workshops as required; and
●	additional ad-hoc meetings when mutually agreed.

Meetings may be held in person or remotely.

4.3.2	Points of Contact

Each Party shall maintain a Project Directory with designated:

●	Project Director;
●	Project Manager;
●	discipline leads; and
●	document-control focal point.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 2 of 6

4.4	Reporting Requirements
4.4.1	Monthly Reporting

Allseas shall submit a consolidated Monthly Report, covering as applicable:

●	engineering and system-development progress;
●	vessel modification progress;
●	procurement and long-lead status;
●	schedule performance and critical paths;
●	cost performance against the approved WP&B;
●	risk and opportunity updates;
●	HSEQ highlights;
●	operational readiness status; and
●	once operations begin: production, uptime, maintenance, and environmental-monitoring summaries.
4.4.2	Exceptional Event Reporting

Allseas shall promptly notify TMC of:

●	any safety-related event,
●	any environmental incident or exceedance,
●	any event materially impacting schedule, cost, or system availability,
●	any event with potential regulatory or stakeholder implications.

A written factual report shall be provided within forty-eight (48) hours or as otherwise required by applicable law or permit conditions.

4.5	Document Control
4.5.1	Document Control System (Aconex)

TMC shall make its Aconex Document Control System available for use by both Parties. Allseas shall utilise Aconex as the primary platform for:

●	document transmittals and submissions,
●	revision control and version tracking,
●	review and comment workflows,
●	maintaining the Deliverables Register (DDR),
●	storing redline mark-ups and as-built documentation,
●	distribution of approved documents.

Allseas may maintain its own internal document-management system; however, Aconex shall serve as the Contract record for all documents exchanged or approved under this Schedule.

Where Aconex workflows conflict with Allseas internal systems, the Parties shall align procedures at the kick-off meeting.

4.5.2	General Requirements

Allseas shall maintain a controlled document-management system for:

●	design and engineering documents;
●	interface control documents;
●	AMS/DT documentation;
●	HSEQ documentation;

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 3 of 6

●	commissioning and verification documents;
●	operational procedures and sampling protocols; and
●	as-built documentation.

TMC shall have appropriate access for viewing, downloading, and commenting.

4.5.3	Document Types

Documents shall be classified as:

●	Design documents;
●	Management & planning documents;
●	HSEQ Documents;
●	Commissioning documents;
●	Operational document; and
●	As-Built documentation
4.5.4	Submittal Categories

Submittals shall be issued with one of the following review categories:

●	A — Accepted
●	C — Accepted with Comments
●	R — Revise and Resubmit
●	N — No Review Required

TMC shall provide review comments within ten (10) working days unless otherwise agreed.

4.5.5	Transmittals

Each submission shall include:

●	transmittal number;
●	document ID and revision;
●	submittal category requested;
●	description of changes; and
●	reason for revision.
4.5.6	As-Built Documentation

Allseas shall maintain redline mark-ups during fabrication, installation, integration, and commissioning.
As-built documents (Rev A or later) shall include:

●	updated drawings;
●	architecture diagrams;
●	sensor lists and calibration sheets;
●	final ICDs;
●	commissioning test results; and
●	FMECA/RAM updates.

As-built documentation shall be submitted within ninety (90) days of Development Completion.

4.6	Interface Management
4.6.1	Interface Control Document (ICD)

Allseas shall maintain an ICD covering:

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 4 of 6

●	mechanical and electrical interfaces;
●	AMS/DT data interfaces;
●	Mine Plan execution interfaces;
●	environmental-sensor data interfaces;
●	logistics and transport-vessel interfaces.

A baseline ICD shall be developed and issued during the Early Development phase in accordance with the approved DDR.

4.6.2	Interface Resolution Process

Interface issues shall be resolved:

●	at working-team level,
●	escalated to Project Managers if unresolved,
●	escalated to the Steering Committee for coordination issues.

This process does not modify contractual rights.

4.7	Document Deliverables Register

Allseas shall maintain and regularly update a Document Deliverables Register (DDR) identifying:

●	all defined deliverables in Schedule 1;
●	Early Deliverables;
●	documents required under this Schedule; and
●	WP&B and commissioning deliverables.

The DDR shall include for each item:

●	Title;
●	unique ID;
●	responsible party;
●	required revision level;
●	due date;
●	review category (A/C/R/N); and
●	approval status.

An updated DDR shall be issued within thirty (30) days of the Effective Date.

4.8	Recordkeeping & Audit

Allseas shall maintain records consistent with:

●	ABS and USCG requirements;
●	DSHMRA/NOAA licensing obligations; and
●	contractual obligations.

Records include:

●	engineering revisions;
●	inspection and test records;
●	operational logs;
●	environmental-monitoring data; and
●	reports and deliverables.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 5 of 6

4.9	Data Management & Cybersecurity

Allseas shall implement data-management practices that ensure:

●	secure transfer of operational and environmental data;
●	data availability for AMS and Digital Twin;
●	timestamp integrity and traceability; and
●	cybersecurity measures consistent with Good Industry Practice.
4.10	Invoicing Administration

Invoices shall be submitted by Allseas in accordance with Schedule 2 – Terms of Compensation and the approved WP&B and shall be administered in accordance with the procedures set out in this Schedule.

Invoices shall be submitted through the agreed document management system Aconex and shall include the supporting information required under Schedule 2.

TMC shall review submitted invoices for administrative completeness and consistency with the approved WP&B and applicable Variations Orders.

Any queries or discrepancies relating to an invoice shall be notified promptly and addressed through the contract administration process.

This Section sets out administrative procedures only and does not modify the payment terms, entitlement, or dispute resolution provisions of the Contract.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 6 of 6

Schedule 5 – Quality Assurance, Quality Control, Health, Safety, Environmental and Security Requirements

Contents

Contents		1
5	General	2
5.1	Purpose, Scope, and Applicable Standards	2
5.2	HSE Management System Requirements	2
5.3	HSE Planning and Responsibilities	3
5.4	Training, Competency and Certification	3
5.5	Environmental Management Requirements	4
5.6	Security Requirements	4
5.7	Quality Assurance and Quality Control	5
5.8	Incident Management and Reporting	5
5.9	Emergency Response and Contingency Planning	6
5.10	Audit and Verification	6
5.11	Continuous Improvement	7
5.12	Applicable IMCA Guidance and Reference Documents	7

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 1 of 8

5	General
5.1	Purpose, Scope, and Applicable Standards

This Schedule defines the Quality Assurance (QA), Quality Control (QC), Health, Safety and Environmental (HSE), and Security requirements applicable to Allseas for the performance of the Work under this Contract.

The Project shall be executed in accordance with Good Industry Practice for offshore construction and marine operations. For the avoidance of doubt, this includes guidance published by the International Marine Contractors Association (IMCA), which—while not legally binding unless explicitly incorporated—is recognized globally as the industry’s primary benchmark for safe and efficient offshore marine construction.

Allseas shall perform the Work in compliance with:

●	IMCA safety, environmental, quality, competence, marine operations and cyber guidance;
●	ISO 9001, ISO 14001, ISO 45001;
●	ABS class requirements;
●	ISM Code;
●	MARPOL;
●	U.S. Coast Guard and U.S. regulatory requirements;
●	Project-specific environmental and permitting requirements;
●	Allseas’ own certified HSEQ management system; and
●	The Scope of Work (Schedule 1) and the relevant Work Plan & Budget (WP&B).

Where conflicts arise, the Contract, regulatory obligations, and class requirements shall take precedence over IMCA guidance.

The requirements of this Schedule shall be implemented progressively and commensurate with the phase of the Work, taking into account whether activities relate to Development Work or Commercial Production.

5.2	HSE Management System Requirements
5.2.1	HSE Management System

Allseas shall maintain an HSE Management System aligned with:

●	IMCA HSSE Framework;
●	ISO 45001 (Safety);
●	ISO 14001 (Environmental);
●	IMO/ISM Code; and
●	Allseas’ internal HSEQ procedures.

TMC may review and verify compliance at any time.

5.2.2	HSE Policy

Allseas shall maintain an HSE Policy demonstrating commitment to:

●	zero harm;
●	proactive hazard identification;
●	environmental protection;
●	safe operations and prevention of pollution; and

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 2 of 8

●	continuous improvement.
5.2.3	Risk Assessment and Hazard Controls

Allseas shall implement:

●	Job Safety Analyses (JSA);
●	Task Risk Assessments (TRA);
●	SIMOPS assessments;
●	HAZID and HAZOP studies (as applicable); and
●	Permit-to-Work (PTW) and LOTO procedures.

These shall be carried out, having regard to applicable IMCA guidance, including IMCA M 103 and IMCA M 149, where relevant.

5.3	HSE Planning and Responsibilities
5.3.1	Roles and Responsibilities

Allseas shall appoint qualified personnel, including:

●	Offshore Construction Manager (OCM);
●	Vessel Master;
●	HSE Manager;
●	Safety Officers;
●	Medical Officer; and
●	Designated AMS/DT data and monitoring focal points.
5.3.2	HSE Plan

Allseas shall prepare a Project-Specific HSE Plan, including:

●	HSE objectives and KPIs;
●	key hazards and mitigations;
●	marine operations and lifting controls;
●	emergency response procedures;
●	environmental obligations and monitoring interfaces; and
●	required certifications and training.
5.3.3	Toolbox Talks and PTW

Allseas shall conduct:

●	pre-task briefings;
●	toolbox talks,
●	PTW reviews, having regard to applicable IMCA guidance and recognized industry best practice, where appropriate.
5.4	Training, Competency and Certification
5.4.1	Competence Framework

Allseas shall maintain a competency system in accordance with Good Industry Practice and Allseas’ certified management systems, having regard to applicable IMCA competence guidance, including IMCA C 007 and IMCA C 014, where relevant.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 3 of 8

Personnel shall hold valid:

●	STCW certificates (as applicable);
●	Offshore survival and HUET;
●	DP certification (for DP operations); and
●	Specialist certificates for ROV, lifting, or crane operations (where relevant).
5.4.2	Project Induction

All personnel shall undergo:

●	Project-specific HSE induction;
●	vessel induction;
●	environmental briefings;
●	AMS/DT awareness training (where applicable); and
●	sampling system and chain-of-custody training (as applicable).
5.5	Environmental Management Requirements
5.5.1	Environmental Management System

Allseas shall maintain an Environmental Management System aligned with:

●	IMCA Environmental Code;
●	ISO 14001;
●	MARPOL requirements; and
●	environmental obligations under the Mine Plan and regulatory permits.
5.5.2	Environmental Monitoring Interfaces

Allseas shall support environmental monitoring activities, including:

●	deployment and recovery of monitoring sensors;
●	coordination with scientific personnel;
●	calibration support; and
●	integration of environmental data into AMS/DT.
5.5.3	Hazardous Materials & Waste

Allseas shall:

●	maintain a hazardous materials register;
●	manage storage, use, and disposal per IMCA and MARPOL;
●	provide SDS documentation; and
●	maintain spill response equipment onboard.
5.5.4	Spill Response

Allseas shall maintain spill response plans meeting:

●	IMCA environmental guidance; and
●	IMO/USCG requirements.
5.6	Security Requirements
5.6.1	Vessel and Offshore Security

All vessels shall comply with:

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 4 of 8

●	ISPS Code;
●	USCG access control requirements;
●	visitor management and identification logs; and
●	secure data and communication systems.
5.6.2	Cybersecurity

Allseas shall implement cybersecurity measures in accordance with Good Industry Practice and applicable regulatory requirements, having regard to relevant industry guidance, including IMCA M 249, where appropriate, covering:

●	AMS/DT data interfaces;
●	vessel control systems;
●	network segregation; and
●	access management and logging.
5.7	Quality Assurance and Quality Control
5.7.1	Quality Management System

Allseas shall maintain a QMS certified to ISO 9001 and consistent with Good Industry Practice, having regard to applicable IMCA quality guidance, where relevant.

5.7.2	Inspection and Test Plan (ITP)

Allseas shall develop ITPs covering:

●	FAT, HAT, SAT;
●	fabrication and NDT;
●	UWILD and class inspection activities; and
●	acceptance criteria for systems and subsystems.
5.7.3	Non-Conformance Management

Procedures shall cover:

●	NCR issuance;
●	root-cause analysis;
●	corrective actions; and
●	close-out verification.
5.8	Incident Management and Reporting
5.8.1	Incident Reporting

Allseas shall report:

●	Incidents;
●	near misses;
●	environmental deviations;
●	AMS alarms (if safety-related); and
●	using IMCA incident reporting structure.
5.8.2	Lessons Learned

A Lessons Learned register shall be maintained and shared quarterly.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 5 of 8

5.9	Emergency Response and Contingency Planning
5.9.1	Emergency Response Plan (ERP)

Allseas shall maintain a comprehensive ERP aligned with:

●	IMCA M 103,
●	IMCA guidelines for marine emergencies, and covering:
o	medical emergencies,
o	fire & explosion,
o	spill events,
o	DP failures,
o	loss of power,
o	evacuation procedures.
5.9.2	Drills

Drills shall include:

●	muster and evacuation;
●	fire response;
●	medical drills;
●	DP incident drills; and
●	spill response.
5.10	Audit and Verification
5.10.1	TMC Audits

TMC may audit:

●	HSEQ systems;
●	vessel operations;
●	class and UWILD compliance;
●	environmental monitoring records; and
●	cybersecurity measures.

Audits and inspections by TMC shall be conducted on reasonable prior notice and subject to operational, safety, and security constraints, and in a manner that does not unreasonably interfere with the performance of the Work.

Audits and verifications shall be conducted against the requirements of this Contract, applicable law, and Allseas’ certified management systems. IMCA guidance may be referenced as informative guidance for Good Industry Practice but shall not constitute independent audit criteria unless expressly agreed.

5.10.2	Regulatory & Class Inspections

Allseas shall support inspections by:

●	NOAA observers;
●	USCG;
●	ABS; and
●	port state controls.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 6 of 8

5.11	Continuous Improvement

Allseas shall:

●	review HSEQ and QA/QC systems;
●	incorporate lessons learned;
●	update plans and procedures;
●	integrate AMS/DT data into improvement cycles; and
●	track and close HSEQ actions from audits or reviews.
5.12	Applicable IMCA Guidance and Reference Documents

Without limiting the generality of the foregoing, the following IMCA guidance documents may be relevant to the Work, depending on the nature of the activities performed, and may be used as reference material in support of Good Industry Practice:

5.12.1	HSE and Risk Management
●	IMCA HSSE Core Safety Principles
●	IMCA M 103 – Guidelines for the Management of Marine Operations
●	IMCA M 149 – Guidance on Risk Assessment
●	IMCA HSSE 041 – HSE Management System Guidance
5.12.2	Competence & Training
●	IMCA C 007 – Competence Framework for Marine Personnel
●	IMCA C 014 – Competence Assurance & Assessment Framework
●	IMCA C 005 – Safety Training Guidance
5.12.3	Marine Operations, DP & Construction
●	IMCA M 117 – Guidance on the Use of DP Systems
●	IMCA M 220 – DP Incident Reporting
●	IMCA M 202 – Vessel Assurance & Audit Guidance
●	IMCA M 190 – Worksite Interface Management
5.12.4	Lifting & Rigging
●	IMCA L 004 – Guidance on Lifting Operations
●	IMCA SEL 019 / LEEA guidance for Lifting Equipment
5.12.5	Diving / ROV / Underwater Inspection (applicable to UWILD support)
●	IMCA D 010 – ROV Guidance
●	IMCA D 020 – Underwater Inspection Guidelines
●	IMCA D 023 – Worksite Supervisor Competence
5.12.6	Environmental & Emissions
●	IMCA Environmental Code of Practice
●	IMCA SEL 042 – Environmental Management Guidance
5.12.7	Cybersecurity
●	IMCA M 249 – Cyber Security Guidance for Marine and Offshore Operations
5.12.8	Precedence

Where IMCA guidance conflicts with:

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 7 of 8

●	Contract requirements,
●	Applicable laws or regulatory permits,
●	ABS/flag/class rules,

the Contract and regulatory requirements take precedence.

Contract number TMCUSAA-ALL-0200-00-CON-0001 / 770002-ADSMC-TMC-001	Page 8 of 8

Schedule 6 – Reference Documents and Standards

Contents

Contents			1
6	Reference Documents and Standards		2
	6.1	Reference Technical Documents	2
	6.2	Contractual Templates and Forms	2
	6.3	Applicable Design and Engineering Standards	3
	6.4	Applicable Regulatory Instruments and Permits	4
	6.5	TMC Corporate Policies	4
	6.6	Attachments Index	4
Appendix A – Attachment List			5

Contract number TMCUSAA-ALL-0200-00-CON-0001/ 770002-ADSMC-TMC-001	Page 1 of 6

6	Reference Documents and Standards

Schedule 6 contains reference materials, baseline data, and template documents that exist at the time of Contract signing. These attachments provide supporting detail to the Scope of Work and clarify technical, regulatory, and administrative inputs used during the Development Work and Commercial Production.

Documents that will be prepared after Contract signing (e.g., design packages, PDR/FDR outputs, AMS/DT specifications, commissioning records, WP&B deliverables) are not included in this Schedule, as they are governed by Schedule 1 (Scope of Work) and the WP&B process.

6.1	Reference Technical Documents

These documents are provided for information only and do not impose additional design or performance obligations beyond those set out in Schedule 1

1.	Rely-Upon Information Package for line 19 & 20, consisting of:
●	Bathymetry data;
●	Soil and geotechnical surveys;
●	Obstacle and seabed hazard mapping;
●	Exclusion zones and standoff areas; and
●	Geological and resource datasets.
2.	Offshore Production Sampling System report:
●	Describes the preliminary configuration, functional concept, and performance assumptions of the offshore production sampling system. The report does not impose design, performance, or execution obligations beyond those set out in Schedule 1 and the approved WP&B.

3.	Preliminary Document Deliverable Register:
●	Is provided for planning and alignment purposes only and does not constitute a definitive or exhaustive list of deliverables. Final deliverables shall be determined through the Scope of Work and the approved WP&B.
6.2	Contractual Templates and Forms

The contractual templates and forms listed below are intended to support the administration, reporting, and governance of the Work.

These templates shall be developed, proposed, and refined during the early Development Work as part of the ongoing alignment process. Unless otherwise agreed, Allseas shall propose suitable draft formats for review and alignment with TMC, having regard to Good Industry Practice and the requirements of this Contract.

Once aligned, the agreed templates shall be issued as controlled documents and made available in Aconex.

The anticipated templates include:

●	Change Order Request Form
●	WP&B Submission Template
●	Monthly Development Progress Report Template
●	Monthly Commercial Production Report Template
●	Risk Register Template
●	Minutes of Meeting Template (Steering Committee / Working Teams)
●	Action Log Template

Contract number TMCUSAA-ALL-0200-00-CON-0001/ 770002-ADSMC-TMC-001	Page 2 of 6

Additional templates may be developed by agreement, where required to support effective project administration.

6.3	Applicable Design and Engineering Standards
6.3.1	Purpose and Intent

This Section defines the design and engineering standards framework applicable to the Offshore System. It establishes the baseline principles and hierarchy governing design and execution, without prescribing detailed engineering codes or limiting Allseas’ technical discretion in delivering the Work.

Design and engineering activities shall be developed in a manner consistent with offshore marine construction and operational practices and aligned with the safety, quality, and execution requirements set out in Schedule 5.

Nothing in this Section reduces Allseas’ obligation to deliver an Offshore System that meets the performance requirements of the Contract.

6.3.2	Good Industry Practice

All design and engineering activities shall be performed in accordance with Good Industry Practice applicable to offshore marine construction, subsea operations, vessel modification, and offshore logistics.

For clarity, Good Industry Practice includes engineering and execution approaches consistent with internationally recognised offshore marine guidance, including IMCA guidance, as referenced in Schedule 5.

6.3.3	Allseas’ Internal Engineering Standards

Allseas shall apply its internal engineering, design, quality, and marine-operational standards in the performance of the Work, provided such standards:

●	comply with applicable laws, regulations, flag state, and classification requirements; and
●	are sufficient to meet the performance and safety requirements of the Contract.

Allseas’ internal standards shall be the primary reference for detailed engineering unless superseded by mandatory regulatory or class requirements.

6.3.4	IMCA Guidance and Other Industry Standards

IMCA guidance represents recognised good practice for offshore marine construction and operations and shall be used as an execution and assurance benchmark.

Other recognised industry standards (including ISO, API, DNV, IEC, and IEEE) may be applied by Allseas where appropriate. Such standards shall not be contractually mandatory unless required by applicable law, classification, regulatory authorities, or expressly agreed by the Parties through an approved WP&B or Change Order.

6.3.5	Engineering Discretion and Responsibility

Allseas retains full responsibility for selecting and applying the detailed engineering methodologies, specifications, and standards necessary to deliver the Offshore System in a manner that:

●	meets all performance obligations under the Contract;
●	complies with applicable regulatory and class requirements;
●	is consistent with Good Industry Practice and IMCA-aligned execution principles; and
●	ensures safe, reliable, and efficient operation during Development Work and Commercial Production.

Contract number TMCUSAA-ALL-0200-00-CON-0001/ 770002-ADSMC-TMC-001	Page 3 of 6

Nothing in this Schedule limits or transfers Allseas’ responsibility for the adequacy of the design.

6.4	Applicable Regulatory Instruments and Permits

The regulatory instruments, permits, and approval regimes relevant to the Project include, as applicable:

●	U.S. Deep Seabed Hard Mineral Resources Act (DSHMRA) and its implementing regulations under Title 15, Subtitle B, Chapter IX, Parts 970 and 971 of the U.S. Code of Federal Regulations (CFR);
●	Exploration License application(s) under DSHMRA by TMC USA;
●	Commercial Recovery Permit application(s) submitted by TMC USA under DSHMRA;
●	any conditions attached to the licenses, permits, or applications;
●	environmental, safety, and operational approvals, permits, and regulatory requirements applicable to deep seabed mineral activities, offshore marine construction, subsea operations, vessel modification, and related marine activities;
●	flag state, classification society, and maritime regulatory requirements applicable to vessels and offshore systems used in connection with the Work, including U.S. Coast Guard vessel documentation, inspection, and certification requirements under Title 46 CFR, and any related determinations, approvals, or waivers administered by the U.S. Maritime Administration (MARAD); and
●	Identification, confirmation, and ongoing alignment of applicable regulatory instruments and permitting requirements shall be undertaken collaboratively, with TMC leading engagement in respect of permits, licenses, and approvals issued or applied for under DSHMRA, and Allseas providing technical input and support as reasonably required.
6.5	TMC Corporate Policies

The following TMC corporate policies apply to the Work:

●	Supplier Code of Conduct
●	Insider Trading Policy
●	Environmental Policy
●	Health and Safety Policy
●	Human Rights Policy
●	Code of Business Conduct and Ethics
●	Anti-Corruption and Anti-Bribery Compliance Policy

Allseas shall implement and adhere to principles equivalent to those set out in the above policies in the performance of the Work, including by establishing and maintaining appropriate management systems, procedures, and controls consistent with Good Industry Practice.

Such implementation shall include reasonable due diligence and oversight of subcontractors and suppliers engaged in connection with the Work, proportionate to their scope of activities and risk profile.

6.6	Attachments Index
●	A consolidated Attachment Index is appended to this Schedule, listing:
●	all documents included at Contract signing;
●	document titles;
●	issuing Party (TMC or Allseas); and
●	revision number and date.

The Attachment Index shall be stored and maintained in Aconex.

Contract number TMCUSAA-ALL-0200-00-CON-0001/ 770002-ADSMC-TMC-001	Page 4 of 6

Appendix A – Attachment List

Table A-1 Attachment list

Attachment Ref.	Document Title/Description	Date	Originator	Rev
6.1-01	Rely-Upon Information Package – Line 19 & 20 (Bathymetry, Geotechnical, Obstacle & Resource Data)	Sep 2023 / Jun & Oct 2024	TMC	-
6.1-02	Offshore Production Sampling System report – NORI-AMC-0610-MUL-RPT-00001	March 2025	Australian Mining Consultants (AMC)	1
6.4-01	U.S. Deep Seabed Hard Mineral Resources Act (DSHMRA) and implementing regulations under Title 15, Subtitle B, Chapter IX, Parts 970 and 971 CFR	Effective Date	US Government	-
6.4-02	TMC USA Consolidated Application for an Exploration License for TMC USA-A and Commercial Recovery Permit for TMC USA A-A	January 2026	TMC	1
6.4-03	U.S. Coast Guard (USCG) vessel documentation, flag state, inspection, and certification requirements under Title 46 CFR	Effective Date	US Government	-
6.5-01	Supplier Code of Conduct	June 2024	TMC	-
6.5-02	Insider Trading Policy	July 2025	TMC	-
6.5-03	Environmental Policy	June 2024	TMC	-

Contract number TMCUSAA-ALL-0200-00-CON-0001/ 770002-ADSMC-TMC-001	Page 5 of 6

6.5-04	Health and Safety Policy	June 2024	TMC	-
6.5-05	Human Rights Policy	June 2024	TMC	-
6.5-06	Code of Business Conduct and Ethics	December 2024	TMC	-
6.5-07	Anti-Corruption and Anti Bribery Compliance Policy	December 2024	TMC	-

Contract number TMCUSAA-ALL-0200-00-CON-0001/ 770002-ADSMC-TMC-001	Page 6 of 6